                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                           GREAT LAKES HOLDINGS, LLC,

                      BENDERSON DEVELOPMENT COMPANY, INC.,

                              THE BENDERSON TRUSTS

                      THE ASSIGNING AFFILIATES NAMED HEREIN

                                       AND

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                              Dated March 31, 2004

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                           I.
                                              PURCHASE OF ACQUIRED ASSETS

1.1.     Sale and Transfer of Acquired Assets..............................................................           1
1.2.     Excluded Assets...................................................................................           4
1.3.     No Assumption of Certain Liabilities..............................................................           4
1.4.     No Representations................................................................................           7
1.5.     Indivisible Economic Package......................................................................           7
1.6.     Nonassignable Contracts and Permits...............................................................           7

                                                           II.
                                                     CONSIDERATION

2.1.     Purchase Price....................................................................................           8
2.2.     Assumption of Liabilities.........................................................................           8
2.3.     Earnest Money.....................................................................................           9
2.4.     Prorations........................................................................................          10
2.5.     Preparation of Final Statement and Post Closing Access............................................          16
2.6.     Audit.............................................................................................          16
2.7.     Tenant Security Deposits..........................................................................          17
2.8.     Real Estate Tax Complaints........................................................................          17
2.9.     Assumed Indebtedness Credit.......................................................................          18
2.10.    Forced Prepayment Loan Credit.....................................................................          18
2.11.    Horizon Park Loan Credit..........................................................................          18
2.12.    Effect of Closing.................................................................................          18
2.13.    Survival of Obligations...........................................................................          18

                                                          III.
                                        TITLE AND OTHER PROPERTY-RELATED MATTERS

3.1.     Purchaser's Inspections and Due Diligence.........................................................          18
3.2.     Site Visits.......................................................................................          19
3.3.     Title.............................................................................................          20

                                                           IV.
                                        REPRESENTATIONS AND WARRANTIES OF SELLER

4.1.     Organization and Power of Seller..................................................................          21
4.2.     Authority; Noncontravention; Consents.............................................................          21

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
4.3.     Litigation........................................................................................          23
4.4.     Properties........................................................................................          23
4.5.     Environmental Matters.............................................................................          26
4.6.     Taxes.............................................................................................          26
4.7.     Compliance with Laws..............................................................................          27
4.8.     Brokers...........................................................................................          27
4.9.     The Benderson Loan Documents......................................................................          27
4.10.    Assumed Liabilities...............................................................................          28
4.11.    Contracts.........................................................................................          28
4.12.    Master LLC, Master LLC Subsidiaries and Other Entities............................................          29
4.13.    REAs..............................................................................................          31
4.14.    Insolvency........................................................................................          31
4.15.    United States Person..............................................................................          31
4.16.    ERISA.............................................................................................          31
4.17.    Definition of Knowledge of Seller.................................................................          32
4.18.    Schedule References...............................................................................          32
4.19.    Right to Amend Representations....................................................................          32
4.20.    Seller's Representations Deemed Modified..........................................................          32
4.21.    Investment Representations........................................................................          32

                                                           V.
                                      REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1.     Organization, Standing and Power of Purchaser.....................................................          33
5.2.     Authority; Noncontravention; Consents.............................................................          33
5.3.     Brokers...........................................................................................          34
5.4.     Funding...........................................................................................          34
5.5.     Right to Amend Representations....................................................................          34

                                                           VI.
                                                       COVENANTS

6.1.     Conduct of Seller's Business Pending Transfer.....................................................          35
6.2.     Leasing...........................................................................................          37
6.3.     Tenant and Other Estoppels........................................................................          38
6.4.     Assumption of Obligations.........................................................................          39

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
6.5.     Other Actions.....................................................................................          40
6.6.     No Solicitation...................................................................................          41
6.7.     Discharge of Indebtedness.........................................................................          41
6.8.     Tenant Litigation.................................................................................          41
6.9.     Minimum Net Worth.................................................................................          41
6.10.    Employees.........................................................................................          41
6.11.    No Application to Excluded Assets.................................................................          41
6.12.    Survival of Covenants.............................................................................          41

                                                          VII.
                                                 ADDITIONAL AGREEMENTS

7.1.     Access to Information; Confidentiality............................................................          42
7.2.     Reasonable Efforts................................................................................          42
7.3.     Public Announcements..............................................................................          43
7.4.     Conveyance Taxes..................................................................................          43
7.5.     Master Lease and Post-Closing Construction Obligations............................................          43
7.6.     Allocation of Purchase Price......................................................................          46
7.7.     Employee Matters..................................................................................          47
7.8.     Litigation Support................................................................................          47
7.9.     Cooperation with Tax Matters......................................................................          47
7.10.    Access to Information.............................................................................          47
7.11.    Violations........................................................................................          48
7.12.    Dropped Properties................................................................................          48
7.13.    Delivery of Financial Statements..................................................................          50
7.14.    Subdivision of Certain Property...................................................................          50
7.15.    Tax Matters.......................................................................................          51
7.16.    Approval of Master LLC Transfers and Organizational Documents.....................................          52
7.17.    Gas Station Non-Compete Restriction...............................................................          52
7.18.    Master LLC Agreement; Registration of Shares Issued Upon Conversion of Seller
         Units; Lock-Up Agreement..........................................................................          53
7.19.    Easements.........................................................................................          54
7.20.    Rights of First Refusals..........................................................................          54
7.21.    Loans With Collateral Being Retained By Seller....................................................          55

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
7.22.    Use Restrictions..................................................................................          56
7.23.    Joint Venture Properties.........................................................................           56
7.24.    Drainage Easement.................................................................................          56
7.25.    Master LLC Transfers..............................................................................          56
7.26.    Obletz Loan.......................................................................................          56
7.27.    Survival of Agreements............................................................................          57

                                                          VIII.
                                               CASUALTY AND CONDEMNATION

8.1.     In General........................................................................................          57
8.2.     Damage or Destruction to a Property...............................................................          57
8.3.     Condemnation of a Property........................................................................          58
8.4.     Additional Matters................................................................................          59

                                                           IX.
                                                        CLOSING

9.1.     Closing...........................................................................................          59
9.2.     Closing Costs and Expenses........................................................................          60
9.3.     Possession........................................................................................          62
9.4.     Conditions To Each Party's Obligation To Effect the Transfer......................................          62
9.5.     Conditions To Obligations of Seller...............................................................          62
9.6.     Conditions To Obligations of Purchaser............................................................          64
9.7.     Release of Master LLC and Master LLC Subsidiaries.................................................          66

                                                           X.
                                       TERMINATION, DEFAULT, AMENDMENT AND WAIVER

10.1.    Termination.......................................................................................          67
10.2.    Seller Defaults...................................................................................          67
10.3.    Purchaser Defaults................................................................................          68
10.4.    Effect of Termination.............................................................................          68
10.5.    Amendment.........................................................................................          68
10.6.    Extension; Waiver.................................................................................          69
10.7.    Excuses for Non-Performance.......................................................................          69

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
                                                           XI.
                                               SURVIVAL; INDEMNIFICATION

11.1.    Survival of Representations and Warranties........................................................          69
11.2.    Indemnification by Seller.........................................................................          69
11.3.    Indemnification by Purchaser......................................................................          71
11.4.    Notice and Resolution of Claims...................................................................          72
11.5.    Exclusive Remedy..................................................................................          72

                                                          XII.
                                                   GENERAL PROVISIONS

12.1.    Notices...........................................................................................          73
12.2.    Interpretation....................................................................................          74
12.3.    Counterparts......................................................................................          74
12.4.    Entire Agreement; No Third-Party Beneficiaries....................................................          74
12.5.    Governing Law.....................................................................................          74
12.6.    Assignment........................................................................................          74
12.7.    Like Kind Exchange................................................................................          75
12.8.    Enforcement.......................................................................................          75
12.9.    Severability......................................................................................          75
12.10.   No Recordation....................................................................................          75
12.11.   Joint and Several Liability.......................................................................          76
12.12.   Consent...........................................................................................          76
12.13.   Time of Essence...................................................................................          76

                             EXHIBITS AND SCHEDULES

Exhibit A                        -        Assigning Affiliates
Exhibit B                        -        Definitions
Exhibit C-1                      -        Properties
Exhibit C-2                      -        Fee Properties
Exhibit C-3                      -        Ground Leased Properties
Exhibit C-4                      -        Master LLC Properties
Exhibit C-5                      -        1031 Properties
Exhibit 6.3-1                    -        Tenant Estoppel Certificates
Exhibit 6.3-2                    -        Seller Estoppel Certificates
Exhibit 7.13                     -        Letter of Representation to
                                          PricewaterhouseCoopers LLP

Schedule 1.2                     -        Excluded Assets
Schedule 1.3-1                   -        Benderson Loan Documents
Schedule 1.3-2                   -        Assumed Indebtedness
Schedule 1.3-3                   -        Prepayment Loans
Schedule 2.4(a)(i)(J)            -        Reserves Not Prorated
Schedule 2.4(a)(i)(R)            -        Utility Deposits
Schedule 4.2(a)                  -        Exceptions to Authority
Schedule 4.2(b)                  -        Exceptions to Noncontravention
Schedule 4.2(c)                  -        Seller Consents
Schedule 4.3-1                   -        Litigation (Other Than Real Estate Tax
                                          Proceedings)
Schedule 4.3-2                   -        Real Estate Tax Proceedings
Schedule 4.4(a)                  -        Condemnation and Rezoning Proceedings
Schedule 4.4(b)                  -        Exceptions to Representations and
                                          Warranties Regarding Leases
Schedule 4.4(c)-1                -        Leases Not Included on Rent Roll
Schedule 4.4(c)-2                -        Lease Terminations
Schedule 4.4(c)-3                -        Tenant Security Deposits
Schedule 4.4(d)                  -        Ground Leases
Schedule 4.4(e)                  -        Subleases
Schedule 4.4(f)                  -        Purchase Options and Rights of First
                                          Refusal and Puts
Schedule 4.4(h)                  -        Insurance on Properties
Schedule 4.5                     -        Environmental Studies
Schedule 4.7                     -        Exceptions to Compliance with Laws
Schedule 4.9(a)-1                -        Excluded Properties Encumbered by the
                                          Benderson Loan Documents
Schedule 4.9(a)-2                -        Undelivered Benderson Loan Documents
Schedule 4.9(a)-3                -        Letters of Credit Required Under the
                                          Benderson Loan Documents
Schedule 4.11                    -        Material Contracts
Schedule 4.12(a)-1               -        Master LLC Members
Schedule 4.12(a)-2               -        Master LLC Subsidiaries
Schedule 4.12(b)                 -        Organizational Documents for Master
                                          LLC and the Master LLC Subsidiaries

                             EXHIBITS AND SCHEDULES
                                  (continued)

Schedule 4.12(g)            -        Employees of Master LLC Subsidiaries
Schedule 5.2(c)             -        Purchaser Consents
Schedule 6.2-1              -        Approved Letters of Intent
Schedule 6.2-2              -        Site Plan for New Hartford Consumer Square
Schedule 6.2-3              -        Site Plan for Dick's Plaza-Union Road
Schedule 6.2-4              -        Dollar Tree Exclusive Use Provision
Schedule 6.3                -        Large Tenants Providing Estoppel
                                     Certificates
Schedule 6.4                -        Obligations Not Assumed by Purchaser
Schedule 7.5(a)             -        Master Lease Spaces
Schedule 7.5(b)             -        Construction Obligations (Including
                                     Spec. Buildings)
Schedule 7.5(b)(iv)         -        Pads
Schedule 7.5(b)(vi)         -        Letters of Credit, Performance Bonds
                                     and Other Collateral Securing
                                     Construction Obligations
Schedule 7.6                -        Allocation of Purchase Price
Schedule 7.12               -        Major Properties and Associated
                                     Properties
Schedule 7.14(a)            -        Excluded Properties to Be Subdivided
                                     by Seller
Schedule 7.17               -        Properties Burdened By Gas Station
                                     Non-Compete Restriction
Schedule 7.18               -        Executive Summary of the Master LLC
                                     Agreement
Schedule 7.19-1             -        Properties Requiring Reciprocal
                                     Easements
Schedule 7.19-2             -        Parking Easement Area for Hen-Jef
                                     Plaza
Schedule 9.4(a)             -        Governmental and Regulatory Approvals
Schedule 9.6(d)             -        Seller's Third Party Consents

                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), dated as of March 31, 2004 by and among GREAT LAKES HOLDINGS, LLC, a New York limited liability company ("GREAT LAKES"), BENDERSON DEVELOPMENT COMPANY, INC., a New York corporation ("BDCI"), THE BENDERSON TRUSTS (as defined on EXHIBIT B) (collectively with Great Lakes and BDCI, the "SELLER"), the Persons identified on EXHIBIT A (each an "ASSIGNING AFFILIATE" and collectively, the "ASSIGNING AFFILIATES"), and DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("PURCHASER"). The terms used in this Agreement with initial capital letters which are not defined in context are defined on EXHIBIT B.

                                    RECITALS:

         A. Seller and the Assigning Affiliates own (or will own prior to Closing) a portfolio of shopping center properties described on EXHIBIT C-1 (each a "PROPERTY" and collectively the "PROPERTIES"), which includes certain Fee Properties described on EXHIBIT C-2 and certain Ground Leased Properties described on EXHIBIT C-3.

         B. Purchaser desires to purchase the Acquired Assets and assume the Assumed Liabilities from Seller and the Assigning Affiliates, and Seller and the Assigning Affiliates desire to sell, convey, assign and transfer to Purchaser, the Acquired Assets together with the Assumed Liabilities, all in accordance with the terms of this Agreement.

         C. As of the Closing, some of the Properties (each a "MASTER LLC PROPERTY" and collectively, the "MASTER LLC PROPERTIES"), which will be set forth on EXHIBIT C-4 (an exhibit that will be prepared by Purchaser in its sole and absolute discretion (but in accordance with the guidelines set forth in SCHEDULE 7.6), delivered to Seller and attached to this Agreement not later than twenty (20) days prior to Closing), will be directly or indirectly owned by the Master LLC.

         D. Seller and the applicable Assigning Affiliates intend to Transfer to Purchaser (or to Purchaser's Affiliate): (i) 98% of the membership interests in the Master LLC, and (ii) fee or leasehold interests in all of the Properties other than the Master LLC Properties (the "1031 PROPERTIES"), which will be set forth on EXHIBIT C-5 (an exhibit that will be prepared by Purchaser in its sole and absolute discretion (but in accordance with the guidelines set forth in SCHEDULE 7.6), delivered to Seller and attached to this Agreement not later than twenty (20) days prior to Closing), all in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereto hereby agree as follows:

                         I. PURCHASE OF ACQUIRED ASSETS

         1.1. Sale and Transfer of Acquired Assets. (a) Subject to and upon the terms and conditions of this Agreement, at the Closing Seller will sell, transfer, convey and assign, and will cause the Assigning Affiliates to sell, transfer, convey and assign, to Purchaser (or to Purchaser's Affiliate), and Purchaser (or Purchaser's Affiliate) will purchase and acquire from Seller or the applicable Assigning Affiliate (the "TRANSFER") all of their right, title and interest in the Acquired Assets, free and clear of all liens (including, without limitation, mortgage liens, deeds of trust, judgement liens, mechanics' liens, and liens for Taxes which are due and payable), charges, claims, security interests, pledges, rights of first refusal, restrictions and other encumbrances ("LIENS"), other than the Permitted Encumbrances. Seller and the Assigning Affiliates may effectuate the Transfer of a Property by transferring 100% of the ownership interests in the entity owning a particular Property or Properties, subject to the terms of this Agreement.

         (b)      The Acquired Assets consist of the following:

                  (i) With respect to the Fee Properties that are 1031 Properties, the following:

                           (A)      the Real Property;

                           (B)      the Improvements;

                           (C) all of Seller's and any applicable Assigning Affiliate's right, title and interest in and to the Personal Property related to each Fee Property; and

                           (D) all of Seller's and any applicable Assigning Affiliate's right, title and interest as lessor in and to the Leases and, subject to the terms of the Leases, the Tenant Security Deposits, and guarantees and other documents and agreements executed by a Tenant or guarantor related thereto.

                  (ii) With respect to the Ground Leased Properties that are 1031 Properties, the following:

                           (A) all of Seller's and any applicable Assigning Affiliate's leasehold interests and other rights as lessee in and to the Ground Leases;

                           (B)      the Real Property;

                           (C)      the Improvements;

                           (D) all of Seller's and any applicable Assigning Affiliate's right, title and interest in and to the Personal Property related to each Ground Leased Property; and

                           (E) all of Seller's and any applicable Assigning Affiliate's right, title and interest as lessee in and to the Ground Leases and, subject to the terms of the Ground Leases, the security and other deposits of Seller and/or the applicable Assigning Affiliate, and guarantees and other documents and agreements executed by Seller or any applicable Assigning Affiliate related thereto.

                  (iii) With respect to the Master LLC, 98% of the membership interests in the Master LLC owned by the Master LLC Members (and, with respect to the Master LLC Properties, those rights described in Sections 1.1 (b)(i) and
(ii) as if those Master LLC Properties had been Fee Properties and Ground Leased Properties, as applicable).

                  (iv) To the extent that any of the following is not otherwise covered in (i), (ii) and (iii) above, with respect to the Properties:

                           (A) all of Seller's and any applicable Assigning Affiliate's right, title and interest in the Subleases described in SCHEDULE 4.4(e);

                           (B) all of Seller's and any applicable Assigning Affiliate's right, title and interest in and to the Personal Property owned or used solely in connection with the Properties;

                           (C) all of Seller's and any applicable Assigning Affiliate's right, title and interest, if any, in, to and under, to the extent assignable or transferable, Licenses and Permits and the Contracts and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining thereto;

                           (D) all of Seller's and any applicable Assigning Affiliate's right, title and interest, to the extent assignable or transferable, in and to the trademarks and all other Intellectual Property owned or used by Seller or an Assigning Affiliate in connection with the Properties;

                           (E) all of Seller's and any applicable Assigning Affiliate's right, title and interest, to the extent assignable or transferable, in and to all warranties, guaranties, any environmental insurance policies relating to the Properties and/or other intangible rights, titles, interests, privileges and appurtenances owned by Seller or an Assigning Affiliate and related to or used solely in connection with the ownership, use or operation of the Real Property or Improvements;

                           (F) the Records and Plans, but only to the extent the Records and Plans are in the possession or control of Seller or any applicable Assigning Affiliate, provided that Seller at its sole cost and expense will have the right at any time as provided in Section 7.10 to make copies of the Records and Plans which relate to the period prior to the Closing Date to be used for reasonable purposes;

                           (G) to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller or any Assigning Affiliate is entitled to enforce with respect to the Acquired Assets;

                           (H) subject to Section 6.8 and Section 8.3(c), all of Seller's and any applicable Assigning Affiliate's right, title and interest in, to and under all rights, privileges, claims, causes of action and options relating or pertaining to the Acquired Assets;

                           (I) to the extent transferable, all of Seller's and any applicable Assigning Affiliate's right, title and interest in and to any performance bonds or other bonds and security provided to it by any contractor pursuant to any construction or other contracts relating to the Acquired Assets;

                           (J) all cash reserves and escrow deposits for Real Estate Taxes, insurance premiums, capital repairs and/or other items required in connection with the Assumed Indebtedness;

                           (K) all of Seller's and any applicable Assigning Affiliate's right, title and interest in and to all utilities, utility lines, utility connections, utility commitments, utility deposits, and utility capacity, and all reservations therefor and rights therein, relating to any component of the Properties; and the present and future use of water, water capacity, water rights, wastewater, wastewater capacity, drainage, and other utility rights and facilities in connection with or benefiting any component of the Properties; and

                           (L) all of Seller's and any applicable Assigning Affiliate's other or additional privileges, rights, interests or properties and assets of every kind and description and wherever located, that are used solely in connection with, or that are necessary to the continued operation of, the Properties and are not otherwise excluded pursuant to this Agreement.

         1.2. Excluded Assets. In no event will the Acquired Assets include any of the assets described on SCHEDULE 1.2 ("EXCLUDED ASSETS").

         1.3. No Assumption of Certain Liabilities. Purchaser will purchase the Acquired Assets free and clear of all Liens other than Permitted Encumbrances and will assume no liabilities or obligations (direct or indirect) of Seller or its Affiliates (including, but not limited to, the Assigning Affiliates, Master LLC and each Master LLC Subsidiary) other than those liabilities which Purchaser expressly agrees in writing to assume or take subject to at Closing (the "ASSUMED LIABILITIES"). As of the date of this Agreement, Seller or certain Assigning Affiliates have entered into loan documents which encumber certain portions of the Acquired Assets, as more fully set forth on SCHEDULE 1.3-1 (the "BENDERSON LOAN DOCUMENTS"). No other Indebtedness encumbers the Acquired Assets other than the Indebtedness evidenced by the Benderson Loan Documents and Indebtedness and Liens which will be satisfied or released at or before Closing pursuant to Section 3.3(d). Between the date of this Agreement and Closing, Purchaser and Seller may agree to amend
SCHEDULE 1.3-1 to account for changes (e.g., refinancings, etc.) in the loan documents which encumber certain portions of the Acquired Assets, subject to
Section 6.1. At Closing, Purchaser (or its Affiliate) will assume some, but not all, of the Indebtedness evidenced in the Benderson Loan Documents. The Indebtedness evidenced in the Benderson Loan Documents which Purchaser (or its Affiliate) elects to assume at Closing will be set forth on SCHEDULE 1.3-2, a schedule that will be prepared by Purchaser in its sole and absolute discretion, delivered to Seller and attached to this Agreement not later than April 2, 2004 (collectively, the "ASSUMED INDEBTEDNESS"). Part of the Assumed Indebtedness includes the Indebtedness evidenced in the Benderson Loan Documents that will be set forth on SCHEDULE 1.3-3, a schedule that will be prepared by Purchaser in its sole and absolute discretion, delivered to Seller and attached to this Agreement not later than April 2, 2004 (the "PREPAYMENT LOANS"). After Closing, Purchaser, at its option, may cause the Prepayment Loans to be repaid or defeased using the proceeds from new indebtedness or funds advanced by Purchaser and to the extent incurred shall cause to be paid the prepayment fees, penalties and/or premiums. Except for the Assumed Liabilities and other obligations approved in writing by Purchaser after the date of this Agreement, Purchaser will not acquire the Acquired Assets, Master LLC, the Master LLC Subsidiaries and/or the Master LLC Properties subject to, nor will Purchaser assume or agree to pay, perform or discharge or be responsible (or permit the Master LLC to be responsible after the Closing) for any obligation or liability (direct or indirect) related to or arising from the operation of the Acquired Assets arising or accruing before the Closing or any other liabilities, responsibilities or obligations of Seller and its Affiliates, whether accrued, absolute, contingent or otherwise, including without limiting the generality of the foregoing, liabilities or obligations based on, arising out of or in connection with the following:

                  (a) defective performance or default of any Contract or any express or implied warranty with respect to such performance prior to the Closing;

                  (b) any Contract that is not an Assumed Liability or any agreement or document evidencing or securing any Indebtedness of Seller or any Assigning Affiliate other than the Assumed Indebtedness (provided that this Section 1.3(b) shall not include the obligation to pay the principal balance of the Assumed Indebtedness as of Closing or any liability or obligation thereunder arising or accruing after the Closing);

                  (c) subject to Sections 2.4 and 9.2, any obligation or liability of Seller or any Assigning Affiliate relating to Taxes, including, without limiting the foregoing, any Tax liability or obligation that is attributable to any Pre-Closing Taxable Period, or the Transfer from Seller and the Assigning Affiliate to Purchaser (or Purchaser's Affiliate) of the Acquired Assets and the consummation of the transactions contemplated under this Agreement;

                  (d) any fees or other expenses of attorneys, accountants, brokers or finders engaged by Seller or the Assigning Affiliate incurred in connection with this Agreement;

                  (e) any liabilities or obligations resulting from or by reason of any event or circumstance occurring prior to the Closing (including without limitation, the improper application of Tenant Security Deposits), any of the Construction Obligations, any lawsuit or other proceeding or investigation relating to the Acquired Assets and/or the Master LLC Properties arising from events prior to the Closing, or arising out of or by reason of any of the transactions contemplated by this Agreement other than as a result of Purchaser's failure to comply with its obligations under this Agreement; provided, however, this Section 1.3(e) will not include (i) the obligation to pay the principal balance of the Assumed Indebtedness as of the Closing and the obligations to be performed thereunder on or after the Closing, and (ii) liabilities or obligations arising from events after Closing;

                  (f) any liabilities or obligations resulting from or by reason of the employment of any employees or former employees of Seller or any Assigning Affiliate or any employee benefits plan or employment arrangement of Seller or any Assigning Affiliate (including, but not limited to, 401(k), pension and deferred compensation plans and medical/dental, disability, worker's compensation and life insurance programs, whether or not self-insured and accrued vacation and sick time), termination or severance pay due employees or independent contractors of Seller or any Assigning Affiliate or bonus or deferred compensation due employees or former employees of Seller or any Assigning Affiliate or any or all of Seller's or an Assigning Affiliate's' obligations to any such employee or under any such plan or employment arrangement;

                  (g) any reductions in workforce or other employment terminations, including any "mass layoff or "plant closing" as those terms are defined by the WARN Act relating to the employees or former employees of Seller or any Assigning Affiliate occurring in connection with or on or before Closing;

                  (h) any Indebtedness, liabilities or obligations owed by any Affiliate of Seller and not otherwise an Assumed Indebtedness or an Assumed Liability;

                  (i) any breach of any obligation of Master LLC or any of its subsidiaries, Affiliates or members arising at or before Closing;

                  (j) any liability or obligation of Master LLC or any of its subsidiaries, Affiliates or members other than obligations arising on and after Closing under the Assumed Indebtedness, Leases, Ground Leases, Subleases, REAs and assumed Contracts;

                  (k) any collective bargaining agreements, programs and practices, or other employment agreements, employment offer letters or similar agreements with or relating to employees or former employees of Seller or any Assigning Affiliate;

                  (l)      any Seller Transfer Taxes;

                  (m) any liability or obligation in connection with, or otherwise related to, the litigation and other proceedings referenced on
SCHEDULE 4.3-1, SCHEDULE 4.3-2, and SCHEDULE 4.4(a);

                  (n) any liability or obligation in connection with, or otherwise related to, the matters identified on SCHEDULE 6.4 or in connection with, or otherwise related to, the Drainage Easement;

                  (o) any liability or obligation with respect to Seller's and/or the applicable Assigning Affiliate's failure to comply with the terms and conditions set forth in any right of first refusal, right of first offer, and/ or option relating to or affecting the Properties;

                  (p) any liability or obligation for broker fees, commissions and other costs that may be due in connection with the Properties which arose prior to the Closing, including, without limitation, the fees, commissions and other costs identified on SCHEDULE 4.4(b);

                  (q) any liability or obligation with respect to the Material Contracts identified on SCHEDULE 4.11, including, without limitation, any liquidated damages, fees, costs, penalties or other amounts that may be due in the event one or more of the Material Contracts are terminated as required pursuant to Section 6.1(h) (excluding, however, those obligations that Purchaser (or its Affiliate) may elect to assume in writing at Closing which relates to the performance of service or delivery of materials on and after Closing);

                  (r) any liabilities or obligations in connection with, resulting from, or by reason of actions, proceedings claims asserted, brought or commenced by any member, partner, tenant-in-common, investor and/or Affiliate of Seller and/or any Assigning Affiliate in connection with the transactions contemplated by this Agreement;

                  (s) any liability or obligation with respect to Seller's and/or the applicable Assigning Affiliate's failure to maintain, comply with and/or renew the letters of credit and/or performance bonds in accordance with
Section 7.5(b)(vi); and

                  (t) any liability or obligation in connection with, or otherwise related to, any waste disposal contracts between Seller or any Assigning Affiliate and BFI.

All such liabilities or obligations described above (other than the Assumed Liabilities) are referred to as the "EXCLUDED LIABILITIES."

         1.4. No Representations. PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH HEREIN OR ON ANY EXHIBIT OR SCHEDULE ATTACHED HERETO (INCLUDING THE COVENANTS UNDER SECTION 6.1 AND SELLER'S REPRESENTATIONS SET FORTH HEREIN), OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, SELLER IS TRANSFERRING THE ACQUIRED ASSETS "AS IS, WHERE IS AND WITH ALL FAULTS" AND (ii) EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN, OR ON ANY EXHIBIT OR SCHEDULE ATTACHED HERETO, OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OF ITS SUBSIDIARIES OR ANY PARTNER, MEMBER, MANAGER, TRUSTEE, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AFFILIATE, OFFICER, ATTORNEY, EMPLOYEE, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER, CONCERNING THE ACQUIRED ASSETS, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF). This Section 1.4 will survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

         1.5. Indivisible Economic Package. Except as otherwise expressly provided herein, Purchaser shall have no right to purchase, and Seller shall have no right to sell, less than all of the Acquired Assets, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase and Seller has agreed to sell all of the Acquired Assets, subject to and in accordance with the terms and conditions hereof.

         1.6.     Nonassignable Contracts and Permits.

         (a) Nonassignability. If any Contract, License and Permit, or any other Acquired Asset described in Section l.l(b)(iii), to be Transferred is not capable of being assigned without the consent, authorization, approval or waiver ("CONSENT") of a third person or entity (including a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law (each, a "NONASSIGNABLE CONTRACT"), nothing in this Agreement shall constitute an assignment or require the assignment or assumption thereof prior to the time at which all Consents necessary for such assignment shall have been obtained and same shall not be an "Assumed Liability."

         (b) If Consents Cannot Be Obtained. To the extent and for so long as all Consents required for the assignment of any Nonassignable Contract shall not have been obtained by Seller prior to Closing, the Closing Date with respect to the Property affected by such Consent shall be deferred (unless Purchaser elects to proceed with Closing without such Consent), and Seller shall have a period of up to one hundred eighty (180) days from the scheduled Closing Date set forth in Section 9.1 to diligently pursue such Consent. In the event that Seller has not been able to obtain such Consent after the expiration of the one hundred eighty (180) day period, Purchaser shall have the right to elect: (i) to terminate this Agreement with respect to the

Property associated with the Nonassignable Contract in accordance with Section
7.12 of this Agreement, (ii) to proceed with the Transfer of the Property associated with the Nonassignable Contract, in which case, Seller shall deliver an indemnity agreement to Purchaser at Closing (in a form and substance acceptable to Purchaser) which provides that Seller shall indemnify and hold harmless Purchaser Indemnitees in connection with all Claims associated with the Nonassignable Contract, or (iii) to further delay the Closing Date (in such increments as Purchaser may elect) with respect to the Property associated with the Nonassignable Contract until such time that Seller obtains the necessary Consent.

                                II. CONSIDERATION

         2.1. Purchase Price. The purchase price for the Acquired Assets will be equal to Two Billion, Two-Hundred Fifty Million Dollars ($2,250,000,000), less the Retained Interest Value, as may be adjusted in accordance with this Section 2.1 and the other provisions of this Agreement, including without limitation, Sections 2.4, 2.7, 2.9, 2.10, 2.11, 7.4, 7.11, 7.12, 8.2 and 10.2 ("PURCHASE PRICE"). The Purchase Price is payable on the applicable Closing Date by (i) Purchaser paying in cash an amount equal to the Purchase Price, less 100% of the principal amount outstanding of the Assumed Indebtedness as of the Closing Date which encumbers the 1031 Properties and 98% of the principal amount outstanding of the Assumed Indebtedness as of the Closing Date which encumbers the Master LLC Properties, and (ii) Purchaser (or its Affiliate) assuming or taking the Acquired Assets subject to the Assumed Indebtedness. The Deposit will be applied to the Purchase Price in accordance with the Escrow Agreement and Section 2.3(c). As additional consideration, Purchaser (or its Affiliate) shall assume or take the Acquired Assets subject to the Assumed Liabilities. Purchaser shall pay to Seller the cash portion of the Purchase Price in immediately available federal funds by wire transfer to the Escrow Holder, which account must be designated at least two (2) Business Days prior to the Closing Date. In the event that the Transfer of the Acquired Assets shall occur on more than one Closing Date, then: (x) only that portion of the Purchase Price allocable to the Properties (including the Master LLC Properties) being then Transferred (or, with respect to the Master LLC Properties, being then owned directly or indirectly by the Master LLC on the Closing of the Transfer of the applicable membership interests in the Master LLC to Purchaser or its Affiliate), in accordance with SCHEDULE 7.6. will be paid on the applicable Closing Date, (y) only that portion of the Assumed Indebtedness encumbering the Properties (including the Master LLC Properties) being then Transferred (or, with respect to the Master LLC Properties, being then owned by the Master LLC on the Closing of the Transfer of the applicable membership interests in the Master LLC to Purchaser or its Affiliate) will be subtracted from the portion of the Purchase Price allocable to such Properties (or such Master LLC Properties) on the applicable Closing Date, and (z) Purchaser (or its Affiliate) will not be obligated to assume any or take the Acquired Assets subject to any Assumed Indebtedness encumbering the Properties until the Closing of the Transfer of such Acquired Assets to Purchaser (or its Affiliate).

         2.2. Assumption of Liabilities. (a) At Closing, Purchaser (or its Affiliate) will acquire 98% of the membership interests in the Master LLC subject only to the terms of the Master LLC Agreement, the Assumed Liabilities encumbering or associated with the Master LLC Properties and any Permitted Encumbrances.

         (b) At Closing, Purchaser (or its Affiliate) will, with respect to the 1031 Properties:

                  (i) assume and agree to discharge, perform and comply with all of the covenants and obligations of Seller or the applicable Assigning Affiliate and Seller's or the applicable Assigning Affiliate's predecessors in title pursuant to the Assumed Indebtedness encumbering that Property, as applicable, all subject to the terms and conditions therein and in the Leases, Ground Leases, Subleases and Contracts (to the extent assigned to Purchaser) (including, without limitation, those relating to any Tenant Security Deposits delivered to Purchaser at the Closing), which are to be performed on or after the Closing Date subject to Section 2.4 and Section 7.5; and

                  (ii) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or the applicable Assigning Affiliate resulting from, arising out of, or in any way related to the Licenses and Permits (to the extent assigned to Purchaser) and arising after the Closing.

         2.3. Earnest Money. (a) On April 2, 2004, Purchaser will deposit with the Escrow Holder in immediately available federal funds by wire transfer One Hundred Million Dollars ($100,000,000) (together with any interest and other investment income earned thereon, the "DEPOSIT"), which will be held in escrow by the Escrow Holder pursuant to the terms of this Agreement, as may be supplemented by: (i) the terms and provisions of any separate escrow agreement (which does not conflict with the terms of this Agreement) that may be entered into prior to Closing by and among the Escrow Holder, Seller and Purchaser, and/or (ii) any additional escrow instructions from Purchaser or Seller which do not conflict with the terms of this Agreement (the "ESCROW AGREEMENT").

         (b) In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 2.3, the "CODE"), and any related reporting requirements of the Code, the parties hereto agree as follows:

                  (i) Provided the Escrow Holder executes a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser will designate the Escrow Holder as the Person to be responsible for all information reporting under Section 6045(e) of the Code (the "REPORTING PERSON"). If the Escrow Holder refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Purchaser agree to appoint another third party, acceptable to Seller and Purchaser in their reasonable discretion, as the Reporting Person.

                  (ii)     Each of Seller and Purchaser will:

                           (A)      provide to the Reporting Person all
                  information and certifications regarding the applicable party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                           (B)      provide to the Reporting Person the
                  applicable party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by the applicable party to the Reporting Person is correct.

                  (iii) Each party will retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request for this Agreement.

                  (iv) The addresses for Seller and Purchaser are as set forth in Section 12.1, and the real estate subject to the Transfer provided for in this Agreement is described in EXHIBIT C-1.

         (c) In the event that a Transfer relating to one or more Properties (including the Master LLC Properties) does not occur at the initial Closing and is delayed in accordance with the terms of this Agreement, then Purchaser will, on or before the initial Closing, deposit with the Escrow Holder in immediately available funds by wire transfer an amount equal to the greater of: (i) five percent (5%) of the Purchase Price allocable to the Properties (including the Master LLC Properties) which are not Transferred (other than Dropped Properties) in accordance with SCHEDULE 7.6, and (ii) Ten Million Dollars ($10,000,000), which amount, together with any interest and other income earned thereon, shall thereafter constitute the "Deposit" with respect to the Properties which are not Transferred at the initial Closing. Upon each subsequent Closing, a proportionate share (based upon the ratio of values as set forth on SCHEDULE 7.6 (unless the parties otherwise agree in writing) of the Deposit shall be applied to the Purchase Price in accordance with the terms of the Escrow Agreement.

         2.4. Prorations. Prorations will be made with respect to each Property (including each Master LLC Property) and the Assumed Liabilities as provided in Sections 2.4(a)-(i) without duplication in each case.

         (a) (i) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the applicable Closing Date (the "PRORATION TIME"), the following (collectively, the "PRORATION ITEMS"):

                           (A) Real Estate Taxes as provided in Section 2.4(i), except those paid directly by Tenants to the applicable taxing authority, provided, however, in the event such Tenants fail to make the applicable payments, Seller shall be responsible for the unpaid Real Estate Taxes which relate to the period on and before the Proration Time and Purchaser (or its Affiliate) shall be responsible for the unpaid Real Estate Taxes which relate to the period after the Proration Time;

                           (B) Water charges, costs and bills paid or payable with respect to the Properties, except those paid directly by Tenants to the applicable utility provider, provided, however, in the event such Tenants fail to make the applicable payments, Seller shall be responsible for the unpaid water charges, costs and bills which relate to the period on and before the Proration Time and Purchaser (or its Affiliate) shall be responsible for the unpaid water charges, costs and bills which relate to the period after the Proration Time;

                           (C) Sewer charges, costs and bills paid or payable with respect to the Properties, except those paid directly by Tenants to the applicable utility provider, provided, however, in the event such Tenants fail to make the applicable payments, Seller shall be responsible for the unpaid sewer charges, costs and bills which relate to the period on and before the Proration Time and Purchaser (or its Affiliate) shall be responsible for the unpaid sewer charges, costs and bills which relate to the period after the Proration Time;

                           (D) Accrued interest payable under Assumed Indebtedness as provided in Section 2.4(h) but not late fees and other costs, charges, and past due interest owing to the lender before the Proration Time, which will be Seller's sole expense;

                           (E) Amounts, if any, payable or cash received by the owner of the Property under the REA Agreements, including prepaid amounts and unpaid amounts;

                           (F) Annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied;

                           (G) Charges for fuel oil and liquid propane gas, if any, at the cost per gallon or cubic foot most recently charged to the owner of the Property, based on the supplier's measurements thereof, plus sales taxes thereon to the extent applicable;

                           (H) Rentals as provided in Section 2.4(b) (other than payments for Operating Expenses which shall be apportioned as provided in Section 2.4(c)), including prepaid Rentals;

                           (I) Amounts payable by or to Seller or the owner of the Property under a management, development and/or other Contract which is part of the Assumed Liabilities relating to the Property (other than a Contract providing for the payment of leasing commissions or brokerage fees, which shall be Seller's sole responsibility);

                           (J) Cash reserves and escrow deposits for real property taxes and assessments, insurance premiums and other items, other than the reserves listed on SCHEDULE 2.4(a)(i)(j) for which Seller shall not receive a credit towards the Purchase Price (provided, however, in the event that Seller corrects the condition for which the applicable reserve listed on SCHEDULE 2.4(a)(i)(j) was created, then such reserves may be released to Seller when (and if) the applicable lender is willing to release such reserves as a result of (i) Seller's correction of the condition or (ii) upon repayment or extension of the loan), made with, or held by, the lender under any of the Assumed Indebtedness, net, if appropriate, of any allocation to the same party of the underlying expense for which the reserve is held, together with so much of any interest earned on the reserve or escrow deposit as is properly attributable to the allocated amount thereof, provided however, adjustments for casualty or condemnation proceeds held by the lender under any of the Assumed Indebtedness will be made in accordance with Article VIII;

                           (K) Rentals and other amounts payable to third parties by the owner of the Property under the Ground Leases and/or the Subleases, including contingent and/or participating rents;

                           (L) Rentals and other amounts payable to third parties under Subleases;

                           (M)      Prepaid expenses as provided in Section
                  2.4(f);

                           (N) Ground Lease deposits as provided in Section 2.4(g);

                           (O)      Tenant Security Deposits as provided in
                  Section 2.7;

                           (P) Personal property taxes and assessments that have been levied or assessed with respect to any Acquired Asset, whether or not due and payable, and whether paid or unpaid;

                           (Q) Amounts determinable that are payable under the Assumed Liabilities;

                           (R) Utility Deposits identified on SCHEDULE 2.4(a)(i)(R) for which Seller shall receive a credit at Closing; and

                           (S) Except as set forth below, all other items customarily apportioned in connection with the transfer of similar properties similarly located.

                  (ii) Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. Purchaser and Seller will jointly prepare in good faith a statement of estimated Proration Items for each Property and other credits and adjustments to the Purchase Price hereunder (including the principal amount outstanding of the Assumed Indebtedness as of the applicable Closing Date) (the "CLOSING STATEMENT"). Purchaser and Seller will endeavor to finalize the Closing Statement no less than fifteen (15) Business Days before the applicable Closing Date. Upon approval by Seller and Purchaser, the preliminary Proration Items and other credits and adjustments reflected in the Closing Statement will be paid at Closing by Purchaser to Seller (if the preliminary Proration Items, credits and adjustments result in a net credit to Seller) or by Seller to Purchaser (if the preliminary Proration Items, credits and adjustments result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items, credits and adjustments are not known as of the Proration Time, the proration of the Proration Items, credits and adjustments will be made at Closing on the basis of the best evidence then available; thereafter, when actual amounts are determined, re-prorations will be made as provided in Section
2.5 on the basis of the actual amounts, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Proration Time, in which event no proration will be made at the Closing with respect to utility bills. The provisions of this Section 2.4 will survive the Closing until the Final Closing Adjustment is determined and duly paid and Seller and Purchaser shall cooperate to produce the Final Closing Adjustment in accordance with Section 2.5.

         (b) Rentals shall be prorated at the Closing in accordance with the following provisions:

                  (i) Minimum rent billed for the month in which the applicable Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs. The parties agree to reconcile minimum rent for the month in which the applicable Closing Date occurs and as a result thereof (x) within sixty (60) days following the applicable Closing Date, Seller shall promptly pay to Purchaser all minimum rents which were paid to, or received by, Seller which belong to Purchaser, (y) within sixty (60) days following the applicable Closing Date, Purchaser shall promptly pay to Seller all minimum rents which were paid to, or received by, Purchaser which belong to Seller, and
(z) within sixty (60) days following the applicable Closing Date, Purchaser shall promptly pay to Seller, all credits previously given to Purchaser for the month in which Closing occurs for minimum rents billed to, but not collected from, Tenant. All minimum rent shall be subject to the Final Closing Adjustment in accordance with Section 2.5.

                  (ii) Monthly or other payments billed to each Tenant based upon projected or estimated additional rent received ("OTHER PAYMENTS") for the month or other relevant period in which the applicable Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs. The parties agree to reconcile such Other Payments for the month or other relevant period in which the applicable Closing Date occurs and as a result thereof (x) within sixty (60) days following the applicable Closing Date, Seller shall promptly pay to Purchaser all Other Payments which were paid to, or received by, Seller which belong to Purchaser, (y) within sixty (60) days following the applicable Closing Date, Purchaser shall promptly pay to Seller all Other Payments which were paid to, or received by, Purchaser which belong to Seller, and (z) within sixty (60) days following the applicable Closing Date, Purchaser shall promptly pay to Seller, all credits previously given to Purchaser for the month in which Closing occurs for Other Payments billed to, but not collected from, Tenant. All Other Payments shall be subject to the Final Closing Adjustment in accordance with
Section 2.5. This Section 2.4(b)(ii) will not include any Proration Item set forth in Section 2.4(c).

                  (iii) Overage Percentage Rent (if any) and percentage only rent payable by a Tenant under its Lease with respect to a time period on and before the Proration Time will be billed and collected entirely by Seller. Overage Percentage Rent (if any) and percentage only rent payable by a Tenant under its Lease with respect to a time period after the Proration Time will be billed and collected entirely by Purchaser (or its Affiliate). At Closing, estimates will be made in all cases for Overage Percentage Rent and percentage only rent Tenants for purposes of proration, using actual sales information where available, and prior year information where not available, and prorations will be calculated accordingly. Should Overage Percentage Rent and/or percentage only rent be received subsequent to Closing by Purchaser which belongs to Seller, it will be promptly remitted to Seller, and should Percentage Rent revenue be received subsequent to closing by Seller which belongs to Purchaser, it will promptly be remitted to Purchaser. All Overage Percentage Rent and percentage only rent shall be subject to the Final Closing Adjustment in accordance with Section 2.5.

                  (iv) All other types of Rentals other than those listed in Sections 2.4(b)(i)-(iii) and 2.4(c) ("OTHER RENT") billed for the month in which the applicable Closing Date occurs will be prorated based on the actual number of days in the month during which the applicable Closing Date occurs and Seller will be entitled to such Other Rent for the period on and before the Proration Time, and Purchaser will be entitled to such Other Rent for the period after the Proration Time. All Rentals payable by each Tenant whose Lease commences on or after the Closing shall belong entirely to Purchaser, including any pre-paid Rentals received by Seller. Should Other Rent be received subsequent to Closing by Purchaser which belongs to Seller, it will be promptly remitted to Seller, and should Other Rent be received subsequent to Closing by Seller which belongs to Purchaser, it will promptly be remitted to Purchaser. All Other Rent shall be subject to the Final Closing Adjustment in accordance with Section 2.5.

                  (v) In determining the amounts under Sections 2.4(b)(i)-(iv) and 2.4(c), this Section will be applied. Rentals are "DELINQUENT" if they were not paid when due. Delinquent Rentals will not be prorated and neither Seller nor Purchaser will receive a credit at Closing for Delinquent Rentals. Provided that Seller reimburses Purchaser for any and all expenses in connection therewith, Purchaser agrees to submit statements which have been prepared by Seller to Tenants for Delinquent Rentals during the three-month period immediately after Closing, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. All Rentals, payments for Operating Expenses and other amounts collected by Purchaser from and after Closing from each Tenant that are not designated for a specific purpose or period will be applied as of the date of receipt first to current amounts owed by that Tenant to Purchaser, then to the amounts owed for the month (or other relevant period) in which the applicable Closing Date occurs, then to all other delinquencies owed by that Tenant to Purchaser, and thereafter, to delinquencies owed by that Tenant to Seller. All Rentals, payments for Operating Expenses and other amounts from Tenants collected by Seller (or any Assigning Affiliate) that are not clearly identified as belonging to Seller after Closing shall be promptly paid to Purchaser (or to any Affiliate that Purchaser may designate) after such collection and shall be applied in accordance with the preceding sentence. Seller may not, without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, commence any lawsuit against any Tenant after the date of this Agreement and/or the Closing, provided, however, after delivery to Purchaser by Seller of: (i) the Tenant Litigation Indemnity, and (ii) a written explanation of the alleged dispute between Seller (or the applicable Assigning Affiliate) and the Tenant, Seller may, without Purchaser's prior written consent, commence a lawsuit against any Tenant to collect Delinquent Rentals and payments for Operating Expenses with respect to the time period prior to and including the Proration Time. Notwithstanding the foregoing, Seller agrees that any such lawsuit shall be limited to a money damages claim against the applicable Tenant to collect Delinquent Rentals and payments for Operating Expenses, and in no event shall Seller seek the termination of the Lease or the removal of the Tenant from the Property. While the lawsuit is pending, Seller will deliver to Purchaser prompt and detailed status updates regarding the proceeding (including all counterclaims asserted by the Tenant) and Seller and/or any applicable Assigning Affiliate will not settle any counterclaims that may have a direct or indirect affect on the Lease and/or Purchaser (or its Affiliate). The obligations of Seller under the immediately prior sentence will survive Closing indefinitely.

         (c) Seller and Purchaser will prorate billings, including estimated payments, if any, received from Tenants for common area maintenance, Real Estate Taxes, insurance charges, electricity redistribution and HVAC charges, and all other operating expenses and tax escalations (collectively, "OPERATING EXPENSES"). Notwithstanding the foregoing, Seller shall collect and retain all Operating Expenses from Tenants for the period prior to Closing and shall reconcile all such Operating Expenses received by Seller directly with the Tenants. Except for Operating Expenses from Tenants for the month during which the Closing occurs (which shall be included in items subject to the adjustments at Closing), Purchaser shall collect and be responsible for all such Operating Expenses made after the date of Closing.

         (d) Except as provided below, amounts received or payable under the Contracts will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs. All amounts received or payable under the Contracts accruing on or prior to the Proration Time will be credited to or the obligation of Seller. Purchaser shall be credited with or be responsible for all amounts received or payable under the Contracts accruing after the applicable Proration Time.

         (e) All amounts and benefits payable to Seller's and any Affiliate's employees providing services to the Properties will not be prorated between the parties and shall remain the sole responsibility of Seller.

         (f) Seller will be credited with an amount equal to all prepaid costs, expenses, charges and fees (exclusive of insurance) paid by Seller with respect to any Property and attributable to any period after the applicable Proration Time so long as Purchaser is assigned the benefit of the prepayment.

         (g) Seller will be credited with an amount equal to all security deposits, prepaid rentals and other deposits paid or deposited with any ground lessor of a Property under the applicable Ground Lease or to any other person on the ground lessor's behalf, together with any interest that has accrued thereon.

         (h) Accrued interest payable under the Assumed Indebtedness (excluding unpaid late fees and other costs, charges, and past due interest for which Purchaser will receive a credit) for the period in which the applicable Closing Date occurs will be prorated between Purchaser and Seller as of the Proration Time.

         (i) All Real Estate Taxes which relate to the year in which the applicable Closing Date occurs that are paid prior to the Proration Time will be prorated based upon the amounts actually paid. If Real Estate Taxes which relate to the year in which the applicable Closing Date occurs or any prior year have not been paid before Closing, Seller will be charged at Closing an amount equal to that portion of such Real Estate Taxes which relate to the period before Closing and Purchaser will pay the Real Estate Taxes prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and an assessed valuation last fixed. After Real Estate Taxes are known, adjustments, if needed, will be made between the parties. Subject to the foregoing, no Real Estate Taxes need be prorated to the extent paid directly by Tenants to the applicable taxing authority, provided, however, in the event such Tenants fail to make the applicable payments, Seller shall be responsible for the unpaid Real Estate Taxes which relate to the period on and before the Proration Time and Purchaser (or its

Affiliate) shall be responsible for the unpaid Real Estate Taxes which relate to the period after the Proration Time. Seller shall promptly remit any such amounts to Purchaser (or its Affiliate) upon receipt of written notice of such unpaid amounts, unless such unpaid amounts are accounted for in the Final Statement.

         2.5. Preparation of Final Statement and Post Closing Access. On or before thirty (30) days following the last day of the 15th full calendar month following the applicable Closing Date or such later date as is mutually agreed by Seller and Purchaser, Purchaser will prepare and deliver to Seller a final unaudited statement of Proration Items and other credits and adjustments to the Purchase Price as of the Proration Time (the "FINAL STATEMENT"), based on information available as of the last day of the 15th full calendar month following the applicable Closing Date or such later date as is mutually agreed by Seller and Purchaser (the "FINAL ADJUSTMENT DATE"). Subject to Section 2.6, any net adjustment in favor of Purchaser will be paid in cash by Seller to Purchaser no later than thirty (30) days after delivery of the Final Statement. Subject to Section 2.6, any net adjustment in favor of Seller will be paid in cash by Purchaser no later than 30 days after delivery of the Final Statement. The Final Statement may be audited at either party's request as provided in
Section 2.6. The payments made under the Final Statement will be the "FINAL CLOSING ADJUSTMENT." Within seven (7) days following Purchaser's (or its Affiliate's) written request (which shall only be made pursuant to Leases (including New Leases) and/or with respect to reasonable inquires of Tenants, lenders and/or other Persons), Seller shall deliver (or shall cause to be delivered) to Purchaser (or its Affiliate) all financial and other data relating to the Operating Expenses and/or the Tenant reconciliations specified in the request (including, but not limited to billings, records and back-up for 2003 and that portion of 2004 prior to Closing, together with any spreadsheets or other documentation showing the method of calculation of the recoveries) so that Purchaser (or its Affiliate) can reconcile some or all of the Operating Expenses for the applicable Tenant or Tenants. Within seven (7) days following Seller's written request (which shall only be made pursuant to Leases (including New Leases) and/or with respect to reasonable inquires of Tenants, lenders and/or other Persons), Purchaser shall deliver (or shall cause to be delivered) to Seller all financial and other data relating to the Operating Expenses and/or the Tenant reconciliations specified in the request (including, but not limited to billings, records and back-up for that portion of 2004 after Closing, together with any spreadsheets or other documentation showing the method of calculation of the recoveries) so that Seller can reconcile some or all of the Operating Expenses for the applicable Tenant or Tenants. In the event any Tenant is entitled to a refund for any amounts due under its Lease for periods prior to Closing, Seller shall promptly pay such refund to Purchaser (or its Affiliate), provided that Purchaser shall indemnify Seller against any such Claims by Tenant with respect to Purchaser's failure to deliver or refund such refunded amounts to the extent a Tenant is entitled to such refund.

         2.6. Audit. If Purchaser and Seller do not agree on the computation of the Proration Items and other credits and adjustments to the Purchase Price in the Final Statement, then each party will prepare its own calculation of the Final Statement and such calculations will be submitted to a firm of independent accountants of nationally recognized standing reasonably satisfactory to Purchaser and Seller (who shall have no material relationship with Seller or Purchaser) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Final Statement. In making that calculation, the firm of independent accountants will include the non-disputed items and amounts set forth in each parties' calculation of the Final Statement, and shall consider affirming or adjusting only those items or amounts in the calculation of the Final Statement as to which the parties have disagreed and any items and amounts affected by those disputed items and amounts. The firm of independent accountants will deliver to Purchaser and Seller, as promptly as practicable, a report setting forth its calculation of the Final Statement. That report will be final and binding upon Purchaser and Seller. The cost of the independent accountants' review and report will be borne by Purchaser and Seller equally, unless the independent accountants' report determines that the Final Statement was overstated by more than 2%, in which case Purchaser shall pay for the cost of the independent accountants' review and report. Purchaser will, and will cause Purchaser's independent accountants to, cooperate and assist Seller in their calculation of the Final Statement and in the conduct of the audits and reviews referred to in this Section 2.6, including without limitation, making available to Seller to the extent necessary of books, records, work papers and personnel. If the Final Statement reflects a net adjustment in favor of Seller, Purchaser will pay to Seller the amount of that adjustment in cash to Seller no later than 30 days after the determination of the Final Statement. If the Final Statement reflects a net adjustment in favor of Purchaser, Seller will pay to Purchaser the amount of that adjustment in cash to Purchaser no later than 30 days after the determination of the Final Statement.

         2.7. Tenant Security Deposits. The unapplied portion of any Tenant Security Deposits as of the date of the Rent Roll that have been paid to the owner of each Property or are held by agents of the owner of each Property on its behalf (or that were deposited with any predecessor in interest to the owner to the extent the predecessor has turned over security deposits to the owner or given the owner a credit therefor), are disclosed on SCHEDULE 4.4(c)-3 and all such Tenant Security Deposits are in the form of cash. To the extent any Tenant Security Deposits are held by Seller or an Assigning Affiliate, Seller shall (a) pay to Purchaser, in cash, or credit against the Purchase Price the aggregate amount of any such Tenant Security Deposits, or (b) if applicable, assign to Purchaser (or any Affiliate that Purchaser may designate) any letters of credit or other similar instruments comprising, such Tenant Security Deposits. Purchaser hereby indemnifies and agrees to defend Seller Indemnitees for, and agrees to defend and hold Seller Indemnitees harmless from and against, any and all Claims imposed upon or incurred by Seller Indemnitees with respect to the improper application of Tenant Security Deposits subsequent to Closing that were actually paid over, or assigned or credited to Purchaser pursuant to this Section. Seller hereby indemnifies and agrees to defend Purchaser Indemnitees for, and agrees to defend and hold Purchaser Indemnitees harmless from and against, any and all Claims imposed upon or incurred by Purchaser Indemnitees with respect to the improper application of Tenant Security Deposits prior to Closing. Seller will be entitled to retain as its property any interest accrued on any Tenant Security Deposits prior to Closing except to the extent such interest is required to be paid to any Tenants pursuant to their respective Leases or the depositing contractor.

         2.8. Real Estate Tax Complaints. Purchaser acknowledges that proceedings to determine the assessed value of the Properties or the Real Estate Taxes payable with respect to the Properties, which are identified on SCHEDULE 4.3-2, have been or may be commenced prior to the date hereof and may be continuing as of the applicable Closing Date. Seller may control the prosecution of any proceeding or proceedings for the years prior to and including the year in which the Closing occurs to completion, subject to the terms of this Section
2.8. Seller will keep Purchaser informed on a timely basis on all matters with respect to any proceedings and seek Purchaser's prior consent to the extent required in this Section 2.8. The parties hereto agree to cooperate with each other and to execute any and all documents reasonably requested by the other party in furtherance of the foregoing. With respect to any awards for the years prior to the year of the Closing, Seller will be entitled to first recover the reasonable costs it has expended in obtaining any awards and thereafter, Seller will be entitled to the remainder of the awards, subject to any obligations Seller may have pursuant to Tenant Leases to rebate any portion of those amounts to Tenants, which rebates shall be controlled by Purchaser, provided that Purchaser shall indemnify Seller against any Claims by Tenants with respect to Purchaser's failure to deliver or refund any such rebated amounts to the extent a Tenant is entitled to such refund. With respect to any awards for the year in which the Closing occurs, Seller will be entitled to first recover the reasonable costs it has expended in obtaining any awards, and thereafter, Seller and Purchaser will apportion the remainder of any awards between the period before the Closing and the period following the Closing, subject to their obligation to rebate any portion of those amounts to Tenants, which rebates shall be controlled by Purchaser, provided that Purchaser shall indemnify Seller against any Claims by Tenants with respect to Purchaser's failure to deliver or refund any such rebated amounts to the extent a Tenant is entitled to such refund. Seller will promptly remit to Purchaser any monies received which are to be paid to and/or shared by Purchaser as provided herein. Seller will not settle or compromise any proceeding that involves a tax year in which the Closing occurs, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. In addition, Seller will not settle or compromise any proceeding that results in an increase in Real Estate Taxes, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. The provisions of this Section 2.8 will survive the Closing until all proceedings with respect to the tax year of the Closing and prior years are resolved.

         2.9. Assumed Indebtedness Credit. At Closing, Purchaser shall receive as a credit against the Purchase Price, an amount equal to the Assumed Indebtedness Credit.

         2.10. Forced Prepayment Loan Credit. At Closing, Purchaser shall pay to Seller an amount equal to the assumption fee that would have been paid to a lender in connection with the Forced Prepayment Loans had such Forced Prepayment Loan been assigned and assumed rather than prepaid or defeased.

         2.11. Horizon Park Loan Credit. At Closing, Purchaser shall pay to Seller an amount equal to the Horizon Park Loan Credit.

         2.12. Effect of Closing. If the Closing occurs, for all legal, accounting and tax purposes, the Closing with respect to each Property will be deemed to be effective as of the Proration Time for such Property. In the event that the Closing for one or more Properties is delayed in accordance with this Agreement, then the Closing Date for such Properties shall be the date the Transfer actually occurs.

         2.13.    Survival of Obligations. Except as expressly provided in this
Article II, all obligations of Seller and Purchaser under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 2.10 and 2.11 shall survive the applicable Closing Date indefinitely.

                  III. TITLE AND OTHER PROPERTY-RELATED MATTERS

         3.1. Purchaser's Inspections and Due Diligence. (a) Prior to the date hereof, Purchaser has conducted and after the date hereof will continue to conduct its title, survey, environmental, physical, and structural examinations, inspections, testing, studies and investigations of the Properties and/or its review of the Benderson Loan Documents (collectively, the "DUE DILIGENCE"). Except for any limitations as may be imposed by this Section 3.1 and Section 3.2 below, Purchaser may conduct such Due Diligence as it deems necessary or appropriate, and examine and investigate to its full satisfaction the facts, circumstances, and matters relating to the title, survey, environmental, physical, and structural condition of the Properties (including those matters that would be revealed by an examination of the title and survey of the Properties, such as availability and adequacy of utilities, access, and zoning). The Due Diligence will be at Purchaser's sole cost and expense except as otherwise expressly provided in Section 9.2.

         (b) Except for title and survey matters and matters relating to undelivered Benderson Loan Documents identified on SCHEDULE 4.9(a)-2 (the "UNDELIVERED BENDERSON LOAN DOCUMENTS") for which Purchaser shall complete its review in accordance with Section 3.3 below, and subject to the representations and warranties and covenants set forth in this Agreement, Purchaser acknowledges that on the date hereof, (i) Purchaser has completed its review, inspection, examination, analysis and verification of, and waives any objections to, all other matters (including, without limitation, review of the Rent Roll, tenant recoveries schedules, Leases, Ground Leases, Subleases and Contracts, Licenses and Permits, market conditions, pending litigation, compliance with Laws, the Assumed Liabilities, the environmental condition of the Properties, and the physical and structural condition of the Properties), and (ii) Purchaser shall have no right to terminate this Agreement with respect to a Property except as provided in Sections 3.3(c), 4.9, 6.4, 7.12, 7.21, 7.23, 8.2(d), 8.3(b) or
Article X.

         3.2. Site Visits. (a) Purchaser and its authorized agents, contractors, consultants and representatives (the "CONSULTANTS") will have reasonable access to the Properties on at least two (2) Business Days' prior notice to Seller during reasonable times as mutually agreed upon by Seller and Purchaser. Purchaser shall not inspect the physical and structural condition of the Properties and/or conduct physical inspections and tests of the Properties, without first obtaining Seller's prior written consent, which shall not be unreasonably withheld, conditioned or delayed (except with respect to invasive Due Diligence, which consent may be withheld in Seller's sole and absolute discretion). Seller acknowledges that Purchaser may be obligated to disclose to the appropriate Governmental Entity the presence of any Hazardous Materials at, on or about any Property or any violation of applicable Laws. In such event, Purchaser shall furnish written notice to Seller of any such proposed disclosure (the "DISCLOSURE") to a Governmental Entity. Seller shall thereafter review the Disclosure and provide any notice required by Laws to the appropriate Governmental Entity within such required reportable time periods. Notwithstanding the foregoing, nothing contained in this Section 3.2 shall prohibit Purchaser from complying with all applicable Laws. The provisions of this Subsection 3.2(a) shall survive the termination of this Agreement but not the Closing with respect to any Property.

         (b) Purchaser may not communicate or conduct interviews with any employee, lender, partner or joint venturer of Seller or the Assigning Affiliate or any Tenant of any of the Properties without the prior consent of Seller, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Purchaser may freely communicate with the individuals identified in Section 4.17 and such other employees of Seller or the Assigning Affiliates that are designated from time to time by Seller or by any of the individuals identified in Section 4.17. If Seller does consent to any such interviews of its or the Assigning Affiliates' employees, lenders, partners, or joint venturers or the tenants of the Properties, such interviews shall not unreasonably disrupt or disturb (i) the on-going operation of the Properties, Seller, or the Assigning Affiliates, (ii) any services to the Properties, or (iii) the quiet possession of any Tenants under the Leases. Seller will have the right to have a representative of Seller present at all times during any interviews with any employee, lender, partner or joint venturer or any Tenant of any of the Properties.

         (c) Due Diligence Indemnity. PURCHASER SHALL KEEP THE PROPERTIES FREE FROM ALL LIENS AND DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER INDEMNITEES FROM AND AGAINST ALL CLAIMS, ACTIONS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES, WHETHER ARISING OUT OF INJURY OR DEATH TO PERSONS OR DAMAGE TO ANY PROPERTY, INCLUDING ANY PROPERTY OF TENANTS UNDER LEASES OR OTHERWISE AND INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND COSTS INCURRED, SUFFERED BY, OR CLAIMED AGAINST SELLER OR ANY ASSIGNING AFFILIATE CAUSED BY PURCHASER'S OR ANY OF ITS CONSULTANTS' ENTRY UPON THE PROPERTIES IN CONNECTION WITH ANY DUE DILIGENCE ACTIVITIES PURSUANT TO SECTION 3.2. The provisions of this Subsection 3.2(c) shall survive the Closing or termination of this Agreement.

         3.3. Title. (a) Purchaser shall have the right to object in writing to any Title Defect disclosed in any title commitment, survey and/or Updated Survey and to any issue relating to any Undelivered Benderson Loan Documents, provided, however, that Purchaser shall identify all Title Defects: (i) with respect to Properties for which a complete and current title commitment which has an effective date on or after January 31, 2004 (each a "CURRENT COMMITMENT") has been delivered to Brad Miller of the Cleveland, Ohio office of Jones Day as of March 28, 2004 and no Updated Survey has been ordered for such Properties, not later than April 2, 2004, (ii) with respect to Properties for which Brad Miller has not received a Current Commitment and no Updated Survey has been ordered, within five (5) days after receipt of such Current Commitment, (iii) with respect to Properties for which Brad Miller has received a Current Commitment and an Updated Survey has been ordered, within five (5) days after receipt of the later of the Current Commitment and the Updated Survey for such Property, and (iv) with respect to Undelivered Benderson Loan Documents, within five (5) days after receipt of the applicable Undelivered Benderson Loan Documents by Richard Reppert of the Cleveland, Ohio office of Jones Day (provided that Purchaser or its legal counsel, has all the applicable documents necessary to review and analyze the applicable Undelivered Benderson Loan Document). Any Title Defects and/or issues relating to any of the Undelivered Benderson Loan Documents that are objected to by Purchaser in accordance with this Section 3.3 shall be herein collectively called the "TITLE OBJECTIONS."

         (b) With respect to any Title Objections (other than the matters required by Seller to be cured on or before Closing pursuant to Subsection 3.3(d)), the Closing Date with respect to the Property affected by such Title Objection shall be deferred (unless Purchaser elects to proceed with Closing subject to the Title Objection), and Seller shall have a period of up to one hundred eighty (180) days from the scheduled Closing Date set forth in Section
9.1 to remove or correct the Title Objections, provided, however, that Seller shall not be obligated to remove or correct any Title Objection (other than the matters required by Seller to be cured on or before Closing pursuant to Subsection 3.3(d)). Seller shall give Purchaser written notice of whether or not it intends to remove or correct such Title Objections within twenty (20) days after receipt of

Purchaser's notice of such Title Objections. If Seller fails to timely deliver a notice regarding its method of cure, it will be deemed to have made the election not to remove or correct the Title Objections. A Title Objection may be deemed cured if (i) the Title Policies for such Properties which are subject to a Title Objection will affirmatively insure over the applicable Title Objection, provided that Seller agrees to deliver at Closing an indemnity with respect to the Title Objection for the benefit of the Purchaser (or its Affiliate) and the title company issuing the applicable Title Policies, or (ii) if the affirmative insurance is not available for the Title Objection, Purchaser will accept Seller's indemnity with respect to the Title Objection.

         (c) If there are still Title Defects and Seller elects (or is deemed to elect) not to remove or correct such Title Defects, Purchaser may elect, by delivery of notice to Seller, to either (i) terminate this Agreement with respect to one or more of the Properties affected by any Title Objections as provided in Section 7.12, or (ii) waive such Title Objections, in which event such Title Objections shall be deemed Permitted Encumbrances, and proceed to Closing without any reduction of or credit against the Purchase Price. If Purchaser fails to deliver notice of its election under this Subsection 3.3(c) prior to Closing, then Purchaser will be deemed to have made the election in clause (ii).

         (d) Notwithstanding anything contained in this Agreement to the contrary, Seller shall at or before Closing (i) cause the release of any Liens securing Indebtedness for borrowed money which are not part of the Assumed Liabilities, and any other monetary Liens placed upon any Property which are not part of the Assumed Liabilities, and (ii) cause the release of or bond-off any mechanics' liens placed upon the Properties and any judgment liens, and such Liens shall not be Permitted Encumbrances.

                  IV. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and each Assigning Affiliate jointly and severally represent and warrant to Purchaser as follows:

         4.1. Organization and Power of Seller. Seller and each Assigning Affiliate set forth on EXHIBIT A are corporations, limited partnerships, limited liability companies, trusts and general partnerships, are duly formed and validly existing under the Laws of the corresponding states specified on EXHIBIT A, and each of them has the requisite limited partnership, limited liability company, trust, general partnership or corporate power and authority, as applicable, to carry on its business as now being conducted. Seller and each Assigning Affiliate is duly qualified or licensed to do business as a foreign limited partnership, limited liability company, or corporation, as applicable, and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing or good standing necessary.

         4.2. Authority; Noncontravention; Consents. (a) Except as set forth in SCHEDULES 4.2(a) and 4.2(c) and except for any lender consents which may be required in order to Transfer the Properties pursuant to the Benderson Loan Documents with respect to the Assumed Indebtedness, Seller and each Assigning Affiliate, as applicable, has the requisite power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Seller and each Assigning Affiliate, as applicable, (ii) to perform its obligations hereunder and thereunder and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder. Except as set forth in SCHEDULE 4.2(a), the execution and delivery by Seller and each Assigning Affiliate, as applicable, of this Agreement and all documents contemplated hereunder to be executed and delivered by Seller and each Assigning Affiliate, as applicable, and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary company, entity or partnership action, and no other company, entity or partnership proceedings on the part of Seller or the applicable Assigning Affiliate or their partners, shareholders or members are necessary to authorize any of the foregoing. This Agreement has been, and all documents contemplated hereunder to be executed by Seller and each Assigning Affiliate, as applicable, when executed and delivered will have been, duly executed and delivered by Seller and each Assigning Affiliate, as applicable, and shall constitute the valid and binding obligation of Seller and each Assigning Affiliate, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights and by general principles of equity. Seller has the requisite power and authority to enter into this Agreement on behalf of each Assigning Affiliate and all of the Acquired Assets and each of the Properties are under the common control of Seller.

         (b) Except as set forth in SCHEDULE 4.2(b), and subject to the rights of lenders holding a security interest in any of the Acquired Assets, and assuming receipt of the consents described in SCHEDULE 4.2(a) and SCHEDULE 4.2(c), the execution and delivery by Seller of this Agreement and all documents contemplated hereunder to be executed and delivered by Seller and each Assigning Affiliate, as applicable, do not, and the consummation of the transactions contemplated hereunder and thereunder and compliance by Seller with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a penalty, or a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the Acquired Assets or the Master LLC Properties under (i) the constituent organizational documents, as amended or supplemented, of Seller or any Assigning Affiliate, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, management or other material agreement or instrument (excluding Licenses and Permits) applicable to the Acquired Assets and/or the Master LLC Properties, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to Seller or any Assigning Affiliate with respect to the Acquired Assets and/or the Master LLC Properties, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate, would not materially adversely affect the affected Acquired Asset or the Master LLC Property or impair or interfere in any material respect with the consummation of the Transfer or any other transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder or otherwise prevent Seller and the Assigning Affiliates from performing their obligations hereunder in any material respect. Solely for purposes of this Section 4.2(b), the definition of Acquired Assets will not include any reference to the phrase "to the extent assignable or transferable".

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Acquired Assets and/or the Master LLC Properties in connection with the execution and delivery by Seller of this Agreement and Seller and Assigning Affiliates of all documents contemplated hereunder or the consummation by Seller of the transactions contemplated hereunder or thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 4.2(c) or 4.2(a) or (B) which, if not obtained or made, would not reasonably be expected to materially affect the value of an Acquired Asset or Master LLC Properties or prevent or delay in any material respect the consummation of the Transfer or any other transactions Contemplated by this Agreement or in the documents contemplated to be executed hereunder or otherwise prevent Seller and the Assigning Affiliates from performing their obligations hereunder in any material respect.

         (d) As of the date of this Agreement, EXHIBIT A contains a complete and accurate listing of each Person that has a direct ownership interest in the Acquired Assets, the Master LLC Subsidiaries and/or the Master LLC Properties, and there are no other Persons that have a direct ownership interest in the Acquired Assets, the Master LLC Subsidiaries and/or the Master LLC Properties. For the purpose of this Section 4.2(d) "direct ownership interest" means: (i) as to the Fee Properties, all Persons who are vested with all or any portion of a fee interest in the Fee Properties, (ii) as to the Ground Leased Properties, all Persons who are vested with all or any portion of a lessee's leasehold estate (or a vendee's interest in any applicable land installment agreement) in the Ground Leased Properties, and (iii) as to the Master LLC, all Persons who are vested with all or any portion of the membership interests of the Master LLC, (iv) as to the Master LLC Subsidiaries, all Persons who are vested with all or any portion of the membership or partnership interests of the Master LLC Subsidiaries, (v) as to the Master LLC Properties, all Persons who are vested with all or any portion of a fee or leasehold interest in the Master LLC Properties, and (vi) as to the Personal Property, all Persons who have an ownership interest in the Personal Property. Seller shall deliver to Purchaser a revised Exhibit A not later than fifteen (15) days prior to Closing which shall account for all approved Master LLC Transfers.

         4.3. Litigation. Except as set forth in SCHEDULE 4.3-1 AND SCHEDULE 4.3-2, there is no suit, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened against or affecting the Acquired Assets, the Master LLC Subsidiaries and/or the Master LLC Properties (including, but not limited to, personal injury litigation arising from the ordinary course of operations of the Properties even if covered by insurance but excluding workers compensation claims). Except as set forth in SCHEDULE 4.3-1 under the subheadings entitled "Bankruptcy," "Tenant Related" and "Property Related," none of the suits, actions or proceedings set forth on SCHEDULE 4.3-1 OR SCHEDULE 4.3-2 involves any Claim or Claims not covered by insurance or would have a material adverse affect on any of the Properties (including the Master LLC Properties). Except as set forth on SCHEDULE 4.3-1, as of the date hereof there is no litigation pending against Tenants commenced by Seller or any Assigning Affiliate. Except as set forth in SCHEDULE 4.3-1, there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any Assigning Affiliate with respect to the Acquired Assets, the Master LLC, the Master LLC Subsidiaries or the Master LLC Properties that remains unsatisfied or uncured. Except as set forth on SCHEDULE 4.3-2, there is no suit, action or proceeding to determine the assessed value of the Properties or the Real Estate Taxes payable with respect to the Properties (including the Master LLC Properties).

         4.4. Properties. (a) Except as set forth in SCHEDULE 4.4(a), neither Seller nor any Assigning Affiliate has received written notice of any pending Condemnation or involuntary rezoning proceedings, and to the Knowledge of Seller there are no Condemnation or involuntary rezoning proceedings threatened with respect to any of the Properties (including the Master LLC

Properties). None of the proceedings set forth on SCHEDULE 4.4(a) relates to a Material Condemnation.

         (b) The rent rolls delivered pursuant to a separate disclosure statement dated March 24, 2004 (the "RENT ROLL"), list each Lease in effect as of the dates of the Rent Roll. The Rent Roll is true, correct and complete as of the date thereof. Except as entered into by Seller pursuant to the express terms of Section 6.2 and/or Section 7.5(a), and except as set forth on SCHEDULE 4.4(c)-1 hereof, no Leases shall exist on the Closing Date other than the Leases listed on the Rent Roll. "LEASE" means each lease or other right of occupancy affecting or relating to a Property (including the Master LLC Properties) in which Seller or any Assigning Affiliate that is an owner or ground lessee of a Property is the landlord, either pursuant to the lease agreement or as successor to any prior landlord, but shall not include subleases, franchise agreements, concession agreements or similar occupancy agreements entered into by Tenants or subtenants which by their nature are subject to Leases. Seller has made available to Purchaser true, correct and complete copies of all Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees and supplements, and other occupancy agreements with respect to the Leases. Each Tenant under the Leases is a bona fide tenant in possession or has a right to possession of the premises demised thereunder. SCHEDULE 4.4(c)-3 discloses all security and other deposits made by each of the tenants under the Leases which have not been applied as of the date of the Rent Roll. None of Seller and the Assigning Affiliates has received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown on SCHEDULE 4.4(b). All of the Leases are assignable by Seller or an Assigning Affiliate as contemplated by this Agreement without the consent of any other party other than the lenders under the Assumed Indebtedness. Except as set forth in SCHEDULE 4.4(b). no breach or default exists under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any term under) any Lease, which breach or default remains uncured, and neither Seller nor any Assigning Affiliate has received written notice that it is in breach or default under any. Lease to which it is a party, which breach or default remains uncured. Except as set forth on SCHEDULE 4.4(b), there are no commissions or other fees payable to any Person with regard to the execution of the Leases (including any New Leases) or with regard to any options to renew, extend or expand (whether previously or hereinafter exercised). Except as set forth in SCHEDULE 7.5(a), and subject to Section 7.5, all Lease Expenses under the provisions of any of the Leases (including any New Leases) shall be paid by Seller, at Seller's sole cost and expense, in accordance with the applicable Leases and other agreements related thereto.

         (c) SCHEDULE 4.4(c)-1 sets forth a complete list, as of the date of this Agreement, of all Leases of the Properties (including the Master LLC Properties) which are under negotiation or have been executed, but are either not yet included on the Rent Roll or not yet open for business. SCHEDULE 4.4(c)-2 sets forth a correct and complete list of Tenants of the Properties (including the Master LLC Properties) for which any Seller or Assigning Affiliate has received as of the date of this Agreement written notice of any moveout, lease termination or lease cancellation.

         (d) SCHEDULE 4.4(d) sets forth a complete list of all Ground Leases. Each of the Ground Leases is in full force and effect, and except as described on SCHEDULE 4.4(d), none of the Ground Leases has been modified, amended or rescinded. SCHEDULE 4.4(d) discloses all security and other deposits required under the Ground Leases. None of Seller and the Assigning Affiliates has paid any advance payment of rent (other than for the current payment period).

Except as set forth on SCHEDULE 4.4(d), all of the Ground Leases are assignable by Seller or an Assigning Affiliate as contemplated by this Agreement without the consent of any other party other than the lenders under the Assumed Indebtedness. Except as set forth on SCHEDULE 4.4(d), Seller has not received written notice of any breach or default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any term under) any of the Ground Leases, which breach or default remains uncured, and neither Seller nor any Assigning Affiliate has received written notice that it is in breach or default under any Ground Leases to which it is a party, which breach or default remains uncured.

         (e) SCHEDULE 4.4(e) sets forth a complete list of all Subleases. Each of the Subleases is in full force and effect, and except as described on
SCHEDULE 4.4(e), none of the Subleases has been modified, amended or rescinded.
SCHEDULE 4.4(e) discloses all security and other deposits required under the Subleases. None of Seller and the Assigning Affiliates has paid any advance payment of rent (other than for the current payment period). All of the Subleases are assignable by Seller or an Assigning Affiliate as contemplated by this Agreement without the consent of any other party other than the lenders under the Assumed Indebtedness. Except as set forth on SCHEDULE 4.4(e), Seller has not received written notice of breach or default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any term under) any of the Subleases, which breach or default remains uncured, and neither Seller nor any Assigning Affiliate has received written notice that it is in breach or default under any Subleases to which it is a party, which breach or default remains uncured.

         (f) Except as set forth on SCHEDULE 4.4(f), no Person has been granted an option to purchase any Property (including the Master LLC Properties) or has a right of first refusal (or right of first offer) to purchase any Property (including the Master LLC Properties). Except as set forth on SCHEDULE 4.4(f), no Person has the right to require Seller or any Assigning Affiliate pursuant to any Ground Lease or other agreement being assigned and assumed by Purchaser (or its Affiliate) to purchase any of the Ground Leased Properties or any other property.

         (g) No Tenant has been promised or given a loan by Seller or any Assigning Affiliate.

         (h) SCHEDULE 4.4(h) contains a true, correct and complete list of all casualty commercial liability and environmental insurance policies maintained by Seller and the Assigning Affiliates with respect to the Properties (including the Master LLC Properties) as of the date of this Agreement. To the Knowledge of Seller, these policies are in full force and effect as of the date of this Agreement. Neither Seller nor any Assigning Affiliate has received any written notice from any insurance company or board of underwriters of any defects or inadequacies in or on the Properties or any part or component thereof that would materially and adversely affect the insurability of any Property or cause a material increase in the premium for insurance for any Property that have not been cured or repaired.

         (i) At Closing, Seller or an Assigning Affiliate will own good and marketable fee simple title to each of the Fee Properties which are 1031 Properties, free and clear of all Liens except for Liens in connection with the Assumed Indebtedness or related to a Permitted Encumbrance. At Closing, Seller or an Assigning Affiliate will be vested with a good and marketable leasehold interest in each of the Ground Leased Properties which are 1031 Properties, free and clear of all Liens except for Liens in connection with the Assumed Indebtedness or related to a Permitted Encumbrance. At Closing, Seller or an Assigning Affiliate will be vested with a good and marketable subleasehold interest in each of the Subleases, free and clear of all Liens except for Liens in connection with the Assumed Indebtedness or related to a Permitted Encumbrance.

         (j) Schedule 2.4(a)(i)(R) identifies all Utility Deposits with respect to the Properties and there exists no other cash deposits or other collateral which are held by utility companies serving one or more of the Properties, which secures the payment of utility bills for one or more of the Properties.

         4.5. Environmental Matters. Seller, to its Knowledge, has made available to Purchaser copies of all environmental studies, investigations, reports, audits, assessments, Licenses and Permits and agreements relating to any of the Properties' compliance with Environmental Laws within Seller's or any Assigning Affiliate's possession or control, and all environmental studies, investigations and reports within Seller's or any Assigning Affiliate's possession or control and made available to Purchaser are listed on SCHEDULE 4.5 (as may be supplemented in accordance with Section 4.19). To the Knowledge of Seller, the Acquired Assets and the Master LLC Properties comply in all material respects with Environmental Laws except as may be disclosed in the environmental studies, investigations, and reports listed on SCHEDULE 4.5. Except as disclosed in the environmental reports listed on SCHEDULE 4.5, neither Seller nor any Assigning Affiliate has received any written notice with respect to any Property (including the Master LLC Properties) regarding any failure to comply with any applicable Environmental Law except as may be disclosed in said environmental studies, investigations, and reports so made available to Purchaser and those obtained by Purchaser as of the date of this Agreement. To the Knowledge of Seller, the Properties do not contain any Hazardous Materials in violation of applicable Environmental Laws except as disclosed in the environmental reports listed on SCHEDULE 4.2(a).

         4.6. Taxes. (a) Seller and all Assigning Affiliates (including, without limitation, the Master LLC and each Master LLC Subsidiaries have timely filed all Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and have paid (or have caused to be paid) all Taxes shown on such Tax Returns as required to be paid by them and all such Tax Returns are complete and accurate in all material respects. After Closing, Seller and all Assigning Affiliates will timely file all applicable Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and will timely pay (or will cause to be paid) all Taxes shown on such Tax Returns as required to be paid by them and all such Tax Returns will be complete and accurate in all material respects. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Seller or any Assigning Affiliate and no requests for waivers of the time to assess any such Taxes are pending. No Tax Returns of Seller or any Assigning Affiliate are currently being audited by any applicable taxing authority. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to all taxing authorities have been so deposited or paid by Seller or any Assigning Affiliate on or before the applicable due date. No claim is pending by, or has been received in writing from, any Governmental Entity in any jurisdiction where any Assigning Affiliate does not file Tax Returns that any Seller is or may be subject to taxation by such jurisdiction. There are no Liens for Taxes encumbering any of the Properties other than Liens for Real Property Taxes which are not yet due and payable.

         (b) Seller and its Affiliates have timely paid all Taxes payable by it for the Pre-Closing Taxable period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any the Acquired Assets, the Master LLC Subsidiaries and/or the Master LLC Properties, would otherwise adversely affect Purchaser or would result in Purchaser becoming liable or responsible therefor.

         4.7. Compliance with Laws. Except as set forth in SCHEDULE 4.7, (i) Seller has not and the Assigning Affiliates have not received written notice of any violation of Laws affecting any portion of the Properties (including the Master LLC Properties) that are issued by any Governmental Entity that remains uncured and (ii) to the Knowledge of Seller, neither Seller nor any Assigning Affiliate has violated or failed to comply with any Law or License and Permit applicable to the Acquired Assets the Master LLC Subsidiaries and/or the Master LLC Properties. To the Knowledge of Seller, the Licenses and Permits constitute all Licenses and Permits that are required in order for Seller and its occupants to operate the Properties as they are presently operated. To the Knowledge of Seller, all such Licenses and Permits are in full force and effect in all material respects.

         4.8. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller (except with respect to any mortgage loan correspondent fees or commissions associated with the assignment and assumption of the Assumed Indebtedness, which shall be paid in accordance with Section 9.2).

         4.9. The Benderson Loan Documents. (a) SCHEDULE 1.3-1 lists (i) the Indebtedness evidenced by the Benderson Loan Documents, (ii) all of the Properties (including the Master LLC Properties) encumbered by the Benderson Loan Documents before giving effect to the transactions contemplated by this Agreement, (iii) the principal amount thereof outstanding as of the date of this Agreement (or as of such other date as may be set forth in the SCHEDULE 1.3-1) as reflected in the note and mortgage system within the JD Edward's software on BDCI's AS 400 (which, to Seller's knowledge, is true and accurate), (iv) all of the notes, mortgages, deeds of trust, loan agreements, indemnification and guaranty agreements evidencing and/or securing the Indebtedness evidenced by the Benderson Loan Documents, as the same may have been amended or supplemented from time to time, and (v) the amount of any escrows or deposits held or established in connection with the Benderson Loan Documents as of the date of this Agreement. Except for the real property listed on SCHEDULE 4.9(a)-1, the Benderson Loan Documents do not encumber any real property other than the Properties listed on SCHEDULE 1.3-1. Except as set forth on SCHEDULE 4.9(a)-2, Seller has delivered to Purchaser complete and correct copies of the Benderson Loan Documents and no other Indebtedness encumbers the Acquired Assets other than the Indebtedness evidenced by the Benderson Loan Documents except for Indebtedness and Liens which will be satisfied or released at or below Closing pursuant to Section 3.3(d). Seller and each Assigning Affiliate are current in all payments of principal and interest due under each Benderson Loan Documents through the most recent scheduled payment date. SCHEDULE 4.9(a)-3 identifies all letters of credit issued pursuant to the Benderson Loan Documents, and neither Seller, nor any Assigning Affiliate is obligated to issue or maintain a letter of credit except with respect to the letters of credit identified on SCHEDULE 4.9(a)-3 and/or on SCHEDULE 7.5(h).

         (b) Other than obtaining the consents set forth on SCHEDULE 9.6(d) and except as set forth on SCHEDULE 4.9(b), Seller is not and the Assigning Affiliates are not in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by Seller and/or any Assigning Affiliate under, other than obtaining the consents set forth on SCHEDULE 9.6(d)) the Henderson Loan Documents.

         4.10. Assumed Liabilities. Subject to Section 11.2(e), neither Seller nor any Assigning Affiliates has received written notice of the existence of a violation or any default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any term by Seller or the Assigning Affiliate under) the Assumed Liabilities that remains uncured, except for defaults (as such term is defined in the applicable Benderson Loan Documents) that may occur as a result of one or more Master LLC Transfers which have not been consented to in advance.

         4.11. Contracts. SCHEDULE 4:11 attached hereto lists the following Contracts as of the date of this Agreement relating to the Acquired Assets (collectively, the "MATERIAL CONTRACTS"):

         (a) any agreement (or group of related agreements) for the lease of personal property or equipment to or from any Person which is not terminable by Seller or an Assigning Affiliate without penalty upon 30 days prior written notice or less;

         (b) any agreement (or group of related agreements), including without limitation, letters of intent for (i) the purchase or sale of real property (including options or rights of first offer or refusal), (ii) the purchase or sale of supplies, products or other personal property (including options or rights of first offer or refusal), or (iii) the furnishing or receipt of services, including, without limitation, management, operating, listing, brokerage, landscaping, snow plow, music, trash supply and maintenance agreements;

         (c) any agreement (or group of related agreements) relating to the development or construction or reconstruction of any Property;

         (d) any agreement (other than (i) limitations set forth in the organizational documents for the Master LLC Members that are "special purpose entities", (ii) the Leases or (iii) instruments identified in the title commitments issued in connection with this Agreement) limiting the right of Seller or any Assigning Affiliate to conduct any line of business or to lease space to any particular Tenant or for any particular use; or

         (e) any agreement relating to a performance bond and/or a letter of credit issued upon the request of any lender in connection with the Assumed Indebtedness or any other Person.

Seller has made available to Purchaser for Purchaser's review a correct and complete copy of each Material Contract (as amended). Neither Seller nor any Assigning Affiliate has received any written notice that it is in violation of or in default under any of the Material Contracts or any use restrictions set forth in the Leases or in the instruments identified in the title commitments issued in connection with this Agreement, and to the Knowledge of Seller, neither Seller nor any Assigning Affiliate is in violation of or in default under any of the Material Contracts, and neither Seller nor any Assigning Affiliate have given any written notice to any non-Seller-affiliated party informing it that such party is, and to the Knowledge of Seller, no non-Seller-affiliated party is, in violation of or in default of any material term under any of the Material Contracts. To the Knowledge of Seller, each Material Contract is in full force and effect. Except as set forth on SCHEDULE 4.11, all Material Contracts for the furnishing or receipt of services, including, without limitation, management, landscaping, snowplowing, music, trash service, dumpster service, sweeping contracts, operating, listing, brokerage, supply and/or maintenance agreements, are terminable without penalty or payment upon thirty (30) days prior written notice or less.

         4.12.    Master LLC, Master LLC Subsidiaries and Other Entities.

         (a) At Closing, the membership interests in the Master LLC will have been duly authorized, fully paid and validly issued in accordance with the constituent organizational documents of the Master LLC and applicable Law. The Persons identified on SCHEDULE 4.12(a)- 1 (the "MASTER LLC MEMBERS") will own at Closing 100% of the membership interests in the Master LLC, free and clear of all Liens. The Master LLC Members' respective percentage interests in the Master LLC are also set forth on SCHEDULE 4.12(a)-1. The entities identified on
SCHEDULE 4.12(a)-2 are all the entities owned by the Master LLC (each a "MASTER LLC SUBSIDIARY" and collectively, the "MASTER LLC SUBSIDIARIES"). The Master LLC owns 100% of the membership interests in each Master LLC Subsidiary. No Master LLC Member or Master LLC Subsidiary has pledged its membership interests in the Master LLC or any Master LLC Subsidiary or consented to the pledge or encumbrance of any of the membership interests of the Master LLC or the interests in any of the Master LLC Subsidiaries. The membership interests in the Master LLC Subsidiaries have been duly authorized and validly issued in accordance with the constituent organizational documents of such Master LLC Subsidiary and applicable Law. The Master LLC owns directly or indirectly 100% of the membership interests in the Master LLC Subsidiaries, free and clear of all Liens other than Liens arising pursuant to the Assumed Indebtedness and Permitted Encumbrances.

         (b) All documents comprising the constituent organizational documents of the Master LLC and each Master LLC Subsidiary will be described on
SCHEDULE 4.12(b) (a schedule that will be prepared by Seller, delivered to Purchaser and attached to this Agreement not later than twenty (20) days prior to Closing) and, true, correct and complete copies of the constituent organizational documents will be listed on SCHEDULE 4.12(b) have been delivered to Purchaser or its counsel. The constituent organizational documents listed on
SCHEDULE 4.12(b) will be in full force and effect as of Closing and no other documents, instruments, agreements or certificates are (or will be) in effect that govern the relative rights and obligations of the partners or members in those capacities, as applicable, of Master LLC or any Master LLC Subsidiary. As of the applicable Closing, neither Seller nor any Assigning Affiliate (including each Master LLC Member and each Master LLC Subsidiary) is in breach of, or default under, the constituent organizational documents that will be listed on
SCHEDULE 4.12(b) and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under the constituent organizational documents that will be listed on SCHEDULE 4.12(b), and neither Seller, any Assigning Affiliate, nor any Master LLC Member has given written notice to, or received any written notice that, any other partner or member of the Master LLC and/or any Master LLC Subsidiary is in breach of, or default under, the constituent organizational documents that will be listed on SCHEDULE 4.12(b).

         (c) None of Seller, any Assigning Affiliate, any Master LLC Member or any other partner or member or other Affiliate of any of the Master LLC or the Master LLC Subsidiaries has made a loan to the Master LLC or any Master LLC Subsidiary that is still outstanding and no partner or member has any outstanding capital commitments to the Master LLC or any Master LLC Subsidiary.

         (d) Except for liabilities and obligations in connection with the Assumed Indebtedness and Permitted Encumbrances (and except for the liabilities and obligations in connection with Indebtedness and Liens associated with the Master LLC Properties, which shall be satisfied or released on or prior to Closing), neither the Master LLC nor any of the Master LLC Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

         (e) At Closing, the Master LLC and the Master LLC Subsidiaries will own good and marketable title (fee simple with respect to the Fee Properties which are Master LLC Properties and leasehold with respect to the Ground Leased Properties which are Master LLC Properties) to the Master LLC Properties, free and clear of all Liens except for Liens in connection with the Assumed Indebtedness or related to a Permitted Encumbrance.

         (f) Seller has delivered or caused to be delivered to Purchaser (or will deliver or cause to be delivered upon the request by Purchaser or PWC) the financial information for each Master LLC Subsidiary as of December 31, 2003 for the purpose of an annual audit by Purchaser (collectively, the "AUDITED ANNUAL FINANCIAL STATEMENTS"). In addition, Seller has delivered or caused to be delivered to purchaser (or will deliver or cause to be delivered upon request by Purchaser or PWC), unaudited financial information for each Master LLC Subsidiary as of the three (3) month period ended March 31, 2003 and March 31, 2004 (collectively, the "UNAUDITED INTERIM FINANCIAL STATEMENTS", and together with the Audited Annual Financial Statements referred to collectively as the "FINANCIAL STATEMENTS"). The Financial Statements delivered to Purchaser or PWC have been prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise described to the Purchaser or PWC and except that the Financial Statements do not contain all of the footnotes required under GAAP or the calculations of straight line rent) and present fairly, in all material respects, the results of operations of each Master LLC Subsidiary for the periods then ended (subject, in the case of Interim Financial Statements, to normal and immaterial year-end audit adjustments). There has not been a material adverse change in the financial conditions or results of operations of any Master LLC Subsidiary.

         (g) Except as set forth on SCHEDULE 4.12(g), neither the Master LLC, nor any Master LLC Subsidiaries has, or ever has had, an employee.

         (h) Upon the Transfer of 98% of the membership interests in the Master LLC from the Master LLC Members to Purchaser (or its Affiliate), Purchaser (or its Affiliate) will have exclusive control and either direct or indirect ownership of the Master LLC Subsidiaries and the Master LLC Properties, subject only to the terms of the Master LLC Agreement, the Assumed Loan Documents which relate to or encumber the Master LLC Properties and the Permitted Encumbrances.

         (i) Each of the Master LLC and the Master LLC Subsidiaries since their respective dates of formation have been a partnership or limited liability company. No election has been made under Treasury Regulation section 1.7701-3(c) (or any other similar provision of state or local law) to treat any of the Master LLC or the Master LLC Subsidiaries (or any of the direct or indirect subsidiaries of the Master LLC or Master LLC Subsidiaries) as an association taxable as a corporation for federal (or state or local) income tax purposes.

         (j) None of the Master LLC or the Master LLC Subsidiaries is liable for any Taxes (other than Real Estate Taxes which are not yet due and payable), including, without limitation, any federal, state or local income taxes, taxes of any predecessor and taxes of any other person that the Master LLC or the Master LLC Subsidiaries is liable for as a result of transferee liability, joint and several liability, or under contract.

         (k) There are no merchants' association or other similar marketing associations for any of the Properties.

         4.13. REAs. Except as set forth on SCHEDULE 4.4(b), Seller has not and the Assigning Affiliates have not received written notice that they are in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any term by Seller and/or the Assigning Affiliates under, other than obtaining the consents contemplated hereunder) any reciprocal easement agreements or operating easement agreements or other agreements with any third parties relating to the Properties (the "REAs") that remains uncured, nor does a material violation or default by Seller or any Assigning Affiliate exist. Neither Seller nor any Assigning Affiliate has given any written notice to any third party informing it that such party is, and to the Knowledge of Seller, no third party is in violation of, or in default under, any of the REAs.

         4.14. Insolvency. There are no voluntary or involuntary proceedings in Bankruptcy, or under any other debtor relief laws, pending or, to the Knowledge of Seller, threatened against Seller or any Assigning Affiliate (including, without limitation, the Master LLC and each Master LLC Subsidiary).

         4.15. United States Person. Seller and all Assigning Affiliates are "United States Persons" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

         4.16. ERISA. (a) Neither Seller, any Assigning Affiliate (including, without limitation, the Master LLC and each Master LLC Subsidiary) nor or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Seller or any Assigning Affiliate under
Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") contributes to, or has any obligation to contribute to, a multiemployer plan, as defined in
Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"). Neither Seller nor any ERISA Affiliate has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan, or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

         (b)      With respect to any single-employer plan, as defined in
Section 4001(a)(15) of ERISA, that is sponsored by, or to which contributions are required of, Seller or any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived. Neither Seller nor any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

         4.17. Definition of Knowledge of Seller. As used in this Agreement, the phrase to the "KNOWLEDGE OF SELLER" (or words of similar import) means the current, actual, conscious (and not constructive, imputed or implied) knowledge of any employee of Seller and/or any Assigning Affiliate after having made such review of files or other independent inquiry as they deem necessary under the circumstances.

         4.18. Schedule References. Any item disclosed in one Section or Schedule shall be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the relevance of the disclosure is clearly apparent.

         4.19. Right to Amend Representations. Seller shall have the right from time to time prior to the Closing by notice to Purchaser to amend or supplement its qualifications to the representations and warranties in this
Article IV, by amendment of the Schedules hereto or otherwise to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies; provided, however, that no such amendment or supplement will be deemed to cure any intentional breach of any representation or warranty made in this Article IV or have any effect on the conditions in Section 9.6(a) or remedies set forth in
Section 11.2 with respect to any factual inaccuracy of a material nature made intentionally that existed when this Agreement was entered into but will be deemed to cure any breach or inaccuracy for all purposes under this Agreement arising from a change in facts or conditions after this Agreement was entered into so long as the change was not caused by Seller's breach of Articles VI and VII other than Section 6.5. Notwithstanding the foregoing, any such amendments or supplements shall be treated in the same manner as a Title Objection pursuant to Section 3.3.

         4.20. Seller's Representations Deemed Modified. To the extent that Purchaser actually knows at or prior to the Closing or has been provided materials or documentation that any of Seller's representations and warranties that are required to be made on the Closing Date are inaccurate, untrue or incorrect in any way and fails to notify Seller, such representations and warranties shall be deemed modified to reflect Purchaser's knowledge or the information contained in such materials or documentation. Seller shall not have any liability for a breach of representation or warranty by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy is actually known by Purchaser or Purchaser has received materials or documentation which would reveal such inaccuracy at the time of the Closing and Purchaser nevertheless fails to notify Seller and proceeds to consummate the Closing. For purposes of this Agreement, knowledge of Purchaser means the current, actual, conscious (and not constructive, imputed or implied) knowledge of any employee of Purchaser and its Affiliates.

         4.21. Investment Representations. Seller and each Assigning Affiliate is an "accredited investor" as that term is defined in Regulation D promulgated by The Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 ACT"). Seller and each Assigning Affiliate has extensive knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of holding Seller Units and any securities into which such Seller Units may be converted (collectively, "MEMBERSHIP INTERESTS") and has the ability to bear the economic risks of an investment in the Membership Interests. Seller and each Assigning Affiliate is acquiring Membership Interests solely for its own account, for investment purposes only, and not directly or indirectly with a view to, or for resale in connection with, any distribution or public offering thereof in violation of any applicable Federal or state securities law. Seller and each Assigning Affiliate has received and has been given full opportunity to review all material information relating to the Master LLC, the Master LLC Subsidiaries and the membership interests of the Master LLC (collectively, the "INVESTMENT DOCUMENTS"). In making its decision to invest in Membership Interests, Seller and each Assigning Affiliate has relied and will rely solely on the information in the Investment Documents, the representations and warranties expressly made by Purchaser in this Agreement and its own independent investigation. Seller and each Assigning Affiliate has reviewed the merits of an investment in Membership Interests with tax and legal counsel and with an investment advisor, to the extent deemed advisable by it, and it and such representatives (if any) have been given the opportunity to ask questions of, and receive answers from, Purchaser concerning the terms and conditions of all matters pertaining to Membership Interests, and all such questions have been answered to their satisfaction. Seller and each Assigning Affiliate acknowledges that (a) it must bear the economic risk of its investment in Membership Interests for an indefinite period of time because, among other things, the Membership Interests have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Membership Interests are subsequently registered under the Act and under the applicable securities laws of such states or exemptions from all such registrations are available, (b) except as otherwise provided in the Investment Documents, Purchaser will be under no obligation to register Membership Interests on behalf of Seller or any Assigning Affiliate or to assist Seller or any Assigning Affiliate in complying with any exemption from registration under the Act or any state's securities laws.

                 V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         5.1. Organization, Standing and Power of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted.

         5.2. Authority; Noncontravention; Consents. (a) Purchaser has the requisite corporate power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Purchaser, (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser or its owners is necessary to authorize any of the foregoing. This Agreement has been, and all documents contemplated hereunder to be executed by Purchaser when executed and delivered will have been, duly executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights or articles of incorporation or by laws.

         (b) The execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser do not, and the consummation of the transactions contemplated hereunder and thereunder and compliance by Purchaser with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a penalty, or a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under (i) its certificate or articles of incorporation or code of regulations, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, management or other agreement, instrument or Licenses and Permits applicable to Purchaser or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Subsection
(c) below, any Laws applicable to Purchaser or its respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that, individually or in the aggregate, would not reasonably be expected to impair or interfere in any material respect with the consummation of the Transfer or any other transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder, or otherwise prevent Purchaser from performing its obligations hereunder in any material respect.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser to which it is a party or the consummation by Purchaser of any of the transactions contemplated hereunder or thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 5.2(c) attached hereto.

         5.3. Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser (except with respect to any mortgage loan correspondent fees or commissions associated with the assignment and assumption of the Assumed Indebtedness).

         5.4. Funding. At Closing Purchaser will have sufficient funds available to perform all of its obligations hereunder.

         5.5. Right to Amend Representations. Purchaser shall have the right from time to time prior to the Closing by notice to Seller to amend or supplement its qualifications to the representations and warranties in this
Article V, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies; provided, however, that no such amendment or supplement will be deemed to cure any breach of any representation or warranty made in this Article V or have any effect on the conditions in Section 9.5(a) or remedies set forth in Section 11.3 with respect to any factual inaccuracy that existed when this Agreement was entered into but will be deemed to cure any breach or inaccuracy for all purposes under this Agreement arising from a change in facts or conditions after this Agreement was entered into so long as the change was not caused by Purchaser's breach of Sections 3.3(b) and 6.4 and Article VII.

                                  VI. COVENANTS

         6.1. Conduct of Seller's Business Pending Transfer. Prior to the applicable Closing Date or the earlier termination of this Agreement, Seller will, and will cause each of the Assigning Affiliates to:

         (a) Continue to operate, manage, lease (subject to Section 6.2) and maintain the Acquired Assets and the Master LLC Properties in the usual, regular and ordinary course and in substantially the same manner as heretofore and substantially consistent with historical Operating Expenses;

         (b) Use reasonable efforts to preserve intact their business organization and goodwill and keep available the services of their officers and key employees;

         (c) Subject to SECTION 6.1(g), confer on a regular basis with one or more representatives of Purchaser to report operational matters and other matters concerning the Properties, and promptly provide Purchaser with (i) all notices received and financial statements and operating reports prepared in connection with any of the documents evidencing or securing any loans encumbering the Properties, (ii) all financial statements and operating reports routinely prepared by Seller relating to the Acquired Assets, (iii) reports regarding changes in Liens, (iv) reports on all litigation or other proceedings which affect the valuation of the Properties or involve disputes concerning Real Estate Taxes, (iv) changes in use restrictions or REAs, and (v) decisions to develop or build upon any Property.

         (d) Promptly notify Purchaser of any casualty, condemnation or other adverse event in connection with the Acquired Assets, and promptly notify Purchaser upon Seller's receipt of any written notice of breach or default under any of the Leases which are identified on SCHEDULE 6.3, Ground Leases, Subleases, Assumed Loan Documents, REAs, and/or Contracts, any violation of applicable Law in connection with the Acquired Assets and/or any Tenant vacating its leased premises within a Property and/or the termination of negotiations with respect to any prospective tenant identified SCHEDULE 6.2 or any other prospective tenant in connection with the Master Leased Spaces.

         (e) Maintain its books and records in accordance with the accounting principles currently utilized by it, consistently applied, and not change in any material manner any of their methods, principles or practices of accounting currently in effect, except as may be required by applicable Law or GAAP;

         (f) Duly and timely file all reports, Tax Returns and other documents required to be filed with federal, state, local and other Governmental Entities, subject to extensions permitted by Law and to continue to comply with all the obligations under the Assumed Loan Documents;

         (g) Except for any transfers contemplated by, or otherwise necessary to effect the purposes of, and in accordance with, this Agreement (or as consented to in writing by Purchaser), not (i) acquire, transfer (including any change of ownership of control of any applicable Property), sell, ground lease or otherwise encumber any of the Properties and/or option or enter into any agreement to acquire, transfer (including any change of ownership of control of any applicable Property), sell, ground lease, or exercise an option or contract to acquire, transfer, sell or ground lease any of the Properties,
(ii) make any loans or advances to any other Person with respect to the Properties, (iii) encumber or subject to any Lien any of the Acquired Assets, the Master LLC membership interests, the membership interests of any Master LLC Subsidiary, and/or the Properties (except for agreements, easements and/or declarations in which Seller has obtained Purchaser's prior written consent),
(iv) except as set forth on SCHEDULE 7.19-1, enter into any new agreement or commitment affecting the Properties, or amend any existing agreement or commitment affecting the Properties, to improve, develop or construct improvements (other than Construction Obligations), (v) except to effect the transactions contemplated under this Agreement, modify, amend, supplement, terminate or assign the Benderson Loan Documents, the documents evidencing the Assumed Liabilities, (vi) modify, amend, supplement, terminate or assign the REAs, and the Leases (but subject to Section 6.2 below), Ground Leases and Subleases, (vi) to incur any Indebtedness encumbering the Master LLC membership interests, the membership interests of any Master LLC Subsidiary and/or the Properties other than the Assumed Indebtedness, (vii) transfer, sell, assign or encumber the Acquired Assets, the membership interests of any Master LLC Subsidiary and/or the Properties, or any Material Contracts, or (viii) except as provided in Section 6.2, enter into any management, operating, listing, brokerage, supply and maintenance agreement affecting the Properties that is not terminable without penalty upon the Transfer of the Acquired Assets;

         (h) Except as otherwise provided in Section 6.1(r), not amend any material terms of any Material Contract without first obtaining Purchaser's prior written consent;

         (i) Not modify or terminate the existing insurance coverage with respect to the Properties, increase the amount of any deductibles or shift coverage to insurance companies with a financial strength rating of not less than "Excellent (A or A-)" under Best's Key Rating Guide Property-Casualty, published by A.M. Best Company, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed;

         (j) To obtain the consents required to consummate the Transfer and the other transactions contemplated by this Agreement, including those described in SCHEDULE 4.2(b), SCHEDULE 4,2(c) and SCHEDULE 9.6(d);

         (k) Provide to the title insurance company(ies) issuing the Title Policies affidavits as may be required by the title company(ies) in order to:
(i) issue a non-imputation endorsement for the Title Policies, (ii) delete the so-called standard Schedule B exceptions, (iii) issue any other endorsement that Purchaser may reasonably request, and (iv) any other customary and commercially reasonable affidavits, documents and information necessary for such title insurance company to insure title to the Properties subject only to the Permitted Encumbrances for the benefit of Purchaser;

         (l) In the event Seller becomes aware that any of Seller's representations and warranties made hereunder are inaccurate, untrue or incorrect in any material respect, promptly notify Purchaser with a reasonably detailed description of the inaccuracy;

         (m) Not settle any insurance claims or other litigation that would affect the Properties, the Master LLC and/or the Master LLC Subsidiaries after the Closing without Purchaser's consent;

         (n) Cooperate with Purchaser to have any letters of credit in respect of any Tenant Security Deposits assigned to Purchaser in accordance with
Section 2.7 or hold any letters of credit of and draw on them at Purchaser's request until a new letter of credit may be issued to Purchaser or its designee;

         (o) Not apply any security deposits to delinquent Rentals or other amounts owed by a Tenant while a Tenant is in possession of the space under its Lease without Purchaser's written consent;

         (p) Continue to comply in all material respects with the terms and conditions of the Assumed Indebtedness, the Leases (including the New Leases), the Ground Leases, the Subleases, the REAs, and Contracts applicable to Seller and each applicable Assigning Affiliate;

         (q) Not enter into a contract or agreement (except for Contracts that are expressly permitted by this Agreement) that would be a Material Contract without Purchaser's prior written consent; and

         (r) Terminate all Company Leases, and, unless Purchaser otherwise directs Seller in writing no later than April 9, 2004, terminate, at Seller's sole cost and expense, all Material Contracts for the furnishing or receipt of services, including, without limitation, management, landscaping, snowplowing, trash service (including, without limitation, the waste disposal contracts with BFI), dumpster service, sweeping contracts, operating, listing, brokerage, supply and/or maintenance agreements relating to the Properties on or before the applicable Closing Date, provided, however, Seller shall not terminate the music contracts that have been provided to Purchaser for review, which Purchaser (or its Affiliate) intends to assume at Closing. In addition, Purchaser acknowledges that the payment obligations (as set forth on SCHEDULE 4.11) with respect to maintaining certain traffic signals shall be an Assumed Liability as of the applicable Closing Date with respect to the Property benefited by such traffic signal.

         6.2. Leasing. Except as hereinafter set forth, Seller will pay for all Lease Expenses in connection with the Leases, including any New Leases entered into after the date of this Agreement in accordance with the applicable Leases and other agreements related thereto, provided, however, Seller is entitled to all reimbursements paid by Tenants for Lease Expenses (including, without limitation, the site work reimbursements to be paid by Lowes at Boulevard Consumer Square (Property #2245), and construction reimbursement to be paid by Walmart at Plattsburgh Consumer Square (Property # 2006) whether paid before or after the applicable Closing. Seller will promptly apprise Purchaser of leasing activities with respect to the Properties, including notice of any loans made by Seller or any Assigning Affiliate to any Tenant. Except with respect to New Leases which are consistent with the approved Letters of Intent set forth on SCHEDULE 6.2 -1 and except as provided in Section 7.5(a), Seller will not, and will cause each applicable Assigning Affiliate (x) not to, enter into any Lease or New Lease, or otherwise amend or modify any Lease or New Lease, without Purchaser's prior written consent in each instance, which consent will not be unreasonably withheld, delayed or conditioned, unless such amendment or modification would change the term, reduce the rent, grant a new exclusive use restriction or change the prorata share of a Tenant subject to such Lease or New Lease for the calculation of Operating Expenses, in which events consent may be withheld in Purchaser's sole and absolute discretion, and (y) not to terminate any Lease or New Lease without Purchaser's prior written consent in each instance, which consent may be withheld in

Purchaser's sole and absolute discretion. Seller shall provide to Purchaser weekly leasing reports and Seller and Purchaser or its designee shall meet weekly by telephone to discuss the leasing reports and other issues relating to the Master Lease Spaces. In the event Seller leases space (approved by Purchaser pursuant to the provisions of this section 6.2) that is not a Master Lease Space Purchaser shall reimburse Seller upon the applicable Closing for all Lease Expenses incurred by Seller. Seller shall not have any obligation to make New Lease Payments or Vacant Space Payments for spaces that are not Master Lease Spaces. Purchaser shall have exclusive control of all leasing activities and leasing decisions from and after the applicable Closing Date, subject to the terms and conditions of the Master Lease, hereinafter defined. Purchaser acknowledges and agrees that Seller may, at Seller's sole cost and expense, (i) relocate PETsMart to the location within New Hartford Consumer Square depicted on SCHEDULE 6.2-2, (ii) relocate Sun Capsule to a different location within Dick's Plaza-Union Road in the location shown on SCHEDULE 6.2-3, (iii) enter into lease modification agreements with Tops permitting Tops to construct fuel facilities provided the construction of the fuel facility does not violate the terms of any lease encumbering a Shopping Center, (iv) enter into lease modification agreements with Dollar Tree for any lease with Dollar Tree in effect as of the date of this Agreement granting Dollar Tree the exclusive use provision set forth on SCHEDULE 6.2-4, (v) modify all Total Tan Leases in effect as of the date of this Agreement located at the Properties to give the Tenant a kick-out right after January 1, 2006, upon twelve (12) months prior written notice, (vi) enter into lease modification agreements with B.J.'s in connection with the expansions at B.J.'s-Hanover/Allentown, PA (Property #2002), Youngmann Plaza (Property #1155), Eastgate Plaza (Property #2085), and B.J.'s Plaza, Hamburg, NY (Property #1653), provided, however, Purchaser shall have the right to review and approve the plans for any such expansion, which shall not be unreasonably withheld, conditioned or delayed, and (vii) modify the Colonial Wine and Spirits Lease in effect as of the date of this Agreement located at Crossroads Centre (Property #1613) to give the Tenant a kick-out right after January 1, 2006, upon twelve (12) months prior written notice. Seller covenants and agrees to deliver to Purchaser (or its designee) photocopies of all outstanding default notices sent during the prior twelve (12) calendar months within five (5) Business Days after the date hereof.

         6.3. Tenant and Other Estoppels. Seller, at Seller's sole cost and expense, will use commercially reasonable efforts to obtain and deliver to Purchaser estoppel certificates from all the Tenants identified on SCHEDULE 6.3. Each estoppel certificate will be in the form of EXHIBIT 6.3-1 or in the form prescribed in the applicable Tenant's Lease. If any Tenant identified on
SCHEDULE 6.3 fails to deliver an estoppel certificate before Closing, then Seller shall deliver a Seller estoppel certificate in the form of EXHIBIT 6.3-2 with respect to each Tenant's Lease for which a Tenant estoppel certificate was not delivered, and Purchaser shall not be permitted to terminate this Agreement with respect to such Property provided Seller delivers such Seller's estoppel certificate. If Seller obtains an estoppel certificate from any Tenants, Seller's representations and warranties made in Section 4.4(b) and (f) and (g) will terminate and be null and void with respect to all matters represented that relate to the applicable Tenants if such estoppel certificates contain no exceptions noted by the Tenant, and if such estoppel certificate contains exceptions noted by the Tenant then such representations and warranties will terminate and be null and void only with respect to those matters represented that relate to the applicable Tenant and that are confirmed without exception by such estoppel certificate, and if the matter to which the Tenant takes exception in the estoppel certificate is not a matter included in the Rent Roll and is not a matter relating to the physical (but not uninsured damages relating to the Tenant's property) or environmental condition of the Property and is not already covered by a

Seller representation in Section 4.4(b) and (f) and (g) and is a matter included in the form of Seller estoppel attached as EXHIBIT 6.3-2, then Seller may but shall not be required to deliver a Seller estoppel with respect to such Tenant for the excepted matter. If Seller provides an estoppel certificate in respect of any Tenant's Lease and the Tenant delivers an estoppel certificate after Closing, Seller's estoppel certificate in respect of that Lease will be null and void as if Seller estoppel certificate had not been delivered at Closing if the estoppel certificate from the Tenant contains no exceptions noted by the Tenant, or if such estoppel certificate contains exceptions noted by the Tenant, then Seller's estoppel certificate will be null and void only with respect to those matters represented that are confirmed without exception by the Tenant's estoppel certificate. Except as provided in this Section 6.3, Seller has no responsibility to deliver any additional estoppel certificates other than with respect to those Tenants listed on SCHEDULE 6.3. In the event lenders require any additional estoppel certificates, it is Purchaser's obligation to obtain such additional estoppel certificates at Purchaser's cost and expense, provided, however, if a lender refuses to grant Consent because Purchaser, despite its good faith efforts, fails to deliver such additional estoppel certificates, then, the Closing with respect to the Properties for which a lender refuses to grant Consent shall be delayed and Seller shall have a period of up to one hundred and eighty (180) days after the scheduled Closing Date set forth in
Section 9.1 to diligently pursue such Consent. In the event that Seller has not been able to obtain such Consent after the expiration of the one hundred and eighty (180) day period, Purchaser may elect to terminate this Agreement with respect to the Property or extend the Closing as provided in Section 6.4, provided, however, that if Purchaser elects to terminate this Agreement with respect to a Property as provided in Section 6.4, Seller may elect instead to cause the Assumed Indebtedness to be prepaid at Closing, in which event Purchaser shall be obligated to acquire the Property but the loan shall be deemed to be a Forced Prepayment Loan and an Excluded Liability. In addition, Purchaser may, at its sole cost and expense, obtain estoppel certificates from each ground lessor under the Ground Leases and/or from each party to an REA (each an "OTHER ESTOPPEL" and collectively, the "OTHER ESTOPPELS"). Seller and each Assigning Affiliate will cooperate with Purchaser in connection with the Other Estoppels.

         6.4. Assumption of Obligations. Seller will use its commercially reasonable efforts and cooperate with Purchaser to cause the holders of the Assumed Indebtedness to consent to: (i) the assumption thereof (including the transfer of any applicable lockbox accounts) by Purchaser as contemplated by this Agreement or (ii) the Transfers as applicable (including taking subject to such Indebtedness). Seller will cooperate with Purchaser in requesting consent from the applicable holders of any Assumed Indebtedness with respect to modifications to the Blend and Extend Loans. Seller will also use its commercially reasonable efforts to cause the holders of the Assumed Indebtedness to confirm in writing to Purchaser that there are no events of default under the applicable holder's Assumed Loan Documents, the outstanding principal balance due thereunder and any other item that Purchaser may reasonably request. In the event that the holders of the Assumed Indebtedness do not consent to such assumptions, Transfers and/or modifications, then Closing shall be delayed with respect to the Properties associated with such non-consenting holder(s) (the "NO-CONSENT PROPERTIES") and Seller shall have a period of up to one hundred and eighty (180) days after the scheduled Closing Date set forth in Section 9.1 to diligently pursue such Consent, including attempts to obtain any Tenant estoppels required by such lenders. In the event that Seller has not been able to obtain such Consent after the expiration of the one hundred and eighty (180) day period, Purchaser shall have the right, at its option, to elect to: (i) terminate this Agreement with respect to the No-Consent Properties in accordance with Section 7.12, (ii) further extend the applicable Closing Date with respect to the

No-Consent Properties until such time that the requested Consents have been obtained, or (iii) proceed with Closing, in which case the Assumed Indebtedness associated with the No-Consent Properties shall be deemed a Prepayment Loan and an Excluded Liability; provided, however, that if Purchaser elects to terminate this Agreement with respect to a Property, Seller may elect instead to cause the Assumed Indebtedness to be prepaid at Closing, in which event Purchaser shall be obligated to acquire the Property but the loan shall be deemed to be a Forced Prepayment Loan and an Excluded Liability. At the Closing, Purchaser (or its Affiliate) agrees to assume all obligations of Seller and each Assigning Affiliate, and any partner of Seller or other Person (each such Person, a "GUARANTOR") accruing from and after the applicable Closing Date in connection with the Assumed Indebtedness on such terms and pursuant to such documentation as the lender or other beneficiary thereof may reasonably require (each a "CONTINUING LOAN GUARANTY"), provided, however, Purchaser and/or Purchaser's Affiliate is not assuming the obligations set forth in the guaranties, indemnities and other agreements identified on SCHEDULE 6.4, all of which shall be deemed to be Excluded Liabilities. Purchaser and Seller will use commercially reasonable efforts to cause the holders of the Assumed Indebtedness to fully release and discharge each Guarantor or their direct and indirect owners from all obligations under each Continuing Loan Guaranty to which it is a party or by which it is bound, including Purchaser's executing documents reasonably requested by the lenders, and, if any lender is unwilling to release and discharge any Guarantor from a Continuing Loan Guaranty, Purchaser will indemnify the Guarantor against any liability accruing from and after the applicable Closing Date under the Continuing Loan Guaranty pursuant to an indemnity agreement in a form reasonably acceptable to Seller and Purchaser. Seller agrees to indemnify and hold harmless Purchaser and Purchaser Indemnitees in connection with all Losses associated with the Assumed Liabilities which Losses or Claims arose prior to the applicable Closing Date. This indemnity shall survive the applicable Closing Date indefinitely. Purchaser will cooperate with Seller to cause the holders of the Assumed Indebtedness to permit the assumption thereof and Purchaser and Seller will each use commercially reasonable efforts to satisfy the requirements applicable to it imposed by the lender for the assumption thereof. With respect to the $5,500,000 letter of credit associated with Mohawk Commons (Property #3257) (the "MOHAWK LOC") and the $7,500,000 letter of credit associated with New Hartford Consumer Square (Property #1768) (the "NEW HARTFORD LOC"), both of which are identified on
SCHEDULE 4.9(a)-3, Seller and each applicable Assigning Affiliate agree to maintain the Mohawk LOC and the New Hartford LOC for a period of sixty (60) days following the Transfer of Mohawk Commons (with respect to the Mohawk LOC) and the New Hartford Consumer Square (with respect to the New Hartford LOC). Purchaser (or its Affiliate) shall thereafter, subject to obtaining the applicable lender's consent, be obligated to replace the Mohawk LOC and the New Hartford LOC in accordance with, and to the extent required by, the applicable loan documents encumbering Property #3257 and/or Property #1768).

         6.5. Other Actions. Each of Seller and Purchaser will not, and will use commercially reasonable efforts to cause its respective subsidiaries and Affiliates not to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue as of the applicable Closing Date, (ii) any of the representations and warranties of such party that are not so qualified becoming untrue in any material respect as of the applicable Closing Date, or (iii) any of the conditions to the Closing set forth in Article 8.4(c) not being satisfied.

         6.6. No Solicitation. Seller agrees that it will not, directly or indirectly, and it will not authorize or direct any of its representatives to, solicit or negotiate to sell or otherwise dispose of, or deliver non-public information designed to facilitate a potential bid to acquire, any Acquired Assets or any direct or indirect interest in any Acquired Assets in any transaction except as contemplated in this Agreement without Purchaser's prior written consent until such time as this Agreement has been terminated. Seller agrees to notify Purchaser in writing promptly upon receipt by Seller or any Assigning Affiliate of any offer or proposal to acquire any Acquired Assets or any direct or indirect equity interest in any Acquired Assets (including the terms and conditions thereof and the identity of the person making the offer or proposal).

         6.7. Discharge of Indebtedness. At or prior to the Closing, Seller shall repay or cancel or cause to be repaid or cancelled all Indebtedness that is not an Assumed Indebtedness (subject to Purchaser's obligations under Section 9.2(a)) or an Assumed Liability, which is or may become a Lien on the Acquired Assets or on any Master LLC Property.

         6.8. Tenant Litigation. (a) Any net recoveries related to litigation initiated by Seller and/or any Assigning Affiliate against any Tenant for amounts owing by such Tenant prior to Closing shall be paid to Seller. In the event any counterclaims are asserted against Seller or any Assigning Affiliate in such litigation, Seller will not settle any such litigation without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Seller agrees to indemnify and hold harmless Purchaser and Purchaser Indemnitees in connection with all Losses or Claims associated with the litigation initiated by Seller and/or any Assigning Affiliate against any Tenant. All litigation initiated by Seller and/or any Assigning Affiliate against any Tenant shall be limited to claims for damage and in no event shall Seller and/or any Assigning Affiliate seek possession of the leased premised, to evict any Tenant or to terminate any Lease.

         (b) All litigation initiated by Seller and/or any Assigning Affiliate against any Tenant shall be retained by Seller as an Excluded Asset and not assigned to Purchaser as an Acquired Asset. Except for the litigation set forth in SCHEDULE 4.3-1, in the event that any litigation which is not covered by insurance is filed naming any Master LLC Subsidiary as a defendant prior to Closing, Purchaser shall have the right to convert the Master LLC Property which is owned by such Master LLC Subsidiary into a 1031 Property. In such event EXHIBIT C-4 and EXHIBIT C-5 shall be deemed modified to reflect this conversion upon written notice from Purchaser to Seller.

         6.9. Minimum Net Worth. Seller shall maintain a collective Net Worth of not less than $500,000,000 until such time as all of Seller's obligations under the Master Lease and this Agreement have been fulfilled.

         6.10. Employees. Prior to Closing, Seller shall cause any and all employees of the Master LLC and/or the Master LLC Subsidiaries, including without limitation, the employees identified on SCHEDULE 4.12(g), to be terminated, but in compliance with all applicable Laws.

         6.11. No Application to Excluded Assets. Notwithstanding anything to the contrary in Sections 6.1 through 6.8, no provision of this Article VI will apply to the Excluded Assets.

         6.12. Survival of Covenants. All covenants set forth in this Article VI shall survive Closing.

                           VII. ADDITIONAL AGREEMENTS

         7.1. Access to Information; Confidentiality. (a) Subject to the Confidentiality Agreement dated as of December 3, 2003, as modified by Section 7.1(b) hereof, between Purchaser and Seller (as so modified, the "CONFIDENTIALITY AGREEMENT"), and subject to the restrictions contained in confidentiality agreements to which Seller is subject, Seller will, and will cause each Assigning Affiliate to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors, information technology professionals and other representatives of Purchaser, reasonable access during normal business hours prior to the Closing to all of its properties, books, contracts, commitments, personnel and records related to the Acquired Assets and, during such period, Seller will, and will cause each of Assigning Affiliate to, furnish promptly to Purchaser all other information concerning the Acquired Assets as Purchaser may reasonably request. Purchaser will use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the Confidentiality Agreement. The foregoing restrictions may be waived provided that any such waiver shall be in a writing signed by Seller and Purchaser.

         (b) Notwithstanding anything in the Confidentiality Agreement to the contrary, the obligations of Purchaser set forth in this Section 7.1 and in the Confidentiality Agreement shall not apply to any information that is required, or Purchaser determines based on advice of counsel (including in house counsel) is advisable, to be disclosed by Purchaser (x) to comply with applicable Laws, including, without limitation, securities laws or regulations or under the rules or policies of the New York Stock Exchange ("NYSE"), including in connection with the filing by Purchaser of a registration statement under the Securities Act of 1933, as amended, (y) in connection with an offering of its securities or (z) as otherwise may be consistent with its past disclosure practices. Without limiting but subject to the foregoing, Purchaser may disclose, (i) a summary description of the material terms of this Agreement,
(ii) a copy of this Agreement (but not earlier than Closing), (iii) to the extent necessary to comply with applicable securities laws or the rules or policies of the NYSE or as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, historical and pro forma financial information with respect to the Acquired Assets, and (iv) such aggregate portfolio information, including the location of the Properties, that would typically be disclosed in any investor or analyst call or, to the extent necessary to company with applicable securities laws or the rules or policies of the NYSE or as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, in a registration statement or other public filing made under applicable securities laws or otherwise consistent with its past disclosure practices.

         7.2. Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, each of Seller and Purchaser will use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transfer and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,

(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Transfer or the consummation of the other transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The obligations in this Section 7.2 will survive Closing.

         7.3. Public Announcements. Purchaser and Seller, to the extent reasonably practicable, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release with respect to the transactions contemplated by this Agreement, including the Transfer, and, to the extent reasonably practicable, will not issue any press release prior to consultation with the other party.

         7.4. Conveyance Taxes. Purchaser and Seller will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement.

         7.5.     Master Lease and Post-Closing Construction Obligations.

         (a)      Master Lease.

                  (i) At Closing, Seller (as "MASTER TENANT"), will lease from Purchaser (or its Affiliate) (as "MASTER LANDLORD") Vacant Spaces which are subject to a Letter of Intent, and the spaces within the Properties which are subject to New Leases (collectively, the "MASTER LEASE SPACES"), which are described on SCHEDULE 7.5(a) (the "MASTER LEASE"). The term of the Master Lease shall commence on the Closing Date and shall end on the fifth (5th) anniversary of the Closing Date.

                  (ii) Pursuant to the Master Lease, Master Tenant will pay Master Landlord on the first day of each calendar month during the term of the Master Lease an amount equal to the sum of all of the New Lease Payments and the Vacant Space Payments. In the event that a Rent Commencement Date does not fall on the first day of a calendar month, then the applicable New Lease Payment and/or the applicable Vacant Space Payment shall be prorated on a per diem basis. In addition to the payment of the New Lease Payments and the Vacant Space Payments, Seller will also pay all Lease Expenses associated with the Master Lease Spaces pursuant to the New Leases, the leases which are ultimately entered into with respect to the Vacant Spaces which are subject to a Letter of Intent, or a Replacement Lease (as hereinafter defined). With respect to any portion of the Master Lease Spaces that is in a "cold dark box" condition at the end of the term of the Master Lease, Seller shall pay to Purchaser (or its Affiliate) an amount equal to the number of square feet within such space multiplied by $15. Pursuant to the Master Lease, Master Tenant will also promptly complete when due, all Construction Obligations in connection with the Master Lease Spaces pursuant to the New Leases, the leases which are ultimately entered into with respect to the Vacant Spaces which are subject to a Letter of Intent or a Replacement Lease. Seller shall be jointly and severally obligated as a Master Tenant under the Master Lease.

                  (iii) In the event that Seller does not enter into a New Lease pursuant to the Letters of Intent identified in SCHEDULE 6.2, or a New Lease terminates prior to the Rent Commencement Date (each a "TERMINATED LEASE"), Seller shall have the right to execute a New Lease for a Terminated Lease (a "REPLACEMENT LEASE") without the prior written consent of Purchaser (or its Affiliate) so long as: (x) the Rentals under a Replacement Lease are not increased more than $2 per square foot than the Rentals set forth in the Terminated Lease, and (y) the tenant allowance under the Replacement Lease does not exceed $20 per square foot.

                  (iv) Without Purchaser's prior written consent, Seller shall have the right to enter into a Replacement Lease which provides for Rentals and Operating Expenses which are less than the Rental and Operating Expenses for the Terminated Lease as set forth on SCHEDULE 6.2, provided that
(x) the Rental and Operating Expenses which the Tenant under the Replacement Lease is obligated to pay commencing at the expiration of the Master Lease equals or exceeds the Rentals and Operating Expenses which the Tenant under the Terminated Lease would have paid as set forth on SCHEDULE 6.2 or SCHEDULE 4.4(c)-1, (y) during the term of the Master Lease, Seller shall pay to Purchaser (or its Affiliate) the difference between the Rentals and Operating Expenses of the Terminated Lease and the Replacement Lease (the "SHORTFALL"), and (z) the Replacement Lease shall not contain any use restrictions other than the use restrictions, if any, that would have been set forth in the Terminated Lease. Any Replacement Lease which does not meet the requirements set forth in subsections 7.5(a)(iii) or 7.5(a)(iv) shall be subject to Purchaser's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

                  (v) Seller shall remain liable under the Master Lease and be obligated to make the New Lease Payments and the Vacant Space Payments with respect to each Master Lease Space as set forth on SCHEDULE 6.2 or SCHEDULE 4.4(c)-1, as the case may be, until the Rent Commencement Date occurs under a New Lease or a Replacement Lease (the "OCCUPIED SPACE") at which time the Occupied Space with respect to which the Rent Commencement Date occurred shall no longer be subject to the Master Lease, subject to Seller's obligation to pay the Shortfall with respect to a Replacement Lease, in which event the Master Lease shall continue with respect to the Shortfall.

                  (vi) With respect to any Master Lease Spaces, in the event that a Replacement Lease provides for Rentals in excess of the Rentals set forth for such Master Lease Space identified in SCHEDULE 6.2 or SCHEDULE 4.4(c)-1, Seller shall be entitled to a credit, in an amount equal to the difference between the Rentals as set forth on SCHEDULE 6.2 or SCHEDULE 4.4(c)-1, as the case may be, and the Rentals which are payable pursuant to Replacement Leases (the "EXCESS"). The credit for the Excess shall accrue as of the Rent Commencement Date for such Replacement Lease and shall be cumulative and shall be applied against the New Lease Payments and Vacant Space Payments payable under this Section 7.5 in the aggregate.

         (b)      Post-Closing Construction Obligations.

                  (i) Seller and each applicable Assigning Affiliate acknowledge, covenant and agree that Seller and each applicable Assigning Affiliate will remain obligated for, and will promptly complete when due, all Construction Obligations whether before or after the Closing Date. Seller represents and warrants to Purchaser that SCHEDULE 7.5(b) contains a true, correct and complete list of all Construction Obligations which relate to, or are associated with, the

Acquired Assets (including, without limitation, the Master Lease Spaces and the Spec. Buildings).

                  (ii) Seller and each applicable Assigning Affiliate will use commercially reasonable efforts to complete all Construction Obligations in a good and workmanlike manner, free and clear of all mechanics' liens, in accordance with all applicable agreements and Laws governing such Construction Obligations, at Seller's sole cost and expense and to the reasonable satisfaction of the applicable Tenant, Governmental Entity and Purchaser. Purchaser (or its Affiliate) shall have the right to review and approve the plans and specifications for all Construction Obligations. In addition, Purchaser (or its Affiliate) shall have the right to reasonably approve each contractor and/or subcontractor (other than Seller or its Affiliates) hired to complete the Construction Obligations. Purchaser shall have a period of fifteen
(15) days to review and approve (or object to) the plans and specifications and/or approve the contractor and/or subcontractor. If Purchaser objects to the plans and specification and/or any contractor or subcontractor, then Purchaser and Seller shall use good faith efforts to address and resolve such objections. Purchaser's consent shall be deemed granted in the event Purchaser has not provided its written comments or objections on, or approval of, the plans and specifications, the contractor and/or the subcontractor (other than Seller or its Affiliates) prior to the expiration of such fifteen (15) day period. With respect to each Construction Obligation, Seller will deliver to Purchaser an AIA Form G704, a tenant estoppel, a certificate of occupancy for the building shell (to the extent available from the applicable Governmental Entity) and mechanic's lien waiver before any such Construction Obligation shall be considered satisfied. In addition, Seller shall deliver to Purchaser (or its Affiliate) a one (1) year construction warranty in such form reasonably acceptable to Purchaser (or its Affiliate) with respect to each completed Construction Obligation. Seller will further provide written notice to Purchaser as to the completion of each Construction Obligation set forth of SCHEDULE 7.5(b).

                  (iii) Prior to the commencement of the construction of the Spec. Buildings, Seller will, at Seller's sole cost and expense, deliver plans and specification for each Spec. Building to Purchaser for Purchaser's review and approval (which plans and specifications shall provide for the installation of all applicable utilities and other building systems for each Spec Building). Purchaser shall have a period of fifteen (15) days to review and approve (or object to) the plans and specifications. Purchaser's consent shall be deemed granted in the event Purchaser has not provided its written comments or objections on, or approval of, the plans and specifications prior to the expiration of such fifteen (15) day period. The Spec. Buildings will be designed and constructed, at Seller's sole cost and expense, in accordance with the construction schedule to be agreed upon prior to the commencement of construction of the Spec. Buildings. In all events, Seller covenants and agrees that it will deliver the plans and specifications with respect to the Spec. Buildings no later than 90 days prior to the commencement of construction of the applicable Spec. Building, and will complete the construction of all the Spec. Buildings no later than April 30, 2006 (the "SPEC. BUILDINGS DEADLINE").

                  (iv) Seller will complete all the Construction Obligations with respect to the Spec. Buildings in accordance with Section 7.5(b) and (i), and will deliver to Purchaser an AIA Form G704, a certificate of occupancy for the building shell (to the extent available from the applicable Governmental Entity) and mechanic's lien waiver with respect to each Spec. Building. In addition, Seller shall deliver to Purchaser (or its Affiliate) a one (1) year construction warranty in such form reasonably acceptable to Purchaser (or its Affiliate) with respect to each completed Spec. Building.

                  (v)      Seller represents and warrants to Purchaser that
SCHEDULE 7.5(b)(v) contains a true, correct and complete list of all Pads in which Tops has a right to consent prior to the development of such Pads. Seller will, prior to the fifth (5th) anniversary of the Closing Date, use good faith efforts to obtain the consent of any Tops that is a Tenant under any Lease which is required in order to develop the Pad, and will reasonably cooperate with Purchaser both before and after Closing in obtaining any entitlements, including variances, with respect to such Pads. In the event that Tops requires any payment as a condition to granting its consent, Seller shall give Purchaser written notice of this condition, however, Seller will not be obligated to make any such payments in connection with its good faith efforts to obtain the consent of Tops.

                  (vi) Purchaser and Seller will enter into a license agreement in a form reasonably acceptable to Seller and Purchaser in connection with the completion of the Construction Obligations. This license agreement will include an indemnity from Seller and the Benderson Trusts relative to all Losses associated with the Construction Obligations. In addition, Seller shall be required to deliver to Purchaser evidence of builders risk and/or commercial general liability insurance and shall name Purchaser (or its Affiliate) as a named insured on its builders risk and/or commercial general liability insurance policies.

                  (vii) Seller and each Assigning Affiliate represents and warrants that SCHEDULE 7.5(b)(vii) identifies all letters of credit, performance bonds, deposits and/or other collateral relating to, or securing the performance of, the Construction Obligations and/or environmental remediation or monitoring requirements required under the Benderson Loan Documents, Material Contracts, Leases, Ground Leases, REAs and/or pursuant to applicable Laws. Seller and each Assigning Affiliate covenants and agrees that each such letter of credit and/or performance bond shall be maintained and/or or renewed by Seller and/or the applicable Assigning Affiliate, at Seller's sole cost and expense, until the applicable Construction Obligation and/or environmental remediation or monitoring requirement has been completed or satisfied and the obligation to maintain such letter of credit and/or performance bond is terminated or satisfied. Seller and each Assigning Affiliate covenants and agrees that, in the event, that any additional letters of credit, performance bonds deposits or other collateral may be required in connection with the Construction Obligations and/or environmental remediation or monitoring requirements by any Governmental Entity and/or any lender whose collateral may be effected by the Construction Obligations and/or pursuant to the Benderson Loan Documents, Material Contracts, Leases, Ground Leases, REAs and/or pursuant to applicable Laws, that Seller shall procure and maintain, as Seller's sole cost and expense, such letters of credit, performance bonds, deposits or other collateral until the applicable Construction Obligation and/or environmental remediation or monitoring requirement has been completed or satisfied and the obligation to maintain such letter of credit and/or performance bond is terminated or satisfied at which time any such letter or credit, performance bond, deposit or other collateral shall be returned or refunded to Seller.

         (c)      The provisions of this Section 7.5 shall survive the Closing.

         7.6. Allocation of Purchase Price. Unless the parties otherwise agree in writing, the Purchase Price attributable to the Acquired Assets shall be allocated among the Acquired Assets in accordance with and as provided by Section 1060 of the Code as set forth on
SCHEDULE 7.6 (the "SECTION 1060 ALLOCATION"). Any Tax Returns shall be prepared and filed consistently with such agreed upon Section 1060 Allocation. To the extent required, Seller and Purchaser will each properly prepare and timely file Form 8594 in accordance with the agreed upon Section 1060 Allocation.

         7.7. Employee Matters. Neither Purchaser nor its Affiliates shall assume or have any direct or indirect obligation or liability of any nature, whether matured or unmatured, accrued or contingent, due or to become due or otherwise, to any employee of Seller or any Assigning Affiliate or other present or former employee of Seller or its Affiliates, or to any dependent, survivor or beneficiary thereof, arising out of or in relation to such person's employment with Seller or its Affiliates or the termination of such employment.

         7.8. Litigation Support. In the event and for so long as Seller is actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand involving any Person (other than Purchaser or any permitted designee of Purchaser under Section 12.6 under this Agreement) in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction related to the period of Seller's and the Assigning Affiliates' operation and ownership of any of the Acquired Assets, Purchaser will cooperate with Seller and its counsel in the contest or defense, make available Purchaser's personnel (including former employees of Seller), and provide such testimony and access to Purchaser's books and records as shall be reasonably necessary in connection with the contest or defense. Seller will reimburse Purchaser for its direct out-of-pocket expenses incurred in complying with this Section, including, but not limited to reimbursement for Purchaser's reasonable legal fees and costs. In the event and for so long as Purchaser actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand involving any Person (other than Seller under this Agreement) in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction related to the period of Purchaser's operation and ownership of any of the Acquired Assets or the Excluded Assets, Seller will cooperate with Purchaser and its counsel in the contest or defense, make available Seller's personnel, and provide such testimony and access to Seller's books and records as shall be reasonably necessary in connection with the contest or defense. Purchaser will reimburse Seller for its direct out-of-pocket expenses incurred in complying with this Section, including, but not limited to reimbursement for Seller's reasonable legal fees and costs.

         7.9. Cooperation with Tax Matters. Each of the parties hereto agrees to fully cooperate as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns and any audit, litigation or other proceeding with respect to Taxes and Real Estate Taxes, including making available employees and such information and records which are reasonably relevant to any such filing, audit, litigation or other proceeding. In connection therewith, Seller shall provide to Purchaser reasonable written notice prior to transferring, destroying or discarding any books and records, and if requested by Purchaser or Purchaser's transferee, shall transfer any such books and records to Purchaser or its transferee.

         7.10. Access to Information. Prior to and after Closing, Purchaser will from time to time, upon reasonable notice and during normal business hours, afford Seller access to all books and records of the Acquired Assets and/or the Master LLC Properties that relate to the period of

Seller's ownership, including without limitation all accounting records and employment and compensation data relating to employees employed by Seller, for tax, accounting or other legal purposes. Purchaser will afford Seller reasonable access to former employees of Seller or other Persons to assist Seller in its review of those records. Purchaser will maintain all records relating to the Acquired Assets and/or the Master LLC Properties for the maximum time period required to comply with all applicable federal and state audit periods. Prior to and after Closing, Seller and each Assigning Affiliate will from time to time, upon reasonable notice and during normal business hours, afford Purchaser (or its Affiliate) access (electronic or otherwise) to all books and records relating to the Operating Expenses, the Assumed Indebtedness, the Acquired Assets and/or the Master LLC Properties, that relate to the period of Seller's ownership, including without limitation all accounting records for tax, accounting or other legal purposes. Seller and each Assigning Affiliate will afford Purchaser (or its Affiliate) reasonable access to employees or other Persons to assist Purchaser (or its Affiliate) in the review of those records. Seller and each Assigning Affiliate will maintain all records relating to the Operating Expenses, the Assumed Indebtedness, the Acquired Assets and/or the Master LLC Properties for the maximum time period required to comply with all applicable federal and state audit periods. In a format reasonably acceptable to Purchaser (or its Affiliate), Seller (or the applicable Assigning Affiliate) will make available to Purchaser its information technology personnel and will use commercially reasonable efforts to provide automated conversion and validation of any electronic data required by Purchaser (or its Affiliate) to facilitate timely and accurate assumption of operational processes necessary to conduct business.

         7.11. Violations. Seller shall, subject to Seller's and any applicable Assigning Affiliate's right to contest by appropriate proceedings, be responsible for and comply with or remedy all notices of violation of law or municipal ordinances, orders or requirements that have been noted in or issued by any federal, state or municipal department having jurisdiction over the Acquired Assets prior to the Closing Date and there shall be a credit against the Purchase Price for the reasonable estimate of the cost which exceeds the Deductible to comply with or remedy the same to the extent not cured prior to Closing. In the event that Purchaser receives a credit against the Purchase Price in connection with a violation of law, then such violation shall be deemed an Assumed Liability as of the Closing.

         7.12. Dropped Properties. If Purchaser elects to terminate this Agreement with respect to one or more Properties (including any Master LLC Properties) pursuant to Sections 1.6(b), 3.3(c), 4.19, 6.4, 7.21, 7.23, 8.2(d),
8.3(b) or Article X. (such affected Property, together with all the Properties related to the affected Property, sometimes referred to herein as a "DROPPED PROPERTY"), upon Purchaser's notice to Seller of its election, this Agreement will be deemed amended, without any further action on the part of any party, with respect to each Dropped Property, as follows:

                  (i) the definition of Properties will not include that Dropped Property, except to the extent that any provision that is stated to survive the termination of this Agreement would be applicable to a Property, as applicable, and with respect to this Section 7.12 to the extent necessary to implement this Section 7.12;

                  (ii) in the event that the Dropped Property is a Master LLC Property which is directly or indirectly owned by the Master LLC, then, prior to Closing (but subject to Section 7.16), Seller shall cause the Master LLC and/or the applicable Master LLC Subsidiary to transfer the dropped Master LLC Property so that, upon the Closing of the Transfer of the applicable membership interests in the Master LLC to Purchaser (or its Affiliate), neither the Master LLC nor any Master LLC Subsidiary shall have any interest in such Dropped Master LLC Property;

                  (iii) in the event that the Dropped Property is a Master LLC Property which is not yet directly or indirectly owned by the Master LLC, then, such dropped Master LLC Property (or, if such dropped Master LLC Property is owned by a Master LLC Subsidiary, then such membership interests in the applicable Master LLC Subsidiary) shall not be transferred to Master LLC, so that, upon the Closing of the Transfer of the applicable membership interests in Master LLC to Purchaser (or its Affiliate), neither Master LLC not any Master LLC Subsidiary shall have any interest in such dropped Master LLC Property;

                  (iv) neither Seller nor any Assigning Affiliate will have any obligations with respect to the Dropped Property, nor will any covenant, representation or warranty be deemed made with respect to the Dropped Property except to the extent that any such covenant, representation or warranty is stated to survive the termination of this Agreement, and Purchaser will not have any rights or obligations under this Agreement with respect to the Dropped Property;

                  (v) the definition of Assumed Indebtedness will be deemed amended to exclude any Indebtedness relating to such Dropped Property; and

                  (vi) the Purchase Price will be reduced by the allocable purchase price of the Dropped Property, as applicable, consistent with SCHEDULE 7.6, unless the parties otherwise agree in writing.

In the event that Purchaser has the right to terminate this Agreement with respect to a Property, the parties intend that this right to terminate shall apply (at Purchaser's election) to the applicable Property AND all Properties related to the applicable Property (as identified on EXHIBIT C-1) which constitute a particular Shopping Center. Notwithstanding the foregoing, in the event that Purchaser (or its Affiliate) has the right to terminate this Agreement with respect to one or more of the Properties identified on SCHEDULE
7.12 under the heading "Associated Properties," Purchaser shall not have the right merely because it is related to one or more of the Properties identified under the heading "Major Properties" to terminate the Agreement with respect to such related Property or Properties. However, in the event that Purchaser has the right to terminate this Agreement with respect to one or more of the Properties identified on SCHEDULE 7.12 under the heading "Major Properties," Purchaser shall have the right to terminate such Property together with the related Property identified on SCHEDULE 7.12 under the heading "Associated Properties." By way of example, in the event that Purchaser has the right to terminate this Agreement with respect to the "Associated" Property known as "Southwestern Boulevard" (Property #2060), Purchaser would not have the right to terminate this Agreement with respect to the related "Major" Property known as "Crossroads Center" (Property #1613) merely because it related to Southwestern Boulevard. However, in the event that Purchaser has the right to terminate this Agreement with respect to Crossroads Center, Purchaser would have the right to terminate this Agreement with respect to the related Southwestern Boulevard merely because it related to Crossroads Center.

         7.13. Delivery of Financial Statements. Seller agrees that PricewaterhouseCoopers LLP ("PWC") may review, before or after Closing, the Property Financial Statements of Seller and the Assigning Affiliates and provide to Purchaser, at Purchaser's expense, such other financial statements and related information as may be required to be included in public filings made by Purchaser, at the times required by, and to the extent required by, applicable securities laws or rules or policies of the NYSE or, as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, including without limitation, the so-called "3-14 Review" as of March 31, 2003 and March 31, 2004. Seller shall provide to Purchaser or PWC such information (consistent with the type and scope that Seller has previously delivered to Purchaser in connection with PWC's audit of the Property Financial Statements for the period ending December 31, 2003) in order for PWC to complete its 3-14 Review, which must be completed by May 15, 2004. In addition, Seller shall execute and deliver a Letter of Representation to PWC in connection with the 3-14 Review in a form attached here to as EXHIBIT 7.13.

         7.14.    Subdivision of Certain Property.

         (a) Seller, all Assigning Affiliates and Purchaser each acknowledges and agrees that there are certain parcels of land, which are more fully described on SCHEDULE 7.14, that are intended to be retained by Seller or an applicable Assigning Affiliate and are not being sold to Purchaser (each a "RETAINED PARCEL"). Notwithstanding the foregoing, each Retained Parcel is currently included within a larger tax parcel along with one or more of the Properties. Therefore, subject to Section 7.14(c), Seller agrees to use commercially reasonable efforts to obtain all necessary approvals and consents, including the consent of any lender having a security interest in any Acquired Asset, and to cause each Retained Parcel and the applicable Property to be subdivided so as to create separate and distinct tax parcels (the "SUBDIVISION"), all at Seller's sole cost and expense, prior to the applicable Closing Date.

         (b) In the event that the Subdivision does not occur prior to the applicable Closing Date, then at the applicable Closing Date, Seller or the applicable Assigning Affiliate will Transfer the Retained Parcel to Purchaser (or Purchaser's Affiliate) as part of the Transfer of the applicable Property which is part of the same tax parcel and, thereafter, subject to Section 7.14(c), Seller will continue to diligently complete the Subdivision, all at Seller's sole cost and expense, provided, however, Seller shall be responsible for obtaining all applicable consents and approvals (including any applicable lender consents). In the event that a lender conditions its consent on the payment of any fees, costs or other amounts under the applicable loan(s), Seller shall be responsible for paying all such amounts. In addition, Seller shall pay to Purchaser (or Purchaser's Affiliate) all holding costs associated with the Retained Parcel, including, without limitation, the pro rata share of Real Estate Taxes and insurance (if any) attributable to the Retained Parcel. Further, Purchaser (or Purchaser's Affiliate) and Seller shall enter into a license agreement in a form reasonably acceptable to Seller and Purchaser with terms similar to the license agreement that will be entered into in connection with the Construction Obligations, as more fully described in Section 7.5(b)(v). Purchaser shall cooperate with Seller in connection with the Subdivision process, provided that Seller will reimburse Purchaser for any cost or expense incurred in connection therewith.

         (c) Whether before or after Closing, Purchaser (or Purchaser's Affiliate) shall have the right to approve the applicable subdivision plat, which approval shall not be unreasonably withheld, provided, however, the parties agree that it is reasonable for Purchaser to withhold its approval in the event the applicable subdivision plat:
(i) requires a zoning variance to the Property to be retained by Purchaser, (ii) adversely affects the utility services serving the Property, (iii) adversely affects the parking areas or ratios of the Property, and/or (iv) has any other adverse affect on a Property. In the event that Purchaser does not approve the subdivision plat, then Purchaser (or its Affiliate) will ground lease the Retained Parcel to Seller (or the applicable Assigning Affiliate) for $ 1.00 per year pursuant to a triple-net ground lease agreement reasonably acceptable to the parties thereto.

         (d) Upon the completion of the Subdivision by Seller and the reimbursement of all applicable costs and expenses to Purchaser, Purchaser will re-convey the Retained Parcel by quit claim deed to Seller or the applicable Assigning Affiliate, provided, however, that Seller shall pay for all Claims, costs, expenses, fees and taxes (including, without limitation any conveyance tax or recording fees) in connection with this re-conveyance, all holding costs associated with the Retained Parcel and any other cost or expense incurred by or on behalf of Purchaser (or Purchaser's Affiliate) relating to the Retained Parcel and/or the approval of the subdivision plat. In the event that Purchaser (or Purchaser's Affiliate) shall take title to a Retained Parcel, then Seller will indemnify and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, the Retained Parcel.

         7.15.    Tax Matters.

         (a) For purposes of determining the allocation of income and loss (and items thereof) that under relevant law are made to the transferor and transferee with respect to Transfers of the Master LLC, unless Section 708(b) of the Code (or an analogous provision of state of local law) applies to close the books of the entity at the time of Closing with respect to such allocation, the parties hereto will utilize the "interim closing of the books" method (as described in Treasury Regulation section 1.706-1(c)) which shall close the books of the Master LLC and each Master LLC Subsidiary for the purposes of determining the allocation of income and loss (and items thereof) as of the time of Closing.

         (b)      Filing Tax Returns.

                  (i) With respect to Taxes for which the Master LLC, each Master LLC Subsidiary and/or any other entity being Transferred pursuant to this Agreement is liable ("ENTITY LEVEL TAX"), if the Transfer does not end the taxable period with respect to that Entity Level Tax, then that taxable period shall constitute a "STRADDLE PERIOD." With respect to each Straddle Period, Purchaser will prepare all returns relating to Entity Level Tax for the Straddle Period in a manner consistent with past practices of the applicable entity and will submit a copy of the returns to Seller no later than 30 days prior to filing for Seller's approval which will not be unreasonably withheld. Seller will pay to Purchaser at least 5 Business Days prior to the date on which Entity Level Taxes are paid with respect to such periods an amount equal to the portion of the Entity Level Taxes required to be paid by Seller pursuant to this Agreement which properly relate to the Straddle Period. Any refunds of Taxes received that properly relate to portions of taxable periods to which Seller is responsible for Taxes as provided in this Section 7.15 will be promptly paid to Seller or its designee.

                  (ii) For any entities or interests therein that have taxable periods relating to an Entity Level Tax that end on or before the Closing Date but for which returns of Entity Level Taxes are not due until after the Closing Date, Purchaser will prepare and timely file such Tax returns in a manner consistent with past practices of the entity. The entity will submit a copy of such returns to Seller no later than 30 days prior to filing for Seller's approval which will not be unreasonably withheld and Seller will pay to Purchaser, at least 5 Business Days prior to the date on which the Entity Level Taxes are paid with respect to such taxable periods an amount equal to the portion of the Entity Level Tax which properly relates to such periods that are required to be paid by Seller pursuant to this Agreement. Any refunds of Taxes received that properly relate to periods to which Seller is responsible for Taxes as provided in this Section 7.15 will be promptly paid to Seller or its designee.

         (c) Each of the parties hereto agrees to fully cooperate as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns and any audit, litigation or other proceeding with respect to Taxes, including making available employees and such information and records which are reasonably relevant to any such filing, audit, litigation or other proceeding. In connection therewith, Purchaser shall provide to Seller reasonable written notice prior to transferring, destroying or discarding any books and records, and if requested by Seller or Seller's transferee, shall transfer any such books and records to Sell or its transferee. The provision of this Section 7.14 will survive Closing.

         7.16. Approval of Master LLC Transfers and Organizational Documents. Except as set forth on SCHEDULE 4.12(a)-1, Purchaser has the right to review and approve all transfers and assignments of: (i) membership interests of Master LLC Subsidiaries to and from the Master LLC, (ii) leasehold and fee interests in the Master LLC Properties to and from the Master LLC and/or any Master LLC Subsidiary, and (iii) all other assets of any kind to or from the Master LLC and/or any Master LLC Subsidiary (each a "MASTER LLC TRANSFER" and collectively, "MASTER LLC TRANSFERS"). Seller and each Assigning Affiliate covenant and agree that it shall not permit or cause any Master LLC Transfer without Purchaser's prior written consent. Purchaser has the right to review and approve all obligations, indebtedness and other liabilities of the Master LLC and each Master LLC Subsidiary. Seller and each Assigning Affiliate covenant and agree that it shall not permit or cause the Master LLC and/or any Master LLC Subsidiary to incur or assume any obligations, indebtedness and other liabilities without Purchaser's prior consent. Purchaser shall have the right to review and approve all organizational documents for the Master LLC and each Master LLC Subsidiary.

         7.17. Gas Station Non-Compete Restriction. SCHEDULE 7.17 identifies each Property which will be burdened by the Gas Station Non-Compete Restriction (collectively the "BURDENED PROPERTY"). On or prior to the applicable Closing Date, but subject to Section 6.1(g), Purchaser (or its Affiliate) and Seller will agree on a form of deed restriction which shall (as of the Closing Date with respect to the applicable Burdened Property) burden the applicable Burdened Property so as to prevent the occupancy or use of such Burdened Property as a gas station (the "GAS STATION NON-COMPETE RESTRICTION"), provided, however, that the Gas Station Non-Compete Restriction for each Burdened Property will terminate: (i) when Seller and/or its Affiliates no longer own or control Delta-Sonic Carwash Systems, Inc. ("DELTA SONIC"), (ii) as to the Burdened Property located in the in Rochester, NY Metropolitan Statistical Area, when Delta Sonic no longer owns or controls a gas station in Rochester, NY Metropolitan Statistical Area, (iii) as to the Burdened Property located in Syracuse, NY Metropolitan Statistical Area, when

Delta Sonic no longer owns or controls a gas station in Syracuse, NY Metropolitan Statistical Area, (iv) as to the Burdened Property located in Buffalo-Niagara Falls, NY Metropolitan Statistical Area, when Delta Sonic no longer owns or controls a gas station in Buffalo-Niagara Falls, NY Metropolitan Statistical Area; and/or (v) as to the Burdened Property located in Chicago-Naperville-Joliet, IL-IN-WI Metropolitan Statistical Area, when Delta Sonic no longer owns or controls a gas station in Chicago-Naperville-Joliet, IL-IN-WI Metropolitan Statistical Area. Each Gas Station Non-Compete Restriction shall run with the applicable Burdened Property and shall be binding upon, and enforceable against, the applicable fee owner of such Burdened Property during such fee owner's time of ownership. Notwithstanding the foregoing, each Gas Station Non-Compete Restriction shall be subject to rights of existing Tenants within the Burdened Property during the initial terms and any exiting option terms contained in the Leases, provided, however, in the event that "Landlord" has the right to consent to such Tenant constructing a gas station under any existing Lease, Purchaser (or its Affiliate) shall first obtain the written consent of Seller before granting such consent to the applicable Tenant. In the event that Seller fails to respond to Purchaser's (or its Affiliate's) written request within 5 Business Days, then Seller's written consent shall be deemed granted. Notwithstanding the foregoing, the Gas Station Non-Compete Restriction shall not prohibit Tops Markets LLC, Tops Markets Inc or any other subsidiary of Royal Ahold ("TOPS") that is a Tenant from constructing a gas station in accordance with its Leases or other agreements between Seller and Tops. For the purpose of this Section and each Gas Station Non-Compete Restriction, "Metropolitan Statistical Area" shall be defined by the Office of Management and Budget for the U.S. Census Bureau.

         7.18. Master LLC Agreement; Registration of Shares Issued Upon Conversion of Seller Units; Lock-Up Agreement.

         (a) On the terms and subject to the conditions of the Limited Liability Company Agreement of the Master LLC as outlined in SCHEDULE 7.18 (the "MASTER LLC AGREEMENT"). Purchaser (or its Affiliate) and Seller (or its Affiliate) will enter into the Master LLC Agreement.

         (b) In connection with any Shares issued to the holders of the Benderson Units (as defined in SCHEDULE 7.18), such holders will be entitled to the benefits of a Registration Rights Agreement in form and substance mutually acceptable to Purchaser and Seller (the "REGISTRATION RIGHTS AGREEMENT"). On the terms and subject to the conditions of the Registration Rights Agreement, Purchaser will agree, among other things, to cause to be filed with the Securities and Exchange Commission a registration statement under the 1933 Act, relating to, at Purchaser's option (i) the issuance by Purchaser of Shares to the holders of the Seller Units, or (ii) the resale of Shares received by the holders of the Benderson Units. In the case of the issuance of Shares in connection with the delivery of a Notice of Redemption (as defined in SCHEDULE 7.18) that has been delivered to Purchaser at least forty-five (45) days prior to the commencement of the Redemption Period (as defined in Schedule), the Purchaser shall cause the registration statement to be filed no later than the first day of the Redemption Period. In the case of the issuance of Shares in connection with the delivery of a Notice of Redemption in all other cases, the Purchaser shall cause the registration statement to be filed no later than forty-five days following the Purchaser's receipt of the Notice of Redemption. In the case of the issuance of Shares in connection with the delivery of a Notice of Purchase (as defined in SCHEDULE. 7.18), the Purchaser shall cause the registration statement to be filed no later than ten days following Purchaser's delivery of the Notice of Purchase

         (c) In connection with any Shares issued to the holders of the Benderson Units under the Master LLC Agreement, the holders of the Benderson Units will be subject to the limitations of a Lock-Up Agreement in form and substance mutually acceptable to Purchaser and Seller (the "LOCK-UP AGREEMENT"). On the terms and subject to the conditions of the Lock-Up Agreement, each holder of Benderson Units that receives Shares will agree, among other things, that it will not sell or otherwise dispose of in any one month period more than one-third of the Shares owned by it on the date it first acquires Shares.

         7.19.    Easements. With respect to only the Properties identified on
SCHEDULE 7.19-1. on the Closing Date, the parties will, subject to Section 6.1 and the limitations set forth below, execute reciprocal easement agreements pursuant to which cross access and ingress and egress easements, an easement for common use of existing utility lines and facilities and cross parking easements will be granted, together with instruments evidencing such other rights and restrictions set forth on SCHEDULE 7.19-1. Notwithstanding any provision to the contrary set forth in this Section 7.19 or SCHEDULE 7.19-1, (i) all easements shall be reciprocal, (ii) no utility line or facility may be relocated by Seller or its Affiliates without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed, provided that if Purchaser were to grant its consent to relocate a utility line or facility, Seller shall pay all costs associated with the relocation of a utility line or facility and the relocation of such utility line or facility shall be in a manner and at a time that will not adversely affect the use of the Property by the owner of the Property and/or its Tenants, (iii) notwithstanding the grant of the utility easement, Seller shall not have the right to use a utility line or a facility, such as by way of example only, sewer or storm water facilities, if the use of such utility would reduce the availability of capacity which the owner of the Property and its Tenants deem required for existing or future improvements on the Property, (iv) with respect to land-locked parcels, such easements may require the payment of a equitable share of common area maintenance charges to compensate the burdened property owner for maintaining the applicable easement areas (provided, however, so long as Seller (or its Affiliate) owns the land-locked parcel, no such charges shall be due by Seller (or its Affiliate) unless Seller (or its Affiliate) has ground leased the land-locked parcel to any Person who is not an Affiliate of Seller, in which event, such charges may be passed through to the ground tenant), (v) with respect to the parking easement, no such easement shall prohibit the future development on the applicable burdened parcel, (vi) with respect to the parking easement, no party shall have the right to rely on or include the parking spaces on the other party's parcel to satisfy the minimum parking requirements imposed by applicable Laws (except in the case of Hen-Jef Plaza (Property # 2076) which shall have the right to rely solely on the parking spaces identified on the site plan attached hereto as
SCHEDULE 7.19-2 if required by applicable Laws to satisfy minimum parking requirements), and (vii) otherwise in a form reasonably acceptable to Purchaser and Seller.

         7.20.    Rights of First Refusals.

         (a) Effective as of Closing, Seller and each Assigning Affiliate hereby waives, releases and terminates any and all rights of first refusal, rights of first offer, options to purchase and/or any other consent rights relative to the Properties (including the Master LLC Properties) which are vested in, or controlled by, Seller and/or any Assigning Affiliate and/or any other Affiliate of Seller or Assigning Affiliate (the "ROFR WAIVER"). The parties intend that the ROFR Waiver would eliminate all rights of first refusal, rights of first offer, options to purchase and/or any other consent rights relative to the Properties (including the Master LLC Properties) other than rights of first refusal, rights of first offer, options to purchase and/or any other consent rights relative to the Properties (including the Master LLC Properties) which are identified on SCHEDULE 4.4(f).

         (b)      SCHEDULE 4.4(f) identifies each Person who has been granted:
(i) an option to purchase any Property (including the Master LLC Properties) or any portions thereof (collectively, "OPTIONS"), and/or (ii) a right of first refusal (or right of first offer) to purchase any Property (including the Master LLC Properties) or any portions thereof (collectively with the Options, the "ROFRs" and each a "ROFR"). Seller and each applicable Assigning Affiliates shall comply with the terms and conditions of each ROFR, and any liability or obligation which may arise as a result of Seller's and/or any Assigning Affiliates' failure to comply with such ROFRs shall be deemed an Excluded Liability.

         (c) In the event that any Person elects to purchase all or any portion of the Properties pursuant to the applicable ROFR, then the Property associated with such election shall be dropped in accordance with Section 7.12, unless the parties may otherwise agree in writing.

         7.21. Loans With Collateral Being Retained By Seller. SCHEDULE 4.9(a)-1 identifies all the Properties subject to Indebtedness which is secured by one or more of the Properties AND certain real estate being retained by Seller and / or an Assigning Affiliate (each a "MULTI-COLLATERAL LOAN" and collectively, the "MULTI-COLLATERAL LOANS."). Seller and each Assigning Affiliate represents and warrants that only the rental income from Tenants located on the Properties which are subject to a Multi-Collateral Loan was considered by the lenders who made the Multi-Collateral Loans. On or before Closing, but subject to Section 6.1(g), Seller shall cause each Multi-Collateral Loan to be amended so as to release Seller's (or the applicable Assigning Affiliate's) real estate (and other applicable collateral) as security for such Multi-Collateral Loan. In the event that Seller is unable to obtain the release of such collateral on or before Closing, then Closing shall be delayed with respect to the Properties subject to the Multi-Collateral Loan for which the release was not obtained and Seller shall have a period of up to one hundred and eighty (180) days after the scheduled Closing Date set forth in Section 9.1 to obtain the release of such collateral. In the event that Seller is unable to obtain the release of such collateral on or before the expiration of such one hundred and eighty (180) days, then Purchaser shall have the right, at its option, to: (i) terminate this Agreement with respect to the Properties associated with this Multi-Collateral Loan in accordance with Section 7.12, (ii) extend the applicable Closing Date with respect to the Property subject to this Multi-Collateral Loan until such time that the requested release has been obtained, or (iii) proceed with Closing, in which case, Seller shall, at its sole cost and expense, prepay or defease the Indebtedness associated with the Multi-Collateral Loan. In the event that Purchaser elects to proceed pursuant to subsection (iii), the prepaid or defeased Multi-Collateral Loan shall be deemed a Forced Prepayment Loan and an Excluded Liability. Notwithstanding the foregoing, Seller covenants and agrees that it shall payoff or defease, at its sole cost and expense, the Multi-Collateral Loan from Bear Stearns Funding, Inc. which encumbers the Property known as "Niagara Falls Blvd." (Property #2126) on or before Closing. This Multi-Collateral Loan from Bear Stearns Funding, Inc. shall be deemed a Forced Prepayment Loan and an Excluded Liability. In the event that Seller is unable to payoff or defease this Multi-Collateral Loan from Bear Stearns Funding, Inc. on or before Closing, then the Closing for this Property shall be delayed and Seller shall have a period of up to sixty (60) days after the scheduled Closing Date set forth in Section 9.1 to payoff or defease this Multi-Collateral Loan. In the event that Seller is unable to payoff or defease this Multi-

Collateral Loan on or before the expiration of such sixty (60) days, then Purchaser shall have the right, at its option, to terminate this Agreement with respect to the Properties associated with this Multi-Collateral Loan in accordance with Section 7.12.

         7.22. Use Restrictions. Seller and each Assigning Affiliate covenants and agrees that, except with respect to (i) the Gas Station Non-Compete Restriction that will encumber the Burdened Property pursuant to
Section 7.20, and (ii) the use restrictions which are set forth in the Letters of Intent identified on SCHEDULE 6.2, no other or additional use restrictions shall be granted or shall encumber the Properties, without Purchaser's consent. In connection with the existing use restrictions identified on SCHEDULE 4.11(d) or in the Leases, Seller and each Assigning Affiliate covenants and agrees that, upon the termination of the Leases, no further use restriction will encumber the Properties, and the existing Leases may not be extended beyond the existing options set forth in such leases as of the date of this Agreement.

         7.23. Joint Venture Properties. Purchaser and Seller acknowledge that, prior to the Transfer with respect to the Joint Venture Properties, Seller must first obtain certain third-party waivers and/or consents prior to Closing, Seller shall have a period of up to one hundred and eighty (180) days after the scheduled Closing Date set forth in Section 9.1 to obtain such waivers and/or consents. In the event that Seller is unable to obtain such waivers and/or consents on or before the expiration of such one hundred and eighty (180) days, the Purchaser and Seller shall each have the option to terminate this Agreement with respect to the applicable Joint Venture Property for which the applicable waiver and/or consent was not obtained in accordance with Section 7.12.

         7.24. Drainage Easement. Seller covenants and agrees that it shall cause, at Seller's sole cost and expense, the drainage easement held by the New York Thruway Authority which encumbers a portion of the Shopping Center known as Walden Consumer Square (Property # 2142) (the "DRAINAGE EASEMENT") to be extinguished and removed from record prior to Closing. In the event that the Drainage Easement is not extinguished and removed prior to Closing, this obligation shall continue and shall be deemed to be part of the Construction Obligations and shall be an Excluded Liability.

         7.25. Master LLC Transfers. Although Seller is retaining the entire risk of loss relative to the potential defaults under the Benderson Loan Documents in connection with the Master LLC Transfers without first obtaining each applicable lender's prior written consent, Purchaser acknowledges and agrees that it will not object to such Master LLC Transfers, subject to Section
7.16 and Section 11.2(e).

         7.26. Obletz Loan. Seller represents and warrants that: (i) BDCI entered into a purchase money mortgage and note dated May 12, 1998 in the amount of $6,000,000.00 (the "OBLETZ LOAN"), which encumbers a portion of the Shopping Center known as Boulevard Consumer Square, (ii) BDCI makes interest only payments under the note until November 30, 2007, (iii) the interest rate under the note is 9% per annum, (iv) since 1998, an Assigning Affiliate has acquired a 89.5% interest in the note and mortgage, and (v) the remaining outside 3rd party's interest in the note and mortgage is 10.5%. Purchaser (or its Affiliate) shall, subject to Transfer of Boulevard Consumer Square to Purchaser (or its Affiliate), assume the Obletz Loan, which shall be included in the Assumed Indebtedness, provided, however, that notwithstanding anything contained in this Agreement to the contrary, Seller shall pay for any assignment, assumption and/or prepayment fees and costs which may be due in connection with the Transfer of Boulevard Consumer Square to Purchaser (or its Affiliate) subject to the Obletz Loan. In addition, Purchaser (or its Affiliate) shall acquire, as part of the Acquired Assets, all of Seller's and each Assigning Affiliate's right, title and interest in the Obletz Loan, including the 89.5% interest in the note and mortgage. The payments under the note shall be prorated as of the Proration Time between Seller (or the applicable Assigning Affiliate) and Purchaser (or its Affiliate) on a per diem basis.

         7.27.    Survival of Agreements. All agreements set forth in this
Article VII shall survive Closing.

                         VIII. CASUALTY AND CONDEMNATION

         8.1. In General. If, prior to the applicable Closing Date, a Property (including any Master LLC Property) is destroyed or damaged by fire or other casualty or Seller receives notice of condemnation or sale in lieu of condemnation of a Property, Seller will notify Purchaser of that event and provide Purchaser with details of the extent of the damage or condemnation, which details shall include information as to the Leases that are impacted and Seller's restoration plans.

         8.2.     Damage or Destruction to a Property.

         (a) Seller and each applicable Assigning Affiliate bears the risk of loss or damage to the Properties (including the Master LLC Properties) until Closing. Thereafter, Purchaser (or its Affiliate) bears the risk of loss.

         (b) Any loss, damage, or destruction to the Property after the date of this Agreement is a "CASUALTY." Seller and each applicable Assigning Affiliate shall use reasonable efforts to promptly notify Purchaser of any Casualty and shall provide Purchaser with copies of Seller's insurance policies and correspondence with respect to such Casualty. A Casualty is "SUBSTANTIAL" if: (i) the cost of restoring, replacing, and/or repairing such loss, damage, or destruction to any Property exceeds twenty-five percent (25%) of the value of such Property (based upon the values set forth on SCHEDULE 7.6), or (ii) with respect to any a Shopping Center, a Tenant occupying 10,000 sq. ft. or more has the right to terminate its Lease as a result of a Casualty (unless Seller (y) shall deliver to Purchaser, within twenty (20) days after such Casualty, a waiver from the applicable Tenant of its right to terminate its Lease or (z) Purchaser is made whole through Seller's rent loss insurance or otherwise, or in which event, such Tenant's Lease shall not be considered in determining whether a Casualty is substantial). The Closing Date may be delayed (but no later than the Drop Dead Date) by Seller or Purchaser in order to determine whether a Casualty is substantial.

         (c) In the event of a Casualty which is not "substantial," before the Closing, Seller shall fully repair the Casualty by causing the improvements and/or personal property to be restored and/or replaced to the condition in which they existed immediately prior to the Casualty. If Seller is unable, in the exercise of Seller's reasonable commercial efforts and due diligence, to fully repair the Casualty prior to the Closing, the Closing Date shall not be extended but Seller shall deposit into escrow with the Escrow Holder cash in the amount of one hundred twenty-five percent (125%) of the estimated cost of repairing the Casualty, as reasonably estimated by Purchaser and Seller. Following the Closing, Purchaser shall grant Seller reasonable access to the

Property (subject to entering into a license agreement similar in terms to the license agreement described in Section 7.5(b)(vi)) Seller shall cause the repairs to be completed promptly and in accordance with all applicable loan documents. When all repairs are completed, and Seller has caused to be delivered an AIA Form G704, a certificate of occupancy for the Property, if applicable, Tenant Estoppel Certificates for Tenants identified in SCHEDULE 6.3 and all applicable mechanic's lien waivers, the escrowed funds with respect to the Casualty shall be returned to Seller.

         (d) In the event of a Casualty which is "substantial," by written notice to Seller within twenty (20) days after Purchaser receives Seller's (and/or the applicable Assigning Affiliate's) notice of the Casualty, Purchaser may elect to: (i) terminate this Agreement with respect to the applicable Property (including any Master LLC Property) associated with the substantial Casualty in accordance with Section 7.12, (ii) extend the applicable Closing Date until such time that Seller shall fully repair the substantial Casualty by causing the improvements and/or personal property to be restored and/or replaced to the condition in which they existed immediately prior to the Casualty, or
(iii) proceed with Closing, in which event, Seller shall deposit into escrow with the Escrow Holder cash in the amount of one hundred twenty-five percent (125%) of the estimated cost of repairing the Casualty, as reasonably estimated by Purchaser and Seller. If Purchaser elects Subsection (iii) above, then following the Closing, Seller shall cause the repairs to be completed promptly and in accordance with all applicable loan documents then encumbering the Property. When all repairs are completed, and Seller has caused to be delivered an AIA Form G704, a certificate of occupancy for the Property, Tenant Estoppel Certificates for Tenants identified in SCHEDULE 6.3, and all applicable mechanic's lien waivers, the escrowed funds with respect to the Casualty shall be returned to Seller. Seller shall also assign to Purchaser (or its Affiliate) at Closing, all rights to recover and/or proceeds from any applicable rent loss insurance relative to Losses associated with lost Rentals resulting from the any Casualty. In addition, Seller shall pay to Purchaser (or its Affiliate), or Purchaser shall receive a credit against the Purchase Price in amount of any deductible under rent loss, insurance relative to Losses associated with lost Rentals resulting from the Casualty.

         8.3.     Condemnation of a Property.

         (a) Any proceeding seeking the use or taking of any portion of or interest in a Property (including any Master LLC Property) is a "CONDEMNATION." Seller and each applicable Assigning Affiliate shall notify Purchaser in writing if Seller and/or any applicable Assigning Affiliate receives a written notice of a Condemnation within five (5) days following Seller's (or any applicable Assigning Affiliate's) receipt of such written notice.

         (b) In the event of a Material Condemnation (as hereinafter defined), by notice to Seller within twenty (20) days after Purchaser receives Seller's (and/or the applicable Assigning Affiliate's) notice of the Condemnation, Purchaser may elect to terminate this Agreement with respect to the applicable Property (including any Master LLC Property) associated with the Material Condemnation in accordance with Section 7.12. A "MATERIAL CONDEMNATION" is a Condemnation which adversely affects access, parking or utility service to any Property (including any Master LLC Property) or affects the use of any improvements located at the Property (including any Master LLC Property) or gives rise to any Tenant having the right to terminate its Lease (unless Seller shall deliver to Purchaser, within twenty (20) days after Seller's (or the applicable Assigning Affiliate's) receipt of written notice of such Condemnation, a waiver from such Tenant of its right to terminate its Lease, in which event, such Tenant's Lease shall not be considered in determining whether a Condemnation is a Material Condemnation) and/or abate the payment of rent or Operating Expenses under its Lease (unless Purchaser is made whole for any such abatements of rent or Operating Expense by Seller). If Purchaser does not elect to terminate this Agreement with respect to the Property in accordance with the preceding sentences or as otherwise provided in this Agreement or in the event of a Condemnation which is not a Material Condemnation, at the Closing, Purchaser shall accept the Property subject to the Condemnation in its then current condition, and shall receive all awards, damages, and compensation payable on account of such Condemnation.

         (c) Notwithstanding the foregoing, Seller and Purchaser agree that, all awards, damages, and compensation payable on account of the Condemnation proceedings described on SCHEDULE 4.4(a) shall be retained by Seller.

         8.4. Additional Matters. The following additional terms shall apply to any Casualty or Condemnation:

         (a) Restoration Plans. Seller will obtain Purchaser's consent, which will not be unreasonably withheld, delayed or conditioned, concerning any restoration, repair or re-construction plans for the Property. Notwithstanding the foregoing, Seller will be permitted to incur or enter into an agreement to incur any amount necessary to effect emergency or necessary repairs related to preservation of the Property or health and safety matters or which are required by the terms of any lease, REA, loan document, or other agreement to which Seller or any Assigning Affiliate is a party.

         (b) Settlement of Claims. Except for pending Condemnation matters set forth on SCHEDULE 4.4(a), Seller will allow Purchaser to participate in the negotiations regarding the settlement of any claim for insurance and condemnation proceeds and will not settle or compromise any claims related to the damage, destruction or condemnation under the relevant insurance policies or against a Governmental Entity effecting the condemnation without Purchaser's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Seller will provide to Purchaser copies of any correspondence relating to any such claims and will advise Purchaser of all material developments concerning such claims.

         (c) Cooperation. Seller will cooperate with Purchaser to effect the assignment of the right to receive insurance or condemnation proceeds to Purchaser and will execute and deliver all such instruments as are reasonably necessary to complete that assignment. This obligation will survive the Closing.

                                   IX. CLOSING

         9.1.     Closing.

         (a) Subject to the satisfaction or waiver of all of the conditions to closing contained in Article 8.4(c) hereof and other provisions of this Agreement, the closing of the Transfer (the "CLOSING") will take place on May 10, 2004 (the "CLOSING DATE"), at the Cleveland, Ohio office of Jones Day, unless another time, date or place is agreed to in writing by the parties, but subject to Section 9.1(c).

         (b) Notwithstanding Section 9.1(a), in the event that the Closing of one or more of the Properties is delayed in accordance with this Agreement, the Closing of the Transfer with respect the such Property shall take place five
(5) days following the satisfaction of all the conditions precedent to such Closing, subject to the Drop Dead Date. In the event Purchaser has the right to delay the Closing of one or more of the Master LLC Properties, then, prior to the Transfer of the 98% membership interest in the Master LLC to Purchaser (or its Affiliate) (but subject to Section 7.16), Seller shall cause the Master LLC and/or the applicable Master LLC Subsidiary to transfer the applicable Master LLC Property so that, upon the Closing of the Transfer of the applicable membership interests in the Master LLC to Purchaser (or its Affiliate), neither the Master LLC nor any Master LLC Subsidiary shall have any interest in such Master LLC Property, or in the event that the applicable Property is not yet directly or indirectly owned by the Master LLC, then, such Property (or, if such Property is owned by a Master LLC Subsidiary, then such membership interests in the applicable Master LLC Subsidiary) shall not be transferred to the Master LLC, so that, upon the Closing of the Transfer of the applicable membership interests in the Master LLC to Purchaser (or its Affiliate), neither the Master LLC nor any Master LLC Subsidiary shall have any interest in such Dropped Master LLC Property.

         (c) Notwithstanding Section 9.1(a), in the event that all of the conditions set forth in Section 9.6 have been satisfied, and the Closing of substantially all of the Acquired Assets has not occurred by May 20, 2004, then, at Purchaser's election, Purchaser may extend the Closing Date for a reasonable time, not to exceed June 21, 2004, provided that Purchaser shall deposit with the Escrow Holder on or before May 20, 2004, an additional One Hundred Million Dollars ($100,000,000), which shall be added to the Deposit, and thereafter, shall collectively constitute the "Deposit."

         (d) Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall have the right to delay the Closing with respect to all Properties (including the Master LLC Properties) in the event that there is a delay in the Transfer with respect to six (6) or more of the Top 20 Shopping Centers.

         (e) Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller shall each have the right to delay the Closing with respect to all Properties (including the Master LLC Properties) in the event that there is a delay in the Transfer with respect to twenty-two (22) or more of the Shopping Centers (excluding the Top 20 Shopping Centers).

         9.2.      Closing Costs and Expenses.

         (a) Purchaser's Closing Costs. At Closing, Purchaser shall pay, in addition to the Purchase Price, each and all of the following Closing costs:

                  (i) 50% of all costs relating to title and special lien searches of the Properties, the Title Policies (excluding the premiums for any non-imputation endorsement);

                  (ii)     100% of all Purchaser Transfer Taxes;

                  (iii) 50% of all costs to record the Deeds and the Lease Assignments;

                  (iv)     50% of all costs associated with the Tenant Notice
Letters;

                  (v) 100% of all costs incurred in connection with the assignment and assumption or prepayment of the Assumed Indebtedness, including, without limitation, any fee, penalty, premium, legal costs, any loan policies of title insurance required by lenders in connection with the Assumed Indebtedness, rating agency costs, mortgage loan correspondent fees and/or commissions and other amounts required to be paid by the applicable lender but excluding any delinquent amounts due under the Assumed Indebtedness;

                  (vi)     50% of all costs incurred for Updated Surveys;

                  (vii)    50% of the fee payable to the Escrow Holder;

                  (viii) 50% of the cost to obtain zoning letters and certificates of occupancy for the Properties, to the extent require by the lenders associated with the Assumed Indebtedness; and

                  (ix) all other costs required under this Agreement to be paid by Purchaser.

         (b) Seller's Closing Costs. At Closing, Seller shall pay each and all of the following Closing costs:

                  (i) 50% of all costs relating to title and special lien searches of the Properties, the Title Policies (excluding the premiums for any non-imputation endorsement);

                  (ii)     100% of all Seller Transfer Taxes;

                  (iii) 50% of all costs to record the Deeds and the Lease Assignments;

                  (iv)     50% of all costs associated with the Tenant Notice
Letters;

                  (v) 100% of all costs associated with the prepayment of Forced Prepayment Loans that are prepaid or defeased including, without limitation, any fee, penalty, premium, legal costs, rating agency costs, mortgage loan correspondent fees and/or commissions (if any) and other amounts required to be paid by the applicable lender, including the outstanding principal and interest due under the Forced Prepayment Loans;

                  (vi)     50% of all costs incurred for Updated Surveys;

                  (vii)    50% of the fee payable to the Escrow Holder;

                  (viii) 100% of the cost to obtain the Tenant estoppel certificates that are required to be obtained by Seller in accordance with
Section 6.3;

                  (ix) 50% of the cost to obtain zoning letters and certificates of occupancy for the Properties, to the extent required by the lenders associated with the Assumed Indebtedness;

                  (x) 100% of the cost to obtain a non-imputation endorsement for each Title Policy issued in connection with the Master LLC Properties;

                  (xi) 100% of the cost to deliver the Acquired Assets, the Master LLC, the Master LLC Subsidiaries and each Master LLC Property free and clear of all Liens other than Liens in connection with the Assumed Indebtedness and Permitted Encumbrances;

                  (xii) 100% of all delinquent amounts due under the Assumed Indebtedness; and

                  (xiii) all other costs required under this Agreement to be paid by Seller.

Other than with respect to Purchaser Transfer Taxes, Purchaser shall have no responsibility for the payment of any Transfer Tax or other similar conveyance fee in connection with the transactions contemplated by this Agreement and such Taxes and Fees shall be paid by Seller. It is the intent of this provision that Purchaser be responsible for only a single per Property Transfer Tax or conveyance fee with respect to the transactions contemplated by this Agreement.

                  9.3. Possession. Upon the applicable Closing Date, Seller shall deliver, or cause to be delivered, possession of the Acquired Assets to Purchaser or its Affiliate(s), subject only to the Permitted Encumbrances.

                  9.4. Conditions To Each Party's Obligation To Effect the Transfer. The respective obligations of each party to effect the Transfer will be subject to the satisfaction or waiver by each of Purchaser and Seller at or prior to the applicable Closing Date of the following conditions:

                  (a) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with, and notices to, any Governmental Entity required by Purchaser, Seller or any Assigning Affiliate to consummate the Transfers and the other transactions contemplated by this Agreement, shall have been obtained or made, a complete listing of which is set forth on SCHEDULE 9.4(a).

                  (b) No Injunction or Restraint. No judgment, order, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Transfer of a specific Property; provided, however, that the terminating party shall have used its reasonable best efforts to prevent the entry of and to remove any such Restraints.

                  9.5. Conditions To Obligations of Seller. The obligation of Seller to effect the Transfer is further subject to satisfaction or waiver by Seller of the following conditions:

                  (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct at and as of the applicable Closing Date, as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects and Seller will have received a certificate (which may be qualified by knowledge to the same extent as the representations and warranties of Purchaser are so qualified) signed on behalf of Purchaser by an authorized officer of Purchaser, in that capacity, to that effect.

                  (b) Performance of Covenants of Purchaser. Purchaser shall have performed in all material respects all covenants required to be performed by it under this Agreement prior to the Closing. Purchaser shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing, Purchaser shall have delivered payment of the Purchase Price, and Purchaser shall not have breached in any material respect any covenant that prevents Seller from fulfilling its obligations under this Agreement.

                  (c) Closing Deliveries of Purchaser. Seller will have received from Purchaser the following items:

                           (i)      the Purchase Price (after application of the
Deposit), after all adjustments are made at the Closing in accordance with this Agreement including without limitation Sections 2.4 and 7.12;

                           (ii)     a counterpart original of each Lease
Assignment (one for each Lease) duly executed by Purchaser (or its Affiliate);

                           (iii)    a counterpart original of the Ground Lease
Assignment (one for each Ground Lease), duly executed by Purchaser (or its Affiliate);

                           (iv)     a counterpart original of the Sublease
Assignment (one for each Sublease), duly executed by Purchaser (or its Affiliate);

                           (v)      a counterpart original of the Contract
Assignment, duly executed by Purchaser (or its Affiliate);

                           (vi)     a written notice executed by Purchaser (or
its Affiliate) and Seller (or the applicable Assigning Affiliate) and to be addressed and delivered to the Tenants of the Properties (including the Master LLC Properties) by Purchaser and Seller or the applicable Assigning Affiliates,
(i) acknowledging the sale of the applicable Property to Purchaser (or other applicable Person with respect to the Master LLC Properties), (ii) acknowledging that Purchaser (or its Affiliate) has received and that Purchaser (or its Affiliate) is responsible for the Tenant Security Deposits (specifying the exact amount of the Tenant Security Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser (or its Affiliate) and giving instructions therefor (the "TENANT NOTICE LETTERS");

                           (vii)    if applicable, a counterpart original of the
Guaranty Indemnity Agreement, duly executed by Purchaser (or its Affiliate);

                           (viii)   any certificates or similar documents, if
any, required by a Governmental Entity in connection with the sale of the Acquired Assets or in connection with the Master LLC, the Master LLC Subsidiaries and/or any Master LLC Property; and;

                           (ix)     a counterpart original of the Closing
Statement duly executed by Purchaser (or its Affiliate);

                           (x)      any documentation required pursuant to
Section 12.7 of this Agreement; and

                           (xi)     all documents necessary to effect the
assignment and assumption of the Assumed Indebtedness, duly executed by Purchaser (or its Affiliate);

         9.6. Conditions To Obligations of Purchaser. The obligations of Purchaser to effect the Transfer is further subject to satisfaction or waiver by Purchaser of the following conditions:

         (a) Representations and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of each applicable Closing Date, as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects and Purchaser will have received a certificate (which may be qualified by knowledge to the same extent as the representations and warranties of Seller are so qualified) signed on behalf of Seller by an authorized officer of Seller, in that capacity, to that effect.

         (b) Performance of Covenants of Seller. Seller shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the applicable Closing Date. Seller shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing, and Seller shall not have breached in any material respect any covenant that prevents Purchaser from fulfilling its obligations under this Agreement.

         (c) Closing Deliveries of Seller. Purchaser will have received from Seller the following items:

                  (i) one or more special warranty deeds, as applicable, in a form reasonably acceptable to Purchaser and Seller (the "DEED"), duly executed and acknowledged by Seller or applicable Assigning Affiliates for all Fee Properties that are 1031 Properties;

                  (ii) an assignment, in a form reasonably acceptable to Purchaser and Seller (the "ASSIGNMENT OF MEMBERSHIP INTERESTS"), to effect the Transfer of 98% of the membership interests in the Master LLC from the Master LLC Members to Purchaser (or its Affiliate);

                  (iii) one or more bills of sale, in a form reasonably acceptable to Purchaser and Seller (the "BILL OF SALE"), duly executed by Seller or the applicable Assigning Affiliate for all Acquired Assets that are appropriately the subject of sale by such instrument;

                  (iv) one or more assignments (but at least one for each Lease with respect to a 1031 Property) of Seller's or the applicable Assigning Affiliate's interest, as lessor, in the Leases of 1031 Properties and the Tenant Security Deposits, in a form reasonably acceptable to Purchaser and Seller (the "LEASE ASSIGNMENT"), duly executed by Seller or the applicable Assigning Affiliate for all Leases that are appropriately the subject of assignment by such instrument;

                  (v) one or more assignments (but at least one for each Ground Lease with respect to a 1031 Property) of Seller's or the applicable Assigning Affiliate's interest in and under in the Ground Leases of 1031 Properties, in a form reasonably acceptable to Purchaser and Seller (the "GROUND LEASE ASSIGNMENT"), duly executed by Seller or the applicable Assigning Affiliate for all Ground Leases of a 1031 Property that are appropriately the subject of assignment by such instrument;

                  (vi) one or more assignments (but at least one for each Sublease) of Seller's or the applicable Assigning Affiliate's interest in and under the Subleases, in a form reasonably acceptable to Purchaser and Seller (the "SUBLEASE ASSIGNMENT"), duly executed by Seller or the applicable Assigning Affiliate for all Subleases that are appropriately the subject of assignment by such instrument;

                  (vii) one or more assignments of Seller's or the applicable Assigning Affiliate's interest in the Contracts and the Licenses and Permits, in a form reasonably acceptable to Purchaser and Seller (the "CONTRACT ASSIGNMENT"), duly executed by Seller or the applicable Assigning Affiliate for all Properties that are appropriately the subject of assignment by such instrument;

                  (viii) the Tenant Notice Letters, duly executed by Seller or the applicable Assigning Affiliate;

                  (ix) a certificate, in form reasonably acceptable to Purchaser and Seller, certifying that Seller or the applicable Assigning Affiliate is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any other document required under applicable laws to be executed by Seller or the applicable Assigning Affiliate in connection with any recordation and/or transfer tax applicable to the transaction contemplated by this Agreement, duly executed by Seller or the applicable Assigning Affiliate;

                  (x) a counterpart original of the Closing Statement, duly executed by Seller;

                  (xi) the Tenant Security Deposits as part of an adjustment to the Purchase Price;

                  (xii) a Schedule showing any changes as of 5 Business Days prior to the applicable Closing Date, to the Rent Roll and SCHEDULE 4.4(c)-1, together with a certificate, in a form reasonably acceptable to Purchaser and Seller, certifying as to the accuracy of the updated Rent Roll (as of the Closing Date) and the information pertaining to the leases identified on
Schedule 4.4(c)(as of the Closing Date), duly executed by Seller;

                  (xiii) an assignment, if necessary, in form and substance reasonably satisfactory to Purchaser of all rights to condemnation awards or insurance proceeds, if any, in accordance with Article VIII;

                  (xiv) IRS Form 1099 duly executed by Seller and each applicable Assigning Affiliate;

                  (xv) the title affidavits and the other affidavits, documents and information set forth in Section 6.1(k);

                  (xvi) any transferable bonds, warranties or guaranties which are in any way applicable to the Properties, and are in Seller's and/or any Assigning Affiliate's possession or control, together with an assignment thereof duly executed by Seller or the applicable Assigning Affiliate in form and substance reasonably acceptable to Purchaser;

                  (xvii) any certificates or similar documents, if any, required by any Governmental Entity in connection with the sale of the Acquired Assets;

                  (xviii) the Tenant estoppel certificates, Seller estoppel certificates and other documents required pursuant to Section 6.3;

                  (xix) a certificate of Seller stating the principal balance of the Assumed Indebtedness and each Prepayment Loan as of the date of Closing;

                  (xx) all documents necessary to effect the assignment and assumption of the Assumed Indebtedness, duly executed by Seller or the applicable Assigning Affiliate;

                  (xxi) a certificate of Seller identifying the documents evidencing each Lease (and all amendments and modifications thereto) for each Tenant identified on SCHEDULE 6.3 (or any other Tenant required by the lenders in connection with the Assumed Indebtedness) that failed to deliver an estoppel certificate pursuant to Section 6.3;

                  (xxii) an updated list of Material Contracts as of a date no more than 3 Business Days before the applicable Closing Date;

                  (xxiii) a letter from Seller directing its attorneys and accountants who are in possession of any Records and Plans and any agreements relating to the Properties to deliver original copies thereof to Purchaser upon request of Purchaser; and

                  (xxiv) all other documents reasonably required by Purchaser in order to perfect the conveyance, transfer and assignment of the Properties or of the other Acquired Assets, including without limitation, any assignments of real estate tax claims that are required pursuant to this Agreement and any notices to third parties under REAs and Material Contracts.

         Within five (5) days after Closing, Seller will deliver, or will cause to be delivered, to Purchaser (at such location(s) that Purchaser will designate at or prior to Closing) all original Leases, Ground Leases, Subleases and REAs (and all files, memoranda and correspondence associated with each Lease, Ground Lease, Sublease and REA), Contracts, Assumed Loan Documents (and all files related thereto), Assumed Liability Documents (and all files related thereto), Licenses and Permits, Records and Plans, and all other documentation relating to the Properties in Seller's or any Assigning Affiliate's possession.

         (d) Third Party Consents. Seller has obtained the consents of third parties set forth on SCHEDULE 9.6(d).

         9.7. Release of Master LLC and Master LLC Subsidiaries. At the Closing of the Transfer of the applicable membership interests of the Master LLC to Purchaser (or its Affiliate), Seller and each Assigning Affiliate shall be deemed to have waived and released the Master LLC and each Master LLC Subsidiary from all Claims which Seller and/or each Assigning Affiliate may have as of the Closing Date against the Master LLC, each Master LLC Subsidiary, and their respective members, partners, officers, directors, owners, representatives, agents, contractors, subcontractors, successors and assigns, provided, however, that this Section 9.7 shall not apply to, nor affect in any way, the rights of each Master LLC Member under the Master LLC Agreement.

                  X. TERMINATION, DEFAULT, AMENDMENT AND WAIVER

         10.1. Termination. This Agreement may be terminated at any time prior to the applicable Closing Date:

         (a) by mutual written consent of the parties at any time prior to Closing, whereupon the Deposit shall be returned to Purchaser;

         (b) by Seller, if there is a material inaccuracy in any of Purchaser's representations or warranties or there has been a material breach by Purchaser of its covenants or obligations under this Agreement, which breach is not cured within fifteen (15) days following written notice of such breach by Purchaser to Seller;

         (c) by either Seller or Purchaser, if the Transfer of substantially all of the Acquired Assets (which would exclude those Properties subject to a permitted delayed Closing in accordance with this Agreement) is not consummated by one hundred eighty (180) days following the scheduled Closing Date or such later date or to which the parties may agree in their respective sole and absolute discretion (the "DROP DEAD DATE"), whereupon the Deposit shall be returned to Purchaser, provided, in the case of termination pursuant to this
Section 10.1(c), the terminating party shall not have breached its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section;

         (d)      by Purchaser with respect to a Dropped Property as provided in
Section 7.12;

         (e) by Purchaser or Seller with respect to a Dropped Property as provided in Section 7.23;

         (f)      by Purchaser pursuant to Section 10.2; and

         (g)      by Seller pursuant to Section 10.3.

         10.2.    Seller Defaults.

         (a) Purchaser will promptly provide written notice to Seller upon having knowledge of any breach by Seller and/or any Assigning Affiliate prior to Closing of its representations and warranties set forth in this Agreement and any of their covenants or other obligations hereunder (collectively "PRE-CLOSING BREACHES"). For the purpose of this Agreement, a default, breach, failure of Seller and/or any Assigning Affiliate under this Agreement, shall be deemed a "Seller default" hereunder, provided, however, with respect to Pre-Closing Breaches which involve the Property Reps. and Warranties, Seller shall only be responsible for curing such Pre-Closing Breaches to the extent such Pre-Closing Breaches exceed the Deductible. Seller shall promptly cure all Pre-Closing Breaches within fifteen (15) days after receipt of Purchaser's notice. Notwithstanding the foregoing, any unintentional breach of a representation or warranty which is discovered prior to Closing, shall be subject to Section 4.19.

         (b) With respect to the time period prior to Transfer of substantially all of the Acquired Assets (as determined by the thresholds set forth in Sections 9.1(d) and (e) hereof), if Seller fails to cure such Pre-Closing Breaches within fifteen (15) days after receipt of Purchaser's notice, then Purchaser shall have the right to elect one (1) of the following remedies:

(i) terminate this Agreement with respect to a Property subject to the Pre-Closing Breaches in accordance with Section 7.12, (ii) sue for actual damages directly related to such Pre-Closing Breach, or (iii) sue for specific performance of this Agreement. Except as provided in this Section 10.2 or
Section 11.2, Purchaser will have no other remedy or right to seek any other damages at law or remedy in equity with respect to such Pre-Closing Breaches.

         (c) With respect to the time period after the Transfer of substantially all of the Acquired Assets (as determined by the thresholds set forth in Sections 9.1(d) and (e) hereof), if Seller fails to cure such Pre-Closing Breaches within fifteen (15) days after receipt of Purchaser's notice, then Purchaser shall have the right to elect one (1) of the following remedies: (i) terminate this Agreement with respect to a Property subject to the Pre-Closing Breaches in accordance with Section 7.12, or (ii) sue for specific performance of this Agreement. Except as provided in this Section 10.2 or
Section 11.2, Purchaser will have no other remedy or right to seek any other damages at law or remedy in equity with respect to such Pre-Closing Breaches.

         10.3. Purchaser Defaults. Notwithstanding anything to the contrary contained in this Agreement, if (i) Purchaser has failed to satisfy the conditions set forth in Section 9.5(b) and Purchaser's failure shall continue for more than ten (10) days after receipt written notice from Seller of such failure and (ii) there exists no Pre-Closing Breaches and all conditions set forth in Section 9.6 have been satisfied, then Seller's and each Assigning Affiliate's sole and exclusive remedy will be to TERMINATE THIS AGREEMENT AND TO COLLECTIVELY RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES, AT WHICH TIME THIS AGREEMENT WILL BE NULL AND VOID AND NEITHER PARTY SHALL HAVE ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT FOR SECTION 3.2(c). Seller, each Assigning Affiliate, and Purchaser all acknowledge and agree that (i) the Deposit is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller and/or the applicable Assigning Affiliate as a result of having withdrawn the Acquired Assets from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the Deposit in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Deposit shall be and constitutes valid liquidated damages and not a penalty.

         10.4. Effect of Termination. In the event of termination of the entire Agreement by either Seller or Purchaser as provided in Article X, this Agreement will forthwith become void and have no further effect, without any liability or obligation on the part of Purchaser or Seller (other than with respect to liabilities or obligations which are expressly provided to survive any such termination) including without limitation the obligation to pay for title insurance cancellation fees, which provisions survive such termination.

         10.5. Amendment. This Agreement may be amended by the parties in writing at any time before the applicable Closing Date. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         10.6. Extension; Waiver. At any time prior to the applicable Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

         10.7. Excuses for Non-Performance. In addition to specific provisions of this Agreement, and notwithstanding anything contained in this Agreement, each party shall be excused from performing any obligation or undertaking under this Agreement, except any obligation to pay any sums of money under the applicable provisions hereof (unless: (i) such payment is conditioned upon performance of an obligation or undertaking excused by Article X or (ii) such funds are unavailable due to the closure of a financial institution or capital market due to reasons beyond the control of Seller or Purchaser, in which event, the obligation to pay any sums of money will be excused as provided in Article X and/or during the time of such closure), the time for such performance shall be extended, and the party shall not be deemed to be in default in the event and so long as the performance of such obligation is prevented or delayed, retarded or hindered by insurrection; strikes; lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of terrorists; acts of war; epidemics; quarantine restrictions; freight embargoes; lack of normal transportation; governmental restrictions or priority; unusually severe weather; acts or failure to act of any public or governmental agency or entity; or any other cause beyond the control or without the fault of the party claiming an extension of time to perform, provided that the party benefiting from this
Section 10.7 has commenced and is assiduously pursuing all reasonable and available means and measures necessary to minimize or eliminate such delay resulting from any such causes or conditions.

                          XI SURVIVAL; INDEMNIFICATION

         11.1. Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall survive the applicable Closing Date indefinitely, except for those representations and warranties contained in Sections 4.4, 4.5, 4.7, 4.9, 4.10, 4.11 and 4.12 which shall only survive for a period of 18 months following the applicable Closing Date.

         11.2. Indemnification by Seller. (a) From and after the applicable Closing Date, Seller shall, subject to the provisions of this Article XI, indemnify, defend and hold harmless Purchaser and its subsidiaries, Affiliates and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "PURCHASER INDEMNITEES"), from and against any and all actions, proceedings, costs, damages (excluding consequential and other indirect damages other than diminution in value of the Acquired Assets resulting from an event subject to indemnification hereunder), claims, losses, liabilities (absolute and contingent), fines, penalties, payments, costs and expenses (including reasonable counsel fees, interest, penalties and disbursements, but excluding any costs, damages, claims, liabilities, fines, penalties, payments, costs and expenses to the extent that an indemnitee recovers with respect thereto pursuant to any insurance policy) (collectively, "LOSSES"), that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, breach of any representation or warranty, covenant or agreement by Seller made in this Agreement or any document or instrument delivered pursuant hereto (including any Seller estoppel delivered under Section 6.3) or any Excluded Liabilities. This
Section 11.1 will include Pre-Closing Breaches that are not waived or cured and survive Closing pursuant to this Agreement, provided, however, that Purchaser may not provide a notice (as provided in Section 11.4 below) or commence any action, suit or proceeding or otherwise seek recourse with respect to any Claim (or multiple Claims) for breaches of Property Reps. and Warranties unless as a result of such Claim (or multiple Claims) with respect to a Shopping Center for which the Losses: (i) equal or exceed $25,000 with respect to Claims which effect annual net operating income with respect to a breach of a representation or warranty under Section 4.4(b) or Section 4.4(c) relative to the Rent Roll or other rental income, and/or (ii) equal or exceed $300,000 with respect to Claims associated with all other breaches of a Property Reps. and Warranties. In the event that Purchaser (or its Affiliate) is entitled to pursue a Claim (or multiple Claims) in accordance with the preceding sentence, Purchaser's (or its Affiliate's) right to recover is limited to recovering only for such Losses: (y) which exceed $25,000 of lost net annual operating income for any one (1) Shopping Center with respect to a breach of a representation or warranty under
Section 4.4(b) or Section 4.4(c) relative to the Rent Roll or other rental income, and (z) which exceed $300,000 for any one (1) Shopping Center with respect to any other breaches of Property Reps. and Warranties (the "DEDUCTIBLE"). Notwithstanding the foregoing, the Deductible shall not apply with respect to any indemnity obligations set forth in subsections 11.2(b), (c),
(d), (e), (f) and/or (g).

         (b) Seller shall indemnify, defend and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, all broker and similar commissions relating the Properties, including those commissions identified on SCHEDULE 4.4(b), all brokers and finders claiming by, through or under Seller and in any way relating to the sale and purchase of the Acquired Assets pursuant to this Agreement, including, without limitation, reasonable attorneys' fees and disbursements incurred by Purchaser Indemnitees in connection with such Losses.

         (c) Seller shall indemnify, defend and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, any Mortgage Tax Indemnification Agreements entered into by Seller, any Affiliate of Seller (including any Assigning Affiliate) prior to Closing. The indemnity set forth in this Section 11.2(c) shall survive only until the original maturity date of the loan which included Mortgage Tax Indemnification Agreement and shall apply only with respect to the Assumed Indebtedness in place as of the Closing Date (i.e., does not apply any increased debt undertaken by Purchaser or its Affiliate or any restructuring of the Assumed Indebtedness).

         (d) Seller shall indemnify, defend and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to any management agreement that was not terminated at Closing and/or any guaranty, indemnity or other obligation described on SCHEDULE 6.4 entered into by Seller, any Affiliate of Seller (including any Assigning Affiliate) prior to Closing.

         (e) Seller shall indemnify, defend and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser

Indemnitees arising out of, or relating to, any Master LLC Transfers without first obtaining the necessary consents and approvals and/or any other defaults under any of the Benderson Loan Documents which arise prior to Closing.

         (f) Seller shall indemnify, defend and hold harmless Purchaser Indemnitees from and against any and all Losses arising out of, or relating to,
(i) the failure to have the Liens referenced on SCHEDULE 4.9(a)-1 released from the Excluded Assets on or before Closing, (ii) the Construction Obligations,
(iii) the subdivisions contemplated under Section 7.14, (iv) the Excluded Assets (including, but not limited to, violations of Laws and/or breaches or defaults under Leases resulting from the Excluded Assets not being included with, or part of, the Properties), (v) failure to obtain all the applicable consents necessary to Transfer the Acquired Assets in accordance with the terms of this Agreement,
(vi) the Drainage Easement, and/or Seller's failure to cause the abandonment of such Drainage Easement, (vii) any tax audit relating to the Master LLC and/or any Master LLC Subsidiaries with respect to the time period prior to Closing,
(viii) the potential default alleged by Target that there exists a maximum height violation with respect to the Best Buy building at the Shopping Center know as Boulevard Consumer Square (Property #2245), (ix) any waste disposal contracts between Seller (or and Assigning Affiliates) and BFI, (x) failure to obtain the consents required under the Obletz Loan in connection with the Transfer of Boulevard Consumer Square to Purchaser (or its Affiliate), (xi) any assignment, assumption and/or prepayment fees and costs that may be due under the Obletz Loan (provided, however, this indemnity shall exclude any fees or payments which may be due to Purchaser (or its Affiliate) in its capacity as the holder/mortgagee with respect to the 89.5% interest in the note and mortgage), and (x) any matter whatsoever relating to any of the employees identified on
SCHEDULE 4.12(g).

         11.3. Indemnification by Purchaser. (a) From and after the applicable Closing Date, Purchaser, subject to the provisions of this Article XI, shall indemnify, defend and hold harmless Seller and each Assigning Affiliate and their respective members, partners, managers, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "SELLER INDEMNITEES"), from and against any and all Losses that may be asserted against or suffered or incurred by Seller Indemnitees arising out of, or relating to, any breach of any representation, warranty, covenant or agreement on the part of Purchaser made in this Agreement or any document or instrument delivered pursuant hereto, any Assumed Liabilities, or any action or omission Seller or any Assigning Affiliate has taken or omitted at Purchaser's direction under Section 1.6, or any violation or alleged violation of federal or state securities laws resulting from the disclosure of or omission of information in any securities filing or offering document of Purchaser concerning Seller or any Assigning Affiliate.

         (b) Purchaser shall indemnify and hold harmless Seller Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Seller Indemnitees arising out of, or relating to, all brokers and finders claiming by, through or under Purchaser and in any way relating to the sale and purchase of the Acquired Assets pursuant to this Agreement, including, without limitation, reasonable attorneys' fees and disbursements incurred by Seller Indemnitees in connection with such Losses.

         (c) Purchaser shall indemnify and hold harmless Seller Indemnitees from and against any and all Losses arising out of, or relating to, (i) all Purchaser Transfer Taxes, (ii) any guaranty made by Purchaser (or any Affiliate of Purchaser) in favor of any lender, the effect of which is to make the assets of the Master LLC security in favor of such lender.

         11.4. Notice and Resolution of Claims. (a) Notice. Each Person entitled to indemnification pursuant to Section 11.1 or 11.3 (an "INDEMNITEE") shall give written notice to the indemnifying party or parties from whom indemnity is sought (the "INDEMNIFYING PARTY"), promptly after obtaining knowledge of any claim that it may have under Section 11.1 or 11.3, as applicable. The notice shall set forth in reasonable detail the claim and the basis for indemnification. Failure to give the notice in a timely manner shall not release the indemnifying Party from its obligations under Section 11.1 or 11.3, as applicable, except to the extent that the failure materially prejudices the ability of the Indemnifying Party to contest that claim.

         (b) Defense of Third Party Claims. If a claim for indemnification pursuant to Section 11.2 or 11.3 shall arise from any action that would reasonably be expected to result in an indemnifiable claim from a third party (a "THIRD PARTY CLAIM"), the Indemnifying Party may assume the defense of the Third Party Claim, provided the Indemnifying Party proceeds with diligence and in good faith with respect thereto. If the Indemnifying Party assumes the defense of the Third Party Claim, the defense shall be conducted by counsel chosen by the Indemnifying Party, which shall be reasonably acceptable to Indemnitee, provided that the Indemnitee shall retain the right to employ its own counsel and participate in the defense of the Third Party Claim which shall be at its own expense unless (i) the Indemnitee is advised by counsel reasonably satisfactory to the Indemnifying Party, that use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or (iii) the Indemnifying Party shall authorize the Indemnitee in writing to employ separate counsel at the expense of the Indemnifying Party. In no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel (other than local counsel) for all Indemnified Parties with respect to any claim indemnified under this Article XI Notwithstanding the foregoing provisions of this Section 11.4(b), (i) no Indemnifying Party shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 11.2 or 11.3 without the Indemnitee's prior written consent unless as part of the settlement the Indemnitee is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnitee, adversely affect the Indemnitee's business or require the Indemnitee to admit any wrongdoing, and (ii) no Indemnitee shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 11.2 or 11.3 without the Indemnifying Party's prior written consent unless as part of the settlement the Indemnifying Party is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnifying Party, adversely affect the Indemnifying Party's business or require the Indemnifying Party to admit any wrongdoing.

         11.5. Exclusive Remedy. The provisions of this Article XI shall constitute the sole and exclusive remedy of Purchaser, on the one hand, and Seller, on the other, for any Losses suffered by either of them from and after the Closing on account of any breach by the other of any representations, warranties, covenants or agreements contained in this Agreement or any document or instrument delivered pursuant hereto (including any Seller estoppel delivered under Section 6.3), except with respect to payment obligations under Article II and the indemnity obligations under Sections 2.7, 3.2(c) and 6.4. Notwithstanding the foregoing, the remedy of specific performance will be available in respect of the following covenants that survive Closing: the last sentence of Section 2.4(b)(v) and Sections 1.6, 6.1(n), and 6.7, and Article X and the entirety of Article VII.

                             XII. GENERAL PROVISIONS

         12.1. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be delivered personally, sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

                  if to Seller and/or each Assigning Affiliate, to:

                  Benderson Development Company, Inc.
                  8441 Cooper Creek Boulevard
                  Bradenton, FL 34201
                  Attention: Randall Benderson, President

                          with a copy to:

                          David H. Baldauf, Esq.
                          Senior Vice President and General Counsel
                          Benderson Development Company, Inc.
                          8441 Cooper Creek Boulevard
                          Bradenton, FL 34201

                  if to Purchaser to:

                  Developers Diversified Realty Corporation
                  3300 Enterprise Parkway
                  Beachwood, OH 44122
                  Attention: Scott A. Wolstein
                             CEO and Chairman of the Board

                          with a copy to:

                          Joan U. Allgood
                          Senior Vice President and Secretary
                          Developers Diversified Realty Corporation
                          3300 Enterprise Parkway
                          Beachwood, OH 44122
                          and with a copy to:

                          David E. Weiss, Esq.
                          Vice President and General Counsel
                          Developers Diversified Realty Corporation
                          3300 Enterprise Parkway
                          Beachwood, OH 44122

                  if to Escrow Holder:

                  Chicago Title Insurance Company
                  c/o Linda Green, Esq.
                  113 St. Clair Avenue, N.E., Suite 400
                  Cleveland, OH 44114

All notices will be deemed given only when actually received.

         12.2. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule such reference will be to a Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which such party or its counsel participated in the drafting thereof or by any reason of the extent to which such provision is consistent with any prior draft hereof.

         12.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature.

         12.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Schedules and Exhibits attached hereto and the documents and instruments delivered and to be delivered hereunder constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will continue in all respects. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Persons entitled to indemnification hereunder, and in each case their respective successors, heirs, legal representatives and permitted assigns.

         12.5. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

         12.6. Assignment. Except as otherwise provided in this Section 12.6 or in Section 12.7 below, neither this Agreement, nor any of the rights, interests or obligations under this

Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser shall have the right to assign all or portions of this Agreement to one or more Affiliates or nominees of Purchaser without the consent of Seller, provided that the applicable Affiliate or nominee agrees to assume all of the obligations of "Purchaser" hereunder with respect to the portion of the Agreement assigned to such Affiliate or nominee. Any such assignment shall not release Purchaser of its obligations under this Agreement. In addition, Purchaser (or the successor Affiliates and/or nominees) may designate any nominee to take title to any or all of the Acquired Assets by notice to Seller given at least 20 days prior to Closing, provided that the Person that made such designation will remain liable to Seller with respect to all liabilities and obligations to be assumed by the transferee with respect to such Acquired Assets. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         12.7. Like Kind Exchange. Purchaser acknowledges that Seller (and/or one or more of the Assigning Affiliates) may elect, by notice to Purchaser at least 20 days prior to Closing, to Transfer one or more of the 1031 Properties in connection with a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Purchaser agrees to cooperate in all reasonable respects in connection therewith, provided that Purchaser shall not be required to incur any additional expense or liability as a result of such cooperation. Seller (on its behalf or on behalf of the applicable Assigning Affiliate) may assign its rights under this Agreement to any Person in order to affect such like-kind exchange.

         12.8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in New York County, State of New York, this being in addition to any other remedy to which they are entitled at law or in equity, but subject to Article X and Article XI. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal or state court sitting in New York County, State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         12.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         12.10. No Recordation. Seller and Purchaser agree that neither this Agreement nor any memorandum or notice thereof shall be recorded.

         12.11. Joint and Several Liability. The obligations of Great Lakes, BDCI and the Benderson Trusts hereunder shall be joint and several.

         12.12. Consent. In any instance in which any party to this Agreement shall be requested to consent to or approve of any matter with respect to which such party's consent or approval is required by this Agreement, such consent or approval or any disapproval shall be given in writing. Such consent or approval may be given or refused in the sole judgment or discretion of such party, unless this Agreement with respect to a particular consent or approval shall expressly provide that the same shall not be unreasonably withheld, delayed or conditioned.

         12.13. Time of Essence. Except as otherwise specifically provided in this Agreement, time is of the essence of this Agreement and each and every provision hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                           SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                GREAT LAKES HOLDINGS, LLC,
                                a New York limited liability company
                                on its own behalf and on behalf of all Assigning Affiliates

                                By: /s/ David H. Baldauf
                                    --------------------------------------------
                                Name: David H. Baldauf, Manager

                                BENDERSON DEVELOPMENT COMPANY, INC.,
                                a New York corporation

                                By: /s/ Randall Benderson
                                    --------------------------------------------
                                Name: Randall Benderson, President

                                David H. Baldauf, as trustee under a trust agreement dated September 22, 1993, known as The Randall Benderson 1993-1 Trust

                                By: /s/ David H. Baldauf
                                    --------------------------------------------
                                Name: David H. Baldauf, Trustee

                                David H. Baldauf, as trustee under a trust agreement dated December 29, 1995, known as The Ronald Benderson 1995 Trust

                                By: /s/ David H. Baldauf
                                    --------------------------------------------
                                Name: David H. Baldauf, Trustee

                                David H. Baldauf, as trustee under a trust agreement dated October 14, 1985 known as The Benderson 85-1 Trust

                                By: /s/ David H. Baldauf
                                    --------------------------------------------
                                Name: David H. Baldauf, Trustee

                                David H. Baldauf, as trustee under certain trust agreements dated December 26, 1989 known as The Brett Benderson 1989 Trust, The Todd Benderson 1989 Trust, The Shaun Benderson 1989 Trust, and The Evan Benderson 1989 Trust.

                                By: /s/ David H. Baldauf
                                    -------------------------
                                Name: David H. Baldauf, Trustee

                                DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                By:
                                   --------------------------------------------
                                Name: Joan U. Allgood, Senior Vice President

                                David H. Baldauf, as trustee under certain trust agreements dated December 26, 1989 known as The Brett Henderson 1989 Trust, The Todd Benderson 1989 Trust, The Shaun Benderson 1989 Trust, and The Evan Benderson 1989 Trust.

                                By:
                                   ---------------------------------------------
                                Name: David H. Baldauf, Trustee

                                DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                By: /s/ Joan U. Allgood
                                    --------------------------------------------
                                Name: Joan U. Allgood, Senior Vice President

                  ESCROW HOLDER'S ACKNOWLEDGMENT AND AGREEMENT

         The undersigned on behalf of CHICAGO TITLE INSURANCE COMPANY acknowledges receipt of the $100,000,000 Deposit and agrees to act as the Escrow Holder in accordance with the provisions of the foregoing Agreement (subject to Escrow Holder's standard conditions of escrow to the extent not inconsistent with this Agreement) and the following additional terms:

         (a) Escrow Holder shall hold the Deposit furnished by Purchaser (EIN 34-1723097) in accordance with the Agreement in an interest-bearing account at a federally-insured institution designated by Purchaser and Seller until the Closing or sooner termination of the Agreement and shall pay over or apply the Deposit in accordance with the terms of the Agreement and terms set forth below.

         (b) Except as otherwise provided in the subsequent sentence, Escrow Holder shall not transfer or apply all or any portion of the Deposit unless Purchaser and Seller both authorize such transfer or application in writing.

         (c) Notwithstanding any of the foregoing provisions, in the event of a dispute over the Deposit, Escrow Holder may transfer the Deposit to the County Clerk for the New York Supreme Court for New York County (Civil Branch), pursuant to an action in interpleader. Escrow Holder shall give written notice of such transfer to Seller and Purchaser. Upon such transfer, Escrow Holder shall be relieved and discharged of all further obligations and responsibilities hereunder.

         (d) Escrow Holder may continue to hold the interest accrued on the Deposit until the party entitled to receive such interest has provided Escrow Holder with an executed Internal Revenue Service Form W-9.

         (e) Purchaser and Seller acknowledge that Escrow Holder is acting solely as a stakeholder at their request and for their convenience, that Escrow Holder shall not be deemed to be the agent of either of them. All reasonable expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by Escrow Holder in connection with a dispute involving the Deposit and its obligations hereunder shall be paid by Seller and Purchaser, each paying half of such costs and expense. There are no fees or other amounts payable to Escrow Holder for or in respect of its services or other duties under or in respect of this Agreement.

         (f) Escrow Holder shall not be responsible for any loss or delay occasioned by the closure or insolvency of the financial institution into which Escrow Holder deposited the Deposit. Escrow Holder shall not be responsible for the dishonor of any check, money order, draft, negotiable instrument, or other financial document received by Escrow Holder under this Agreement.

         (g) It is expressly agreed that this Agreement is for the sole benefit of the parties hereto and shall not be construed or deemed to be made for the benefit of any other parties.

         (h) This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

         (i) All notices and deliveries to the Escrow Holder shall be made to:

                                Chicago Title Insurance Company
                                c/o Linda Green, Esq.
                                113 St. Clair Avenue, N.E., Suite 400
                                Cleveland, OH 44114
                                Phone: (216) 696-1275
                                Fax: (216)696-8107

                                        CHICAGO TITLE INSURANCE COMPANY

                                        By: /s/ Charles W. Cashin III
                                            ------------------------------------
                                        Name: Charles W. Cashin III
                                        Its: Vice-President
                                        Date: 4/2/04

INSTRUCTIONS TO ESCROW HOLDER: upon signing the foregoing acknowledgment and agreement, fax a signed copy to:

Paul Wells, Esq.                               Phone No. (716) 878-9449
Benderson Development Company, Inc.            Fax No. (716) 878-9694

Michael S. Owendoff, Esq.                      Phone No. (216) 586-7183
Jones Day                                      Fax No. (216) 579-0212

                                       80